EXECUTION VERSION

Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 23, 2011, among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), each additional Dollar Revolving Loan Borrower (as defined in the Credit Agreement referred to below), each additional Alternate Currency Revolving Loan Borrower (as defined in the Credit Agreement referred to below) and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Corporation, the other Borrowers, the Lenders from time to time party thereto, the Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers, are parties to that certain Credit Agreement, dated as of April 20, 2010 (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the Corporation, the other Borrowers and the Administrative Agent wish to amend certain provisions of the Credit Agreement as contemplated by Section 13.12(k) of the Credit Agreement;

NOW, THEREFORE, it is agreed:

PART I.	Amendments.

SECTION 1. The Credit Agreement is hereby amended to incorporate the changes reflected in the redline version of the Credit Agreement attached hereto as Annex I.

SECTION 2. The Credit Agreement is hereby further amended by adding thereto Exhibit C-12 and Exhibit C-13 in the forms attached hereto as Annex II and Annex III, respectively.

SECTION 3. The Credit Agreement is hereby further amended by restating each of Exhibit A, Exhibit C-1, Exhibit D, Exhibit H-1 and Exhibit I in the forms attached hereto as Annex IV, Annex V, Annex VI, Annex VII and Annex VIII, respectively.

PART II.	Miscellaneous Provisions.

A. Each Guarantor, by its signature below, hereby confirms that (i) its Guaranty shall remain in full force and effect and (ii) its Guaranty covers its Relevant Guaranteed Obligations, in each case after giving effect to this Amendment.

B. In order to induce the Administrative Agent to enter into this Amendment, the Corporation represents and warrants to the Lenders that, on the Amendment Effective Date, (as defined below) before, as of and after giving effect to this Amendment and the transactions contemplated hereby, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

C. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

E. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

F. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions has been satisfied:

(i) each Borrower and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent (or its designee);

(ii) the Administrative Agent shall have received from Weil, Gotshal & Manges LLP, an opinion addressed to the Administrative Agent, dated the Amendment Effective Date, covering this Amendment and any other such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request; and

(iii) the Corporation shall have paid (or caused to be paid) to the Agents and the Lenders all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent and the Lenders to the extent then due.

G. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified by this Amendment on the Amendment Effective Date. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

STARWOOD HOTELS & RESORTS
WORLDWIDE, INC., as a Domestic Dollar Revolving Loan Borrower and Guarantor

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Vice President and Treasurer

STARWOOD JAPAN HOLDINGS PTE. LTD.,
as an Alternate Currency Revolving Loan Borrower

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Attorney

CIGAHOTELS ESPAÑA, S.L.U., as an Alternate
Currency Revolving Loan Borrower

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Attorney

Signature Page to Starwood (2010) Amendment

SHERATON HOTELS (U.K.) PLC, as an
Alternate Currency Revolving Loan Borrower

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Attorney

STARWOOD FINANCE EUROPE LIMITED, as
an Alternate Currency Revolving Loan Borrower

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Attorney

STARWOOD ITALIA S.R.L., as an Alternate
Currency Revolving Loan Borrower

By:	/s/ Timothy C. Fetten
Name: Timothy C. Fetten
Title: Attorney

Signature Page to Starwood (2010) Amendment

Executed by Sheraton on the Park Pty Ltd by the party’s attorney pursuant to the power of attorney dated 19 April 2010 who states that no notice of revocation of the power of attorney has been received in the presence of:	SHERATON ON THE PARK PTY LTD (ABN 14 003 366 550), as an Alternate Currency Revolving Loan Borrower

/s/ Rosemarie L. McIntyre	/s/ Kristen W. Prohl
Witness	Attorney

Rosemarie L. McIntyre	Kristen W. Prohl
Name of Witness (print)	Name of Attorney (print)

Signature Page to Starwood (2010) Amendment

CLOCKTOWER HOTEL LIMITED
PARTNERSHIP, as an Alternate Currency Revolving Loan Borrower

By: STARWOOD CANADA ULC, its General Partner

By:	/s/ Kristen Williams Prohl
Name: Kristen Williams Prohl
Title: Vice President and Secretary

Signature Page to Starwood (2010) Amendment

OPERADORA SHERATON S.A. DE C.V.,
as an Alternate Currency Revolving Loan Borrower

By:	/s/ Maria delos Angeles Islas Mendoza
Name: Maria delos Angeles Islas Mendoza
Title: Attorney in fact

Signature Page to Starwood (2010) Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ GEORGE R. REYNOLDS
Name: GEORGE R. REYNOLDS
Title: DIRECTOR

By:	/s/ JAMES ROLISON
Name: JAMES ROLISON
Title: MANAGING DIRECTOR

Signature Page to Starwood (2010) Amendment

ANNEX I

[CREDIT AGREEMENT REDLINE]

CREDIT AGREEMENT

among

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,

CERTAIN ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWERS,

CERTAIN ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWERS,

VARIOUS LENDERS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT,

JPMORGAN CHASE BANK, N.A.,

as SYNDICATION AGENT,

and

DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES INC.

and BANC OF AMERICA SECURITIES LLC,

as LEAD ARRANGERS and BOOK RUNNING MANAGERS

Dated as of April 20, 2010

BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA, CITICORP, THE ROYAL BANK OF

SCOTLAND PLC, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK and HSBC BANK USA,

N.A.,

as CO-DOCUMENTATION AGENTS

TABLE OF CONTENTS

Page
SECTION 1.	AMOUNT AND TERMS OF CREDIT	1

1.01	The Commitments	1
1.02	Minimum Amount of Each Borrowing	4
1.03	Notice of Borrowing	5
1.04	Competitive Bid Borrowings	6
1.05	Disbursement of Funds	8
1.06	Notes	9
1.07	Conversions	~~18~~19
1.08	Pro Rata Borrowings	~~19~~20
1.09	Interest	~~19~~20
1.10	Interest Periods	~~23~~24
1.11	Increased Costs, Illegality, etc.	~~25~~26
1.12	Compensation	~~28~~29
1.13	Lending Offices; Changes Thereto	~~28~~29
1.14	Replacement of Lenders	~~29~~30
1.15	Bankers’ Acceptance Provisions	~~30~~31
1.16	European Monetary Union	~~31~~32
1.17	Special Provisions Regarding RL Lenders, Alternate Currency Revolving Loans and Alternate Currency Letters of Credit	~~31~~32
1.18	Special Provisions Applicable to the Total Canadian Dollar Revolving Loan
	Sub-Commitment	~~35~~36
1.19	Incremental Revolving Loan Commitments	~~36~~37

SECTION 2.	LETTERS OF CREDIT	~~40~~41

2.01	Letters of Credit	~~40~~41
2.02	Maximum Letter of Credit Outstandings; Final Maturities; etc.	~~41~~42
2.03	Letter of Credit Requests; Notices of Issuance	~~42~~43
2.04	Letter of Credit Participations	~~43~~44
2.05	Agreement to Repay Letter of Credit Drawings	~~46~~47
2.06	Increased Costs	~~48~~49

SECTION 3.	FEES; REDUCTIONS OF COMMITMENT	~~48~~50

3.01	Fees	~~48~~50
3.02	Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment	~~50~~51
3.03	Mandatory Reduction of Commitments	~~51~~52

SECTION 4.	PREPAYMENTS; PAYMENTS; TAXES	~~51~~52

4.01	Voluntary Prepayments	~~51~~52

(i)

4.02	Mandatory Repayments and Commitment Reductions	~~52~~54
4.03	Method and Place of Payment	~~56~~57
4.04	Net Payments	~~56~~58

SECTION 5.	CONDITIONS PRECEDENT TO INITIAL CREDIT EVENTS	~~59~~61
5.01	Execution of Agreement; Notes	~~59~~61
5.02	Opinions of Counsel	~~59~~61
5.03	Corporate Documents; Proceedings; etc.	~~60~~61
5.04	Fees, etc.	~~60~~62
5.05	Refinancing; etc.	~~60~~62
5.06	Outstanding Indebtedness and Preferred Stock	~~60~~62
5.07	Adverse Change, etc.	~~61~~62
5.08	Litigation	~~61~~63
5.09	Projections; Solvency Certificate	~~61~~63

SECTION 6.	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	~~62~~63
6.01	No Default; Representations and Warranties	~~62~~64
6.02	Notice of Borrowing; Competitive Bid Loans; Letter of Credit Request	~~62~~64
6.03	Election to Become an Alternate Currency Revolving Loan Borrower	~~62~~64
6.04	Election to Become a Domestic Dollar Revolving Loan Borrower	~~63~~65

SECTION 7.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~64~~65
7.01	Existence; Compliance with Law	~~64~~66
7.02	Power; Authorization; Enforceable Obligations	~~65~~66
7.03	Financial Statements; Financial Condition; Undisclosed Liabilities;
	Projections; etc.	~~65~~67
7.04	Litigation	~~66~~68
7.05	True and Complete Disclosure	~~67~~69
7.06	Use of Proceeds	~~67~~69
7.07	Taxes	~~67~~69
7.08	Compliance with ERISA	~~67~~69
7.09	Property	~~68~~70
7.10	Investment Company Act	~~68~~70
7.11	Environmental Matters	~~69~~70
7.12	Intellectual Property, Licenses, Franchises and Formulas	~~69~~71
7.13	Scheduled Existing Indebtedness, etc.	~~70~~71

SECTION 8.	AFFIRMATIVE COVENANTS	~~70~~72
8.01	Information Covenants	~~70~~72
8.02	Books, Records and Inspections	~~72~~74
8.03	Maintenance of Insurance	~~72~~74
8.04	Corporate Franchises	~~72~~74
8.05	Compliance with Statutes, etc.	~~73~~75
8.06	ERISA	~~73~~75
8.07	End of Fiscal Years; Fiscal Quarters	~~73~~75

(ii)

8.08	Maintenance of Properties	~~73~~75
8.09	Payment of Taxes	~~74~~76

SECTION 9.	NEGATIVE COVENANTS	~~74~~76
9.01	Liens	~~74~~76
9.02	Consolidation, Merger, Sale of Assets, Lease Obligations, etc.	~~77~~79
9.03	Restricted Payments	~~78~~80
9.04	Consolidated Interest Coverage Ratio	~~79~~81
9.05	Maximum Consolidated Leverage Ratio	~~79~~81
9.06	Business	~~80~~82
9.07	Transaction with Affiliates.	~~80~~82

SECTION 10.	EVENTS OF DEFAULT	~~81~~83
10.01	Payments	~~81~~83
10.02	Representations, etc.	~~81~~83
10.03	Covenants	~~81~~83
10.04	Default Under Other Agreements	~~81~~83
10.05	Bankruptcy, etc.	~~82~~84
10.06	ERISA	~~82~~84
10.07	Guaranties	~~82~~84
10.08	Judgments	~~83~~85
10.09	Change of Control	~~83~~85

SECTION 11.	DEFINITIONS AND ACCOUNTING TERMS	~~84~~86
11.01	Defined Terms	~~84~~86

SECTION 12.	THE AGENTS	~~136~~140
12.01	Appointment	~~136~~140
12.02	Nature of Duties	~~136~~141
12.03	Lack of Reliance on the Agents	~~137~~141
12.04	Certain Rights of the Agents	~~137~~142
12.05	Reliance	~~138~~142
12.06	Indemnification	~~138~~142
12.07	Each Agent in its Individual Capacity	~~138~~143
12.08	Holders	~~139~~143
12.09	Resignation by, or Removal of, the Agents	~~139~~143

SECTION 13.	MISCELLANEOUS	~~140~~144
13.01	Payment of Expenses, etc.	~~140~~144
13.02	Right of Setoff	~~141~~146
13.03	Notices	~~142~~146
13.04	Benefit of Agreement; Assignments; Participations	~~142~~146
13.05	No Waiver; Remedies Cumulative	~~145~~149
13.06	Payments Pro Rata	~~145~~150
13.07	Calculations; Computations	~~146~~150

(iii)

13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~147~~151
13.09	Counterparts	~~148~~152
13.10	Effectiveness	~~148~~152
13.11	Headings Descriptive	~~148~~152
13.12	Amendment or Waiver; etc.	~~148~~152
13.13	Survival	~~155~~159
13.14	Domicile of Loans	~~155~~159
13.15	Register	~~155~~160
13.16	Judgment Currency	~~156~~160
13.17	Confidentiality	~~157~~161
13.18	Patriot Act	~~158~~162
13.19.	Interest Rate Limitation	~~158~~162
13.20.	No Fiduciary Duty	~~158~~162
13.21.	No Novation, Etc	163

SECTION 14.	BORROWER GUARANTY	~~159~~164

14.01	The Guaranty	~~159~~164
14.02	Bankruptcy	~~159~~164
14.03	Nature of Liability	~~159~~164
14.04	Independent Obligation	~~160~~165
14.05	Authorization	~~160~~165
14.06	Reliance	~~161~~166
14.07	Subordination	~~161~~166
14.08	Waiver	~~162~~167
14.09	Payments	~~163~~168
14.10	Consent to Additional Obligations	~~163~~168
14.11	Fraudulent Conveyance Limitation	~~163~~168

SECTION 15.	SPECIAL PROVISIONS REGARDING ENFORCEMENT UNDER THE
LAWS OF SPAIN		~~164~~169

15.01	Administrative Agent Accounting	~~164~~169
15.02	Individual Account of Each Spanish Alternate Currency RL Lender	~~164~~169
15.03	Determination of Balance Due in the Event of Enforcement Before the
	Spanish Courts	~~164~~169
15.04	Enforcement Before the Spanish Courts	~~165~~170
15.05	Public Deed	~~165~~170

(iv)

SCHEDULE I-A	Commitments
SCHEDULE I-B	Alternate Currency Revolving Loan Sub-Commitments
SCHEDULE II	Lender Addresses and Applicable Lending Offices
SCHEDULE III	Certain Provisions Relating to Bankers’ Acceptances
SCHEDULE IV	Calculation of the Mandatory Costs
SCHEDULE V	Enforceability Reservations
SCHEDULE 1.15(b)	Existing Bankers’ Acceptances
SCHEDULE 2.01(c)	Existing Letters of Credit
SCHEDULE 5.06	Subsidiary Preferred Stock
SCHEDULE 7.13	Scheduled Existing Indebtedness
SCHEDULE 9.01	Existing Liens

EXHIBIT A	Notice of Borrowing
EXHIBIT B	Notice of Competitive Bid Borrowing
EXHIBIT C-1	Domestic Dollar Revolving Note
EXHIBIT C-2	Canadian Dollar Revolving Note
EXHIBIT C-3	Sterling Revolving Note
EXHIBIT C-4	Euro I Revolving Note
EXHIBIT C-5	Euro II Revolving Note
EXHIBIT C-6	Euro III Revolving Note
EXHIBIT C-7	Australian Dollar Revolving Note
EXHIBIT C-8	Yen Revolving Note
EXHIBIT C-9	Other Permitted LIBOR-Based Alternate Currency Revolving Note
EXHIBIT C-10	Mexican Pesos Revolving Note
EXHIBIT C-11	Swingline Note
EXHIBIT C-12	Dollar I Revolving Note
EXHIBIT C-13	Dollar II Revolving Note
EXHIBIT D	Letter of Credit Request
EXHIBIT E	Section 4.04(b)(ii) Certificate
EXHIBIT F-1	Opinion of Weil, Gotshal & Manges LLP, special counsel to the Credit Parties
EXHIBIT F-2	Opinion of Venable LLP, special Maryland counsel to the Corporation
EXHIBIT G	Officers’ Certificate
EXHIBIT H-1	Election to Become an Alternate Currency Revolving Loan Borrower
EXHIBIT H-2	Election to Become a Domestic Dollar Revolving Loan Borrower
EXHIBIT I	Assignment and Assumption Agreement
EXHIBIT J	Incremental Revolving Loan Commitment Agreement

(v)

CREDIT AGREEMENT, dated as of April 20, 2010, among STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the “Corporation”), each additional Domestic Dollar Revolving Loan Borrower from time to time party hereto, each additional Alternate Currency Revolving Loan Borrower from time to time party hereto, the Lenders party hereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A, as Syndication Agent (in such capacity, the “Syndication Agent”), and DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Lead Arrangers and Book Running Managers (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. Amount and Terms of Credit.

1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein (including, on and after the initial Incremental Revolving Loan Commitment Date, in Section 1.19), (x) each RL Lender severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans in Dollars to the respective Domestic Dollar Revolving Loan Borrower requesting the same (each, a “Domestic Dollar Revolving Loan” and, collectively, the “Domestic Dollar Revolving Loans”) and (y) each Alternate Currency RL Lender with an Alternate Currency Revolving Loan Sub-Commitment relating to a given Alternate Currency Revolving Loan Sub-Tranche severally agrees, at any time and from time to time during the Revolving Credit Period, to make a revolving loan or revolving loans to the respective Alternate Currency Revolving Loan Borrower under such Alternate Currency Revolving Loan Sub-Tranche in the respective Available Currency elected by such Alternate Currency Revolving Loan Borrower (each, an “Alternate Currency Revolving Loan” and, collectively, the “Alternate Currency Revolving Loans”) (with the revolving loans made to the various Borrowers pursuant to this Section 1.01(a) being herein called a “Revolving Loan” and, collectively, the “Revolving Loans”), which Revolving Loans:

(i) shall, in the case of Domestic Dollar Revolving Loans, at the option of the respective Domestic Dollar Revolving Loan Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided herein, all Domestic Dollar Revolving Loans comprising the same Borrowing shall be of the same Type;

(ii) shall, in the case of Alternate Currency Revolving Loans, be made and maintained in the respective Available Currency elected by the respective Alternate Currency Revolving Loan Borrower, provided that (I) all Canadian Dollar Revolving Loans shall, at the option of the respective Alternate Currency Revolving Loan Borrower, be made by each Alternate Currency RL Lender with a Canadian Dollar Revolving Loan Sub-Commitment either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) the creation and discount of Bankers’ Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule III hereto (the terms and conditions of which shall be deemed incorporated by reference into this Agreement) and (II) all Foreign Dollar Revolving Loans shall, at the option of the respective Foreign Dollar Revolving Loan Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, further, that except as otherwise specifically provided herein, all Foreign Dollar Revolving Loans comprising the same Borrowing shall be of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not, in the case of Alternate Currency Revolving Loans made under a given Alternate Currency Revolving Loan Sub-Tranche by any Alternate Currency RL Lender, be made at any time if, at the time of making any such Alternate Currency Revolving Loans and after giving effect thereto, the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of such Alternate Currency RL Lender relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed the Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender relating to such Alternate Currency Revolving Loan Sub-Tranche at such time;

(v) shall not, in the case of Alternate Currency Revolving Loans made in a given Other Permitted LIBOR-Based Alternate Currency, be made at any time if, at the time of making any such Alternate Currency Revolving Loans and after giving effect thereto, the Aggregate Other Permitted LIBOR-Based Alternate Currency Revolving Credit Exposure relating to such Other Permitted LIBOR-Based Alternate Currency would exceed $50,000,000 at such time;

(vi) shall not, in the case of Alternate Currency Revolving Loans made in a given Permitted Non-LIBOR-Based Alternate Currency, be made at any time if, at the time of making any such Alternate Currency Revolving Loans and after giving effect thereto, the Aggregate Permitted Non-LIBOR-Based Alternate Currency Revolving Credit Exposure relating to such Permitted Non-LIBOR-Based Alternate Currency would exceed $50,000,000 at such time;

(vii) shall not, in the case of Alternate Currency Revolving Loans, be made at any time if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 at such time; and

(viii) shall not, in the case of all Revolving Loans, be made at any time if, after giving effect thereto, (x) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment at such time or (y) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect.

(b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Corporation, which Swingline Loans (i) shall be made and maintained in Dollars, (ii) shall be made and maintained as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (or be required to be made) on any date if, after giving effect thereto, (x) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect or (y) the Individual Revolving Credit Exposure of any RL Lender would exceed its Revolving Loan Commitment as then in effect, and (v) shall not exceed in aggregate principal amount at any time outstanding, the Maximum Swingline Amount. The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (to which arrangements each Lender hereby grants its consent), including by cash collateralizing such Defaulting Lender’s Domestic RL Dollar Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”). Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Lenders or (iii) that the Administrative Agent in good faith believes such Default or Event of Default has ceased to exist.

(c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Domestic Dollar Revolving Loans by the Corporation (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10). In such case, a Borrowing (or Borrowings) of Domestic Dollar Revolving Loans by the Corporation constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all RL Lenders (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each Lender’s Domestic RL Dollar Percentage or, if a Sharing Event then exists, pro rata based on each RL Lender’s RL Percentage (in each case determined on such date, but before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Domestic Dollar Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of any Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. If any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Corporation), then each such RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Corporation on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such RL Lenders to share in such Swingline Loans ratably based upon their respective Domestic RL Dollar Percentages or, if a Sharing Event exists on the date otherwise required above, pro rata based upon their respective RL Percentages (in each case determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the respective participation would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first day and at the rate otherwise applicable to Domestic Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(d) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees that any Borrower may, in accordance with the procedures established pursuant to Section 1.04, incur a loan or loans (each, a “Competitive Bid Loan” and, collectively, the “Competitive Bid Loans”), denominated in an Available Currency requested by such Borrower, pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Initial Borrowing Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Maturity Date, provided that (i) no Competitive Bid Loan may be made if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 and (ii) no Competitive Bid Loan may be made if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 6, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

1.02 Minimum Amount of Each Borrowing. The aggregate principal amount (or Face Amount, as applicable) of each Borrowing of Loans shall not be less than the respective Minimum Borrowing Amount for the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing; provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (i) ten Borrowings of Domestic Dollar Revolving Loans maintained as Eurodollar Loans, (ii) five Borrowings of Alternate Currency Revolving Loans under a given Alternate Currency Revolving Loan Sub-Tranche maintained as Euro Rate Loans and/or Bankers’ Acceptance Loans (or, in the case of Other Permitted LIBOR-Based Alternate Currency Revolving Loans incurred in a given Other Permitted LIBOR-Based Alternate Currency, five Borrowings of such Other Permitted LIBOR-Based Alternate Currency Revolving Loans incurred in such Other Permitted LIBOR-Based Alternate Currency), and (iii) five Borrowings of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans incurred in a given Permitted Non-LIBOR-Based Alternate Currency.

1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Loans hereunder (excluding (w) Borrowings of Swingline Loans, (x) Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing, (y) Borrowings of Competitive Bid Loans and (z) Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers’ Acceptance Loans as provided in clause (i) of Schedule III), it shall give the Administrative Agent at the Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan or Canadian Prime Rate Loan and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Euro Rate Loan, Bankers’ Acceptance Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 p.m. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.11, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify (i) the name of such Borrower, (ii) the purpose of such Borrowing, (iii) the aggregate principal amount (or Face Amount, as the case may be) of the Loans to be incurred pursuant to such Borrowing (stated in the relevant Available Currency), (iv) the date of such Borrowing (which shall be a Business Day), (v) in the case of Canadian Dollar Revolving Loans, whether the Canadian Dollar Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers’ Acceptance Loans and, if Bankers’ Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule III), (vi) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto, (vii) in the case of Permitted Non-LIBOR Rate Alternate Currency Revolving Loans, the initial Non-LIBOR-Based Interest Period applicable thereto, (viii) in the case of Alternate Currency Revolving Loans, the specific Alternate Currency Revolving Loan Sub-Tranche pursuant to which such Alternate Currency Revolving Loans are to be incurred, and (ix) in the case of Dollar Revolving Loans, whether the Dollar Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever the Corporation desires to incur Swingline Loans hereunder, it shall give the Swingline Lender not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Corporation irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings by it as set forth in Section 1.01(c).

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans) or the respective Issuing Bank (in the case of issuances of Letters of Credit), as the case may be, may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, in good faith to be from an Authorized Officer of such Borrower (or of the Corporation) prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent’s, the Swingline Lender’s or such Issuing Bank’s record of the terms of such telephonic notice.

1.04 Competitive Bid Borrowings. (a) Whenever a Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time), at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit B (each, a “Notice of Competitive Bid Borrowing”), such notice to specify in each case (i) the date (which shall be a Business Day) of the proposed Competitive Bid Borrowing, (ii) the aggregate principal amount of the proposed Competitive Bid Borrowing (stated in the relevant Available Currency), which shall not be less than the Minimum Borrowing Amount applicable thereto, (iii) the maturity date (each, a “Competitive Bid Loan Maturity Date”) for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than seven days after the date of such Competitive Bid Borrowing or later than 360 days after the date of such Competitive Bid Borrowing (but in no event later than the thirtieth day preceding the Maturity Date)), (iv) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), and (v) any other terms to be applicable to such Competitive Bid Borrowing (although all Competitive Bid Borrowings shall be required to be made, and maintained, in an Available Currency). The Administrative Agent shall promptly notify each Bidder RL Lender of each such request for a Competitive Bid Borrowing received by it from a Borrower by transmitting (by way of facsimile) to each such Bidder RL Lender a copy of the related Notice of Competitive Bid Borrowing.

(b) Each Bidder RL Lender shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the respective Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder RL Lender in its sole discretion and determined by such Bidder RL Lender independently of each other Bidder RL Lender, by notifying the Administrative Agent in writing (which notice shall be promptly distributed to the respective Borrower, provided that the Administrative Agent shall not be liable to any Bidder RL Lender or to the respective Borrower for failure to distribute any such notice to the respective Borrower unless such failure resulted from the gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction)), before 10:00 A.M. (New York time) on the date (the “Reply Date”) which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such

Bidder RL Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(d), exceed such RL Lender’s Revolving Loan Commitment (and any relevant Alternate Currency Revolving Loan Sub-Commitment)), and the rate or rates of interest therefor; provided that if the Administrative Agent in its capacity as a Bidder RL Lender shall, in its sole discretion, elect to make any such offer, it shall notify the respective Borrower in writing of such offer before 9:30 A.M. (New York time) on the Reply Date. If any Bidder RL Lender shall elect not to make such an offer, such Bidder RL Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder RL Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder RL Lender to give such notice shall not cause such Bidder RL Lender to be obligated to, and such Bidder RL Lender shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

(c) The respective Borrower shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either:

(1) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice (in writing or by telephone promptly confirmed in writing) to that effect; or

(2) accept one or more of the offers made by any Bidder RL Lender or Bidder RL Lenders pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the respective Borrower by the Administrative Agent on behalf of each such Bidder RL Lender for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder RL Lenders pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Bidder RL Lenders at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the respective Borrower, the respective Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the respective Borrower may elect in its sole discretion.

(d) If the respective Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to clause (c)(1) above, the Administrative Agent shall give prompt written notice thereof to the Bidder RL Lenders and such Competitive Bid Borrowing shall not be made.

(e) If the respective Borrower accepts one or more of the offers made by any Bidder RL Lender or Bidder RL Lenders pursuant to clause (c)(2) above, the Administrative Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each

Bidder RL Lender that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing (stated in the relevant Available Currency) and whether or not any offer or offers made by such Bidder RL Lender pursuant to clause (b) above have been accepted by the respective Borrower and (y) each Bidder RL Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder RL Lender as part of such Competitive Bid Borrowing (stated in the relevant Available Currency).

(f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the respective Borrower and the RL Lenders of the aggregate principal amount of Competitive Bid Loans outstanding to the respective Borrower at such time.

1.05 Disbursement of Funds. No later than 12:00 Noon (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified in Section 1.03(b)(i), (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c) or (z) in the case of Competitive Bid Loans, no later than 10:00 A.M. (local time in the city in which the proceeds of such Competitive Bid Loan are to be made available in accordance with the terms hereof) on the date specified pursuant to Section 1.04(a)), each Lender will make available its pro rata portion (determined in accordance with Section 1.08) of each such Borrowing requested to be made on such date (or (x) in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof and (y) in the case of Competitive Bid Loans, the respective Bidder RL Lenders which are to make Competitive Bid Loans in accordance with Section 1.04(e) shall make available their respective amounts thereof) in the manner provided below. All such amounts will be made available in Dollars (in the case of Dollar Loans) or ~~the~~other applicable Alternate Currency (in the case of Non-Dollar Alternate Currency Loans), as the case may be, and in immediately available funds at the appropriate Payment Office of the Administrative Agent, and the Administrative Agent will make available to the relevant Borrower by depositing to its relevant account as directed by such Borrower, the aggregate of the amounts so made available by the Lenders in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the respective Borrower and, to the extent such corresponding amount has previously been disbursed to such Borrower, such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate as in effect from time to time for the first three days and the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans for each day thereafter (or, in the case of an Alternate Currency Revolving Loan in a given Non-Dollar Alternate Currency, the relevant Euro Rate (as determined on the basis provided in the proviso in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, for the first three days and the interest rate applicable to such Alternate Currency Revolving Loan for each day thereafter) and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans required to be made by it hereunder.

1.06 Notes. (a) Subject to the provisions of the following clause (o), each Borrower’s obligation to pay the principal of (or the Face Amount of, as the case may be), and interest on, the Loans (other than Competitive Bid Loans) made by each Lender to such Borrower shall be evidenced (i) if Domestic Dollar Revolving Loans, by a promissory note duly executed and delivered by the respective Domestic Dollar Revolving Loan Borrower substantially in the form of Exhibit C-1, with blanks appropriately completed in conformity herewith (each, a “Domestic Dollar Revolving Note” and, collectively, the “Domestic Dollar Revolving Notes”), (ii) if Canadian Dollar Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-2, with blanks appropriately completed in conformity herewith (each, a “Canadian Dollar Revolving Note” and, collectively, the “Canadian Dollar Revolving Notes”), (iii) if Sterling Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-3, with blanks appropriately completed in conformity herewith (each, a “Sterling Revolving Note” and, collectively, the “Sterling Revolving Notes”), (iv) if Euro I Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-4 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Euro I Revolving Note” and, collectively, the “Euro I Revolving Notes”), (v) if Euro II Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-5 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Euro II Revolving Note” and, collectively, the “Euro II Revolving Notes”), (vi) if Euro III Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-6 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Euro III Revolving Note” and, collectively, the “Euro III Revolving Notes”), (vii) if Australian Dollar Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-7 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, an “Australian Dollar Revolving Note” and, collectively, the “Australian Dollar Revolving Notes”), (viii) if Yen Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-8 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Yen Revolving Note” and, collectively, the “Yen Revolving Notes”), (ix) if Other Permitted LIBOR-Based Alternate Currency Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-9 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, an “Other Permitted LIBOR-Based Alternate Currency Revolving Note” and, collectively, the “Other Permitted LIBOR-Based Alternate Currency Revolving Notes”), (x) if Mexican Pesos Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-10, with blanks appropriately completed in conformity herewith (each, a “Mexican Pesos Revolving Note” and, collectively, the “Mexican Pesos Revolving Notes”), (xi) if Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower in the form agreed to pursuant to the relevant Non-LIBOR-Based Alternate Currency Amendment, with blanks appropriately completed in conformity herewith (each, an “Other Permitted Non-LIBOR-Based Alternate Currency Revolving Note” and, collectively, the “Other Permitted Non-LIBOR-Based Alternate Currency Revolving Notes”) ~~and,~~ (xii) if Swingline Loans, by a promissory note duly executed and delivered by the Corporation substantially in the form of Exhibit C-11, with blanks appropriately completed in conformity herewith (the “Swingline Note”), (xii) if Dollar I Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-12 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Dollar I Revolving Note” and, collectively, the “Dollar I Revolving Notes”) and (xiii) if Dollar II Revolving Loans, by a promissory note duly executed and delivered by the respective Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit C-13 (with such changes thereto as may be agreed by the respective Alternate Currency Revolving Loan Borrower and such Lender in any given case based on the advice of local counsel), with blanks appropriately completed in conformity herewith (each, a “Dollar II Revolving Note” and, collectively, the “Dollar II Revolving Notes”). The terms of each Competitive Bid Loan shall be evidenced by the respective correspondence between the respective Borrower thereof and the respective Bidder RL Lender pursuant to Section 1.04 and, unless otherwise agreed by the respective Borrower and the respective Bidder RL Lender or unless the respective Bidder RL Lender makes a request pursuant to the immediately succeeding sentence, Competitive Bid Loans shall not be evidenced by promissory notes. If requested by any Lender, the respective Borrower agrees to execute and deliver a promissory note, in form reasonably satisfactory to the respective Lender, evidencing the Competitive Bid Loans of such Lender to such Borrower (with any such promissory notes herein called “Competitive Bid Notes”).

(b) The Domestic Dollar Revolving Note issued by each Domestic Dollar Revolving Loan Borrower to each Lender that has a Revolving Loan Commitment or outstanding Domestic Dollar Revolving Loans shall (i) be executed by the respective Domestic Dollar Revolving Loan Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination of the Revolving Loan Commitment of such Lender, be in a stated principal amount equal to the outstanding Domestic Dollar Revolving Loans of such Lender to the respective Domestic Dollar Revolving Loan Borrower at such time) and be payable in Dollars in the outstanding principal amount of Domestic Dollar Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Canadian Dollar Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Canadian Dollar Revolving Loans to each Lender that has a Canadian Dollar Revolving Loan Sub-Commitment or outstanding Canadian Dollar Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Canadian Dollars) which exceeds by 10% the Canadian Dollar Equivalent (as of the date of issuance) of the respective Lender’s Canadian Dollar Revolving Loan Sub-Commitment; provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Canadian Dollar Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of, and the Face Amount of, as applicable, Canadian Dollar Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Canadian Dollar Revolving Note in an amount equal to the greater of (x) that amount (expressed in Canadian Dollars) which exceeds by 10% the Canadian Dollar Equivalent of the respective Lender’s Canadian Dollar Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of, and the Face Amount of, as applicable, all Canadian Dollar Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Canadian Dollars in the outstanding principal amount of, and Face Amount of, as applicable, the Canadian Dollar Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Canadian Prime Rate Loans evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The Sterling Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Sterling Revolving Loans to each Lender that has a Pounds Sterling Revolving Loan Sub-Commitment or outstanding Sterling Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Pounds Sterling) which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Pounds Sterling Revolving Loan Sub-Commitment; provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Sterling Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Sterling Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Sterling Revolving Note in an amount equal to the greater of (x) that amount (expressed in Pounds Sterling) which at that time exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Pounds Sterling Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Sterling Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Pounds Sterling in the outstanding principal amount of the Sterling Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Sterling Revolving Loans evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) The Euro I Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Euro I Revolving Loans to each Lender that has a Euro I Revolving Loan Sub-Commitment or outstanding Euro I Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Euros) which exceeds by 10% the Euro Equivalent (as of the date of issuance) of the respective Lender’s Euro I Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Euro I Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Euro I Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Euro I Revolving Note in an amount equal to the greater of (x) that amount (expressed in Euros) which exceeds by 10% the Euro Equivalent of the respective Lender’s Euro I Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Euro I Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Euros in the outstanding principal amount of the Euro I Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Euro I Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(f) The Euro II Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Euro II Revolving Loans to each Lender that has a Euro II Revolving Loan Sub-Commitment or outstanding Euro II Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Euros) which exceeds by 10% the Euro Equivalent (as of the date of issuance) of the respective Lender’s Euro II Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Euro II Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Euro II Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Euro II Revolving Note in an amount equal to the greater of (x) that amount (expressed in Euros) which exceeds by 10% the Euro Equivalent of the respective Lender’s Euro II Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Euro II Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Euros in the outstanding principal amount of the Euro II Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Euro II Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(g) The Euro III Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Euro III Revolving Loans to each Lender that has a Euro III Revolving Loan Sub-Commitment or outstanding Euro III Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Euros) which exceeds by 10% the Euro Equivalent (as of the date of issuance) of the respective Lender’s Euro III Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Euro III Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Euro III Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate

Currency Revolving Loan Borrower shall promptly execute and deliver) a new Euro III Revolving Note in an amount equal to the greater of (x) that amount (expressed in Euros) which exceeds by 10% the Euro Equivalent of the respective Lender’s Euro III Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Euro III Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Euros in the outstanding principal amount of the Euro III Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Euro III Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(h) The Australian Dollar Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Australian Dollar Revolving Loans to each Lender that has an Australian Dollar Revolving Loan Sub-Commitment or outstanding Australian Dollar Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Australian Dollars) which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Australian Dollar Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Australian Dollar Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Australian Dollar Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Australian Dollar Revolving Note in an amount equal to the greater of (x) that amount (expressed in Australian Dollars) which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Australian Dollar Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Australian Dollar Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Australian Dollars in the outstanding principal amount of the Australian Dollar Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Australian Dollar Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(i) The Yen Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Yen Revolving Loans to each Lender that has a Yen Revolving Loan Sub-Commitment or outstanding Yen Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Yen)

which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Yen Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Yen Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Yen Revolving Loans made by such Lender at any time outstanding and evidenced thereby, the respective Lender may request (and in such case the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Yen Revolving Note in an amount equal to the greater of (x) that amount (expressed in Yen) which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Yen Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Yen Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Yen in the outstanding principal amount of the Yen Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Yen Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(j) The Other Permitted LIBOR-Based Alternate Currency Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Other Permitted LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted LIBOR-Based Alternate Currency to each Lender that has an Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment or outstanding Other Permitted LIBOR-Based Alternate Currency Revolving Loans denominated in such Other Permitted LIBOR-Based Alternate Currency shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in the respective Other Permitted LIBOR-Based Alternate Currency) which exceeds by 10% the relevant LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Other Permitted LIBOR-Based Alternate Currency Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender relating to a given Other Permitted LIBOR-Based Alternate Currency would not be at least as great as the outstanding principal amount of Other Permitted LIBOR-Based Alternate Currency Revolving Loans made by such Lender in such Other Permitted LIBOR-Based Alternate Currency at any time and evidenced thereby, the respective Lender may request (and, in such case, the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Other Permitted LIBOR-Based Alternate Currency Revolving Note in an amount equal to the greater of (x) that amount (expressed in the respective Other Permitted LIBOR-Based Alternate Currency) which exceeds by 10% the LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Other Permitted LIBOR-Based Alternate Currency Revolving Loans made in such Other Permitted LIBOR-Based Alternate

Currency by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in the respective Other Permitted LIBOR-Based Alternate Currency in the outstanding principal amount of the Other Permitted LIBOR-Based Alternate Currency Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Other Permitted LIBOR-Based Alternate Currency Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(k) The Mexican Pesos Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Mexican Pesos Revolving Loans to each Lender that has a Mexican Pesos Revolving Loan Sub-Commitment or outstanding Mexican Pesos Revolving Loans shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Mexican Pesos) which exceeds by 10% the relevant Non-LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Mexican Pesos Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Mexican Pesos Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender would not be at least as great as the outstanding principal amount of Mexican Pesos Revolving Loans made by such Lender at any time and evidenced thereby, the respective Lender may request (and, in such case, the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Mexican Pesos Revolving Note in an amount equal to the greater of (x) that amount (expressed in Mexican Pesos) which exceeds by 10% the relevant Non-LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Mexican Pesos Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Mexican Pesos Revolving Loans made by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in Mexican Pesos in the outstanding principal amount of the Mexican Pesos Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Mexican Pesos Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents. In the event that the Applicable Margin applicable to any Mexican Pesos Revolving Loan changes after delivery of a Mexican Pesos Revolving Note by the respective Alternate Currency Revolving Loan Borrower, upon request of the applicable Lender with a Mexican Pesos Revolving Loan Sub-Commitment or outstanding Mexican Pesos Revolving Loans, the respective Alternate Currency Revolving Loan Borrower shall deliver to such Lender a replacement Mexican Pesos Revolving Note which reflects the new Applicable Margin applicable to such Mexican Pesos Revolving Loan.

(l) The Other Permitted Non-LIBOR-Based Alternate Currency Revolving Note issued by each Alternate Currency Revolving Loan Borrower that desires to incur Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted

Non-LIBOR-Based Alternate Currency to each Lender that has an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment or outstanding Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans denominated in such Other Permitted Non-LIBOR-Based Alternate Currency shall (i) be executed by the respective Alternate Currency Revolving Loan Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in the respective Other Permitted Non-LIBOR-Based Alternate Currency) which exceeds by 10% the relevant Non-LIBOR-Based Alternate Currency Equivalent (as of the date of issuance) of the respective Lender’s Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date or issuance date, as applicable, the amount of the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Note of any Alternate Currency Revolving Loan Borrower held by any Lender relating to a given Other Permitted Non-LIBOR-Based Alternate Currency would not be at least as great as the outstanding principal amount of Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made by such Lender in such Other Permitted Non-LIBOR-Based Alternate Currency at any time and evidenced thereby, the respective Lender may request (and, in such case, the respective Alternate Currency Revolving Loan Borrower shall promptly execute and deliver) a new Other Permitted Non-LIBOR-Based Alternate Currency Revolving Note in an amount equal to the greater of (x) that amount (expressed in the respective Other Permitted Non-LIBOR-Based Alternate Currency) which exceeds by 10% the Non-LIBOR-Based Alternate Currency Equivalent of the respective Lender’s Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment as of the date of such request or (y) the then outstanding principal amount of all Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made in such Other Permitted LIBOR-Based Alternate Currency by such Lender to such Alternate Currency Revolving Loan Borrower, (iv) subject to Section 1.17, be payable in the respective Other Permitted Non-LIBOR-Based Alternate Currency in the outstanding principal amount of the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans evidenced thereby, (v) mature on the Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made to the respective Alternate Currency Revolving Loan Borrower and evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

(m) The Swingline Note issued by the Corporation to the Swingline Lender shall (i) be executed by the Corporation, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date (or, if issued thereafter, the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Swingline Loans to the Corporation evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(n) The Dollar I Revolving Note issued by each Foreign Dollar Revolving Loan Borrower to each Lender that has a Dollar I Revolving Loan Sub-Commitment or outstanding Dollar I Revolving Loans shall (i) be executed by the respective Foreign Dollar Revolving Loan Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Dollar I Revolving Loan Sub-Commitment of such Lender (or, if issued after the termination of the Dollar I Revolving Loan Sub-Commitment of such Lender, be in a stated principal amount equal to the outstanding Foreign Dollar Revolving Loans of such Lender to the respective Foreign Dollar Revolving Loan Borrower at such time) and be payable in Dollars in the outstanding principal amount of Foreign Dollar Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(o) The Dollar II Revolving Note issued by each Foreign Dollar Revolving Loan Borrower to each Lender that has a Dollar II Revolving Loan Sub-Commitment or outstanding Dollar II Revolving Loans shall (i) be executed by the respective Foreign Dollar Revolving Loan Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Dollar II Revolving Loan Sub-Commitment of such Lender (or, if issued after the termination of the Dollar II Revolving Loan Sub-Commitment of such Lender, be in a stated principal amount equal to the outstanding Foreign Dollar Revolving Loans of such Lender to the respective Foreign Dollar Revolving Loan Borrower at such time) and be payable in Dollars in the outstanding principal amount of Foreign Dollar Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(p) ~~(n)~~ Each Lender will note on its internal records the amount of each Loan made by it to each Borrower and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any Bankers’ Acceptances) evidenced thereby. Failure to make any such notation, or any error in such notation, shall not affect any Borrower’s obligations in respect of such Loans. Each Lender’s internal records of the amount of each Loan made by it and each payment in respect thereof shall be final and conclusive absent manifest error.

(q) ~~(o)~~ Notwithstanding anything to the contrary contained in this Section 1.06 or elsewhere in this Agreement, Revolving Notes, Swingline Notes and Competitive Bid Notes shall only be delivered to Lenders with Loans of the respective Tranches which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans of any Tranche or to any Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related

Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (~~n~~p). At any time when any Lender requests the delivery of a Note to evidence its Loans of any Tranche, the respective Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

(r) ~~(p)~~ For the avoidance of doubt, all Euro Revolving Notes issued by a Spanish Alternate Currency Revolving Loan Borrower, shall be considered as “pagarés” under the laws of Spain, and they shall not be understood as bonds or any other securities whose issuance by a Spanish private limited company (“sociedad de responsabilidad limitada”) is prohibited pursuant to Article 9 of Law 2/1995 dated March 23, on Limited Liability Companies (“ Ley de Sociedades de Responsabilidad Limitada”).

1.07 Conversions. (a) Each Dollar Revolving Loan Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount (for the Type of Dollar Revolving Loan into which the conversion is being made), of the outstanding principal amount of Dollar Revolving Loans made to such Dollar Revolving Loan Borrower pursuant to one or more Borrowings of one or more Types of Dollar Revolving Loans into a Borrowing of another Type of Dollar Revolving Loan, provided that, (i) Dollar Revolving Loans shall not be permitted to be converted into Non-Dollar Alternate Currency Revolving Loans, (ii) if Eurodollar Loans are converted into Base Rate Loans on a date other than the last day of an Interest Period applicable to the Dollar Revolving Loans being converted, the respective Dollar Revolving Loan Borrower shall compensate the applicable Lenders for any breakage costs incurred in connection therewith as set forth in Section 1.12, (iii) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount for Eurodollar Loans, (iv) unless the Required Lenders otherwise agree, Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default exists on the date of conversion, and (v) no conversion pursuant to this Section 1.07 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the respective Dollar Revolving Loan Borrower giving the Administrative Agent at the Notice Office, prior to 2:00 p.m. (New York time), at least three Business Days’ prior notice (each, a “Notice of Conversion”) specifying the Borrowing or Borrowings pursuant to which such Dollar Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Revolving Loans.

(b) Each Alternate Currency Revolving Loan Borrower shall be entitled: (i) to convert from time to time any Borrowing of Canadian Prime Rate Loans then outstanding into a Borrowing of Bankers’ Acceptance Loans in an aggregate Face Amount equal to the aggregate principal amount (in Canadian Dollars) of the outstanding Canadian Prime Rate Loans pursuant to such Borrowing, provided that the applicable Alternate Currency Revolving Loan Borrower shall pay the proceeds of such Bankers’ Acceptance Loans, together with such additional funds as may be required, to the Administrative Agent for the account of the relevant Alternate Currency RL Lenders to repay such Borrowing of outstanding Canadian Prime Rate Loans, and provided further that such Canadian Prime Rate Loans are repaid and such Bankers’ Acceptance Loans are obtained, in each case in accordance with Section 1, Schedule III and any other applicable provisions of this Agreement; and (ii) contemporaneously with the maturity of any outstanding Bankers’ Acceptance Loans, to obtain Bankers’ Acceptance Loans or Canadian Prime Rate Loans in an aggregate Face Amount or principal amount, as the case may be, equal to the aggregate Face Amount of such maturing Bankers’ Acceptance Loans, provided that the applicable Alternate Currency Revolving Loan Borrower shall pay the proceeds of such new Canadian Dollar Revolving Loan, together with such additional funds as may be required, to the Administrative Agent for the account of the relevant Alternate Currency RL Lenders to repay such maturing Bankers’ Acceptance Loans, and provided further that such new Canadian Dollar Revolving Loans are obtained in accordance with Section 1, Schedule III and any other applicable provisions of this Agreement.

(c) Mandatory conversions of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule III. Except as otherwise provided under Section 1.17, Bankers’ Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the respective Bankers’ Acceptance Loan.

1.08 Pro Rata Borrowings. (i) Subject to the provisions of Section 1.17(c) and, in the case of Mandatory Borrowings, Section 1.01(c), all Borrowings of Domestic Dollar Revolving Loans under this Agreement (including all Mandatory Borrowings) shall be incurred from the RL Lenders pro rata on the basis of their Domestic RL Dollar Percentages and (ii) all Borrowings of Alternate Currency Revolving Loans in a given Alternate Currency made pursuant to a given Alternate Currency Revolving Loan Sub-Tranche shall be incurred from the Alternate Currency RL Lenders pro rata on the basis of their Alternate Currency RL Percentages relating to such Alternate Currency Revolving Loan Sub-Tranche. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.09 Interest. (a) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.07, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) Each Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration, prepayment or otherwise) and (y) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.07, 1.10 or 1.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the Eurodollar Rate for such Interest Period.

(c) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower (which shall, in the case of a conversion pursuant to clause (i) of Schedule III, be deemed to be the date upon which a maturing Bankers’ Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers’ Acceptances) until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

(d) With respect to Bankers’ Acceptance Loans, Acceptance Fees shall be payable in connection therewith as provided in clause (g) of Schedule III. Until maturity of the respective Banker’s Acceptances, interest shall not otherwise be payable with respect thereto.

(e) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period plus any Mandatory Costs.

(f) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus EURIBOR for such Interest Period plus any Mandatory Costs.

(g) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Australian Dollar Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period plus any Mandatory Costs.

(h) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Yen Revolving Loan made to such Borrower from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period plus any Mandatory Costs.

(i) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Other Permitted LIBOR-Based Alternate Currency Revolving Loan made to such Borrower in a given Other Permitted LIBOR-Based Alternate Currency from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency LIBOR Rate for such Interest Period plus any Mandatory Costs.

(j) Each Alternate Currency Revolving Loan Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Permitted Non-LIBOR-Based Alternate Currency Revolving Loan made to such Borrower in a given Permitted Non-LIBOR-Based Alternate Currency from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Non-LIBOR-Based Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time plus the relevant Alternate Currency Non-LIBOR Rate for such Non-LIBOR-Based Interest Period plus any Mandatory Costs.

(k) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to Section 1.04(b) by the Bidder RL Lender or Bidder RL Lenders, as the case may be, making such Competitive Bid Loan and accepted by such Borrower pursuant to Section 1.04(c)(2).

(l) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Dollar Revolving Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) for Canadian Prime Rate Loans plus the Canadian Prime Rate as in effect from time to time, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Revolving Loans and any other amounts owing in Pounds Sterling, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leverage-Based Level” VI pricing as shown in the definition of Applicable Margin) plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (3) in the case of overdue principal of, and interest or other amounts owing in respect of, Euro Revolving Loans, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) plus EURIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respective amounts comparable to the amount not paid plus any Mandatory Costs, (4) in the case of overdue principal of, and interest or other amounts owing in respect of, Australian Dollar Revolving Loans, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and

“Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respective amounts comparable to the amount not paid plus any Mandatory Costs, (5) in the case of overdue principal of, and interest or other amounts owing in respect of, Yen Revolving Loans, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respective amounts comparable to the amount not paid plus any Mandatory Costs, (6) in the case of overdue principal of, and interest or other amounts owing in respect of, Other Permitted LIBOR-Based Alternate Currency Revolving Loans, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) plus the relevant Alternate Currency LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respective amounts comparable to the amount not paid plus any Mandatory Costs, (7) in the case of overdue principal of, and interest or other amounts owing in respect of, Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, equal to 2% per annum in excess of the Applicable Margin (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) plus the relevant Alternate Currency Non-LIBOR Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respective amounts comparable to the amount not paid plus any Mandatory Costs and (8) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans from time to time (calculated based on “Ratings-Based Level” 6 and “Leveraged-Based Level” VI pricing as shown in the definition of Applicable Margin) and (y) the rate which is 2% in excess of the rate then borne by such Loans.

(m) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, in arrears on each Quarterly Payment Date, (ii) in the case of any Eurodollar Loan, on the date of any conversion to a Base Rate Loan pursuant to Section 1.07, 1.10 or 1.11, as applicable (on the amount so converted), (iii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto (or, in the case of any Interest Period with a duration in excess of three months, at the date which occurs three calendar months after the first day of such Interest Period, as well as on the last day of the respective Interest Period), (iv) in respect of each Mexican Pesos Revolving Loan, on the last day of each Mexican Pesos Interest Period applicable thereto, (v) in respect of each Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, at the times specified in the relevant Non-LIBOR-Based Alternate Currency Amendment, (vi) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (vii) in respect of each Loan (other than Bankers’ Acceptances), on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that, in the case of Dollar Revolving Loans maintained as Base Rate Loans, interest shall not be payable pursuant to preceding clause (vii) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with a permanent reduction of the Total Revolving Loan Commitment, and (viii) in respect of overdue interest on any Loan, on demand.

(n) Upon each Interest Determination Date with respect to any Euro Rate Loan, the Administrative Agent shall determine the respective Euro Rate for the respective Interest Period or Interest Periods to be applicable to Euro Rate Loans and shall promptly notify the respective Borrower and the Lenders thereof. Upon each Interest Determination Date with respect to any Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, the Administrative Agent shall determine the respective Alternate Currency Non-LIBOR Rate for the respective Non-LIBOR-Based Interest Period or Non-LIBOR-Based Interest Periods to be applicable to such Permitted Non-LIBOR-Based Alternate Currency Revolving Loan and shall promptly notify the respective Borrower and the Lenders thereof. Each such determination pursuant to this Section 1.09(n) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.10 Interest Periods. (a) At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an “Interest Period”) applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be (x) a one, two, three or six month period or, if agreed to by each Lender participating in a Borrowing of such Euro Rate Loan, a one-week period or (y) in the case of a Borrowing of Dollar Revolving Loans, a one-year period if (but only if) agreed to by each Lender participating in such Borrowing, provided that:

(i) all Euro Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including, in the case of Dollar Revolving Loans, the date of any conversion thereto from a Dollar Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Borrowing of Euro Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period (other than an Interest Period of one week) for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when any Event of Default is in existence; and

(vi) no Interest Period in respect of any Borrowing of Euro Rate Loans shall be selected which extends beyond the Maturity Date.

Prior to the termination of any Interest Period applicable to Alternate Currency Revolving Loans maintained as Euro Rate Loans, the respective Alternate Currency Revolving Loan Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be subsequently applicable thereto), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the relevant Minimum Borrowing Amount. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Alternate Currency Revolving Loans, to select a one-month Interest Period for such Non-Dollar Alternate Currency Revolving Loans, in either case effective as of the expiration date of such current Interest Period.

(b) The interest period (each, a “Mexican Pesos Interest Period”) applicable to any Mexican Pesos Revolving Loan shall be (x) in the case of the initial Mexican Pesos Interest Period applicable thereto, the period beginning on (and including) the date of the Borrowing of such Mexican Pesos Revolving Loan and ending on (but excluding, for purposes of calculating interest) the last Business Day of the then current calendar month and (y) in the case of each subsequent Mexican Pesos Interest Period for such Borrowing, the period beginning on (and including) the last day of the preceding Mexican Pesos Interest Period and ending on (but excluding, for purposes of calculating interest) the day that is 28 days thereafter, provided that:

(i) all Mexican Pesos Revolving Loans comprising a single Borrowing shall at all times have the same Mexican Pesos Interest Period;

(ii) if any Mexican Pesos Interest Period for a Mexican Pesos Revolving Loan would otherwise expire on a day which is not a Business Day, such Mexican Pesos Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Mexican Pesos Interest Period for a Mexican Pesos Revolving Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Mexican Pesos Interest Period shall expire on the next preceding Business Day; and

(iii) no Mexican Pesos Interest Period in respect of any Borrowing of Mexican Pesos Revolving Loans shall be selected which extends beyond the Maturity Date.

1.11 Increased Costs, Illegality, etc. (a) If any Lender (or, with respect to clauses (i) and (iv) below, the Administrative Agent) shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate or Alternate Currency Non- LIBOR Rate, as the case may be; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, as the case may be, because of (x) any change arising after the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to a change in official reserve requirements (except to the extent covered by Section 1.11(d) in respect of Alternate Currency Revolving Loans or included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or (y) the Eurodollar Rate with respect to any Eurodollar Loan not adequately and fairly reflecting the cost to such Lender of funding such Eurodollar Loan; or

(iii) at any time after the Effective Date, that the making or continuance of any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the applicable interbank market; or

(iv) at any time that any Non-Dollar Alternate Currency is not available in sufficient amounts to fund any Borrowing of Non-Dollar Alternate Currency Revolving Loans requested pursuant to Section 1.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) or (iv) above) shall promptly give notice (by telephone promptly confirmed in writing) to the respective Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) or (ii)(y) above, (A) if Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Dollar Revolving Loan Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the respective Dollar Revolving Loan Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the respective Dollar Revolving

Loan Borrower, (B) if any Non-Dollar Alternate Currency Revolving Loan maintained as a Euro Rate Loan is so affected, the relevant Euro Rate shall be determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate, and (C) if any Alternate Currency Revolving Loan maintained as a Mexican Pesos Revolving Loan is so affected, the TIIE Rate shall be determined on the basis provided in the second proviso appearing in the definition of TIIE Rate, (x) in the case of clause (ii)(x) above, the respective Borrower shall pay to such Lender, upon its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the respective Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Non-Dollar Alternate Currency Revolving Loans (exclusive of Non-Dollar Alternate Currency Revolving Loans which have theretofore been funded) shall no longer be available in the respective Non-Dollar Alternate Currency or Non-Dollar Alternate Currencies until such time as the Administrative Agent notifies the Alternate Currency Revolving Loan Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by any Alternate Currency Revolving Loan Borrower with respect to such Non-Dollar Alternate Currency Revolving Loans which have not been incurred shall be deemed rescinded by the respective Alternate Currency Revolving Loan Borrower.

(b) At any time that any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the respective Borrower may (and in the case of a Euro Rate Loan or a Permitted Non-LIBOR-Based Alternate Currency Revolving Loan affected by the circumstances described in Section 1.11(a)(iii) shall) either (x) if the affected Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent or (y) if the affected Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, request the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.11(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)) and (B) in the case of an Non-Dollar Alternate Currency Revolving Loan maintained as a Euro Rate Loan, ~~repay such Alternate Currency Revolving Loan in full~~, or a Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, repay such Alternate Currency Revolving Loan in full; provided that (i) if the circumstances described in Section 1.11(a)(iii) apply to any such Non-Dollar Alternate Currency Revolving Loan, the respective Alternate Currency Revolving Loan Borrower may, in lieu of taking the actions described above, maintain such Non-Dollar Alternate Currency Revolving Loan outstanding, in which case the applicable Euro Rate or Alternate Currency Non-LIBOR Rate, as

the case may be, shall be determined on the basis provided (x) in the case of a Euro Rate Loan, in the proviso appearing in the definition of the relevant Euro Rate, (y) in the case of a Mexican Pesos Revolving Loan, in the second proviso appearing in the definition of TIIE Rate and (z) in the case of any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, in the applicable Non-LIBOR Based Alternate Currency Amendment, unless the maintenance of such Non-Dollar Alternate Currency Revolving Loan outstanding on such basis would not stop the conditions described in Section 1.11(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.11(b).

(c) If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the Effective Date) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the National Association of Insurance Commissioners (“NAIC”) or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Corporation agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Corporation, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) If any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Euro Rate Loans or any Permitted Non-LIBOR-Based Alternate Currency Revolving Loan or any category of liabilities which includes deposits by reference to which the interest rate on any Euro Rate Loan or Permitted Non-LIBOR-Based Alternate Currency Revolving Loan is determined or any category of extensions of credit or other assets which includes loans of the same or similar type as any Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, then, unless such reserves are already being charged for pursuant to Section 1.11(a)(ii), such Lender shall promptly notify the respective Borrower or Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the respective

Borrower or Borrowers shall, and shall be obligated to, pay to such Lender such specified amounts as additional interest at the time that the respective Borrower or Borrowers are otherwise required to pay interest in respect of such Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, or, if later, on written demand therefor by such Lender.

1.12 Compensation. The respective Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or deemed rescinded pursuant to Section 1.11(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, occurs on a date which is not the last day of an Interest Period or Non-LIBOR-Based Interest Period, as the case may be, with respect thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) of any Bankers’ Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers’ Acceptance; (iv) if any prepayment of any Euro Rate Loans, Permitted Non-LIBOR-Based Alternate Currency Revolving Loans or Bankers’ Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower; or (v) as a consequence of (x) any other default by the respective Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender, (y) any election made pursuant to Section 1.11(b) or (z) the replacement of any Lender pursuant to Section 1.14.

1.13 Lending Offices; Changes Thereto. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such with respect to Domestic Dollar Loans and Domestic Dollar Letter of Credit Outstandings versus Alternate Currency Loans and Alternate Currency Letter of Credit Outstandings); provided that, for designations made after the Initial Borrowing Date, (other than any such designation made in connection with a reallocation pursuant to Section 13.12(e)) to the extent such designation shall result in increased costs under Section 1.11, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 1.11(d), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer (as determined in such Lender’s sole discretion) no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 1.11, 2.06 and 4.04.

1.14 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 1.11(d), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of the refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Corporation shall have the right, if no Event of Default and no Specified Default will exist immediately after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and each Lender which at the time of such replacement is an Issuing Bank with respect to one or more outstanding Letters of Credit; provided that:

(i) any Replacement Lender in a replacement pursuant to this Section 1.14 (with each such replacement being herein called a “Replacement”) shall be required to comply with the requirements of Section 13.04(b) and at the time of any Replacement the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and shall pay all fees payable pursuant to said Section 13.04(b)) pursuant to which the Replacement Lender shall acquire all of the Commitments (and related Sub-Commitments) and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof amounts (in the respective currencies in which such obligations are denominated) equal to the sum of (I) the principal of (including, without limitation, the Face Amount of Bankers’ Acceptance Loans), and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Bank an amount (in the relevant Applicable Currency) equal to such Replaced Lender’s Domestic RL Dollar Percentage and/or relevant

Alternate Currency RL Percentage, as applicable, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Bank and (z) the Swingline Lender an amount equal to such Replaced Lender’s Domestic RL Dollar Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

(ii) all Obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 1.14, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 1.14 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 1.16, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 1.14, each of the Borrowers (other than the Corporation) hereby irrevocably authorizes the Corporation to take all necessary action, in the name of the various Borrowers, as described above in this Section 1.14 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 1.14.

1.15 Bankers’ Acceptance Provisions. (a) The parties hereto agree that the provisions of Schedule III shall apply to all Bankers’ Acceptances and Bankers’ Acceptance Loans created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

(b) Schedule 1.15(b) hereto contains a description of all bankers’ acceptances created and issued pursuant to the Existing Credit Agreement and outstanding on the Effective Date (and setting forth, with respect to each such bankers’ acceptance, (i) the name of the issuing lender, (ii) the name of the account party, (iii) the stated amount (which shall be in Canadian Dollars) and (iv) the expiry date). Each such bankers’ acceptance (each, an “Existing Bankers’ Acceptance”) shall constitute a “Bankers’ Acceptance” for all purposes of this Agreement, created and issued, for purposes of Section 1.01(b) and Schedule III hereto, on the Initial Borrowing Date.

1.16 European Monetary Union. The following provisions of this Section 1.16 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Pounds Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However, if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Pounds Sterling can be paid by the debtor either in Euros or in Pounds Sterling, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Pounds Sterling hereunder either in Euros or in Pounds Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Pounds Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 1.16, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, provided that this Section 1.16 shall not reduce or increase any actual or contingent liability arising under this Agreement.

1.17 Special Provisions Regarding RL Lenders, Alternate Currency Revolving Loans and Alternate Currency Letters of Credit. (a) On any date the Corporation may, at its option, permanently reduce or terminate the Alternate Currency Revolving Loan Sub-Commitments relating to one or more of the Alternate Currency Revolving Loan Sub-Tranches by written notice to the Administrative Agent to such effect (specifying the aggregate amount of reductions to various Alternate Currency Revolving Loan Sub-Commitments relating to each such Alternate Currency Revolving Loan Sub-Tranche); provided that (i) no such reduction shall be made in an amount which would cause the sum of (x) the Dollar Equivalent of the then outstanding aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans under a given Alternate Currency Revolving Loan Sub-Tranche plus (y) all Alternate Currency Letter of Credit Outstandings relating to Alternate Currency Letters of Credit issued under the respective Alternate Currency Revolving Loan Sub-Tranche, to exceed the aggregate Alternate Currency Revolving Loan Sub-Commitments of the Alternate Currency RL Lenders in respect of such Alternate Currency Revolving Loan Sub-Tranche (after giving effect to the respective reduction pursuant to this Section 1.17(a)), (ii) each reduction pursuant to this clause (a) shall apply pro rata to reduce the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders in respect of such Alternate Currency Revolving Loan Sub-Tranche (based upon the relative amounts of such Sub-Commitments), and (iii) except to the extent the reduction to the Alternate Currency Revolving Loan Sub-Commitments pursuant to this Section 1.17(a) is accompanied by a like reduction to the amount of the Total Revolving Loan Commitment pursuant to Section 3.02, the amount of each RL Lender’s reduction to its Alternate Currency Revolving Loan Sub-Commitments pursuant to this clause (a) shall result in a like increase to its ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment.

(b) On the fifth Business Day after the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Non-Dollar Alternate Currency Revolving Loans incurred by, and all Unpaid Drawings in respect of Non-Dollar Alternate Currency Letters of Credit issued for the account of, each Borrower shall be automatically converted into Dollar Revolving Loans maintained in, or Unpaid Drawings owing in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount or

Face Amount, as the case may be, of the respective Alternate Currency Revolving Loans or Unpaid Drawings, as the case may be, on the date such Sharing Event first occurred), which Dollar Revolving Loans or Unpaid Drawings shall (i) continue to be owed by the respective Alternate Currency Revolving Loan Borrower obligated to repay or reimburse the respective Alternate Currency Revolving Loan or Unpaid Drawing prior to such conversion and (ii) at all times thereafter be deemed to be Base Rate Loans, and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Revolving Loans and Unpaid Drawings (as so converted) shall be immediately due and payable in Dollars (taking the Dollar Equivalent of the principal, accrued and unpaid interest and other amounts of the Non-Dollar Alternate Currency Revolving Loans or Unpaid Drawings so converted). The occurrence of any conversion as provided above in this Section 1.17(b) shall be deemed to constitute, for purposes of Section 1.12, a prepayment of Alternate Currency Revolving Loans before the last day of any Interest Period relating thereto.

(c) On the date of the occurrence of a Sharing Event, each RL Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell for cash (in each case in Dollars) undivided participating interests in the Revolving Loans outstanding to each Borrower in such amounts so that each RL Lender shall have a share of the outstanding Revolving Loans then owing by each Borrower equal to its RL Percentage thereof. Upon any such occurrence, the Administrative Agent shall notify each RL Lender and shall specify the amount of Dollars required from such RL Lender in order to effect the purchases and sales by the various RL Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period from the last interest payment date through the date of the Sharing Event plus any additional amounts payable by the respective Borrower pursuant to Section 4.04 hereof in respect of such accrued but unpaid interest); provided that each RL Lender shall be deemed to have purchased, automatically and without request, such participating interests. The foregoing purchases shall be accomplished through purchases and sales of participations in the relevant obligations as required above, and each RL Lender hereby agrees, at the request of the Administrative Agent, to enter into customary participation agreements approved by the Administrative Agent to effect the foregoing. Promptly upon receipt of such request, each RL Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various RL Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each RL Lender which has sold participations in any of its Revolving Loans (through the Administrative Agent) will deliver to each RL Lender (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each RL Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various RL Lenders as required above.

(d) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or shall occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Non-Dollar Alternate Currency Revolving Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Sharing

Event, with all calculations after such Sharing Event being made as if the respective such Non-Dollar Alternate Currency Revolving Loan had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of the relevant RL Lenders (or their affiliates) which made such Revolving Loans or are participating therein and (iii) the Revolving Loan Commitments (and the Alternate Currency Revolving Loan Sub-Commitments and ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments) of the RL Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any RL Lender to purchase its participating interests in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other RL Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no RL Lender shall be responsible for the failure of any other RL Lender to purchase the participating interest to be purchased by such other RL Lender on any date.

(e) If any amount required to be paid by any RL Lender pursuant to Section 1.17(c) is not paid to the Administrative Agent within one Business Day following the date upon which such RL Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.17(c), such RL Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such RL Lender for the purchase of its participations multiplied by (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to but excluding the date on which such payment is immediately available to the Administrative Agent multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any RL Lender pursuant to Section 1.17(c) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such RL Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such RL Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any RL Lender with respect to any amounts payable under this Section 1.17 shall be conclusive in the absence of manifest error. Amounts payable by any RL Lender pursuant to this Section 1.17 shall be paid to the Administrative Agent for the account of the relevant RL Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such RL Lender the amounts owing to such RL Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(f) Whenever, at any time after the relevant RL Lenders have received from any RL Lenders purchases of participations in any Revolving Loans pursuant to this Section 1.17, the various RL Lenders receive any payment on account thereof, such RL Lenders will distribute to the Administrative Agent, for the account of the various RL Lenders participating therein, such RL Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that if such payment received by any RL Lenders is required to be returned, the RL Lenders who received previous distributions in respect of their participating interests therein will return to the respective RL Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective RL Lenders.

(g) Each RL Lender’s obligation to purchase participating interests pursuant to this Section 1.17 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such RL Lender may have against any other RL Lender, the relevant Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (d) any breach of this Agreement by any Borrower or any Lender or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(h) All determinations by the Administrative Agent pursuant to this Section 1.17 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Revolving Loans, Swingline Loans and Letters of Credit hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers and each of the Lenders. The Administrative Agent shall have no liability to any Borrower or any Lender hereunder for any determinations made by it hereunder (other than any determination as to the existence of a Sharing Event), except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above in this Section 1.17 or, after the occurrence of a Sharing Event, pursuant to Section 1.01(c) or 2.04, (i) each RL Lender which has purchased such participations shall be entitled to receive from the relevant Borrower any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 1.16, 2.06 and 4.04) directly from such Borrower to the same extent as if such RL Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the last sentence of Section 13.04(b) and (ii) each RL Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.17. The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.17, increased Taxes may be owing by them pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.17.

1.18 Special Provisions Applicable to the Total Canadian Dollar Revolving Loan Sub-Commitment. (a) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (i) the Total Canadian Dollar Revolving Loan Sub-Commitment, shall be fixed on a quarterly basis in accordance with this Section; (ii) in no event shall the Total Canadian Dollar Revolving Loan Sub-Commitment exceed the sum of the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders relating to

Canadian Dollars as then in effect (after giving effect to any reductions or increases to such Alternate Currency Revolving Loan Sub-Commitments from time to time, including pursuant to Sections 1.17, 1.18(b), 1.19, 3.02, 3.03, 10 and/or 13.12(e) or (f)); (iii) in no event shall the Canadian Dollar Revolving Loan Sub-Commitment for any Alternate Currency RL Lender exceed the amount set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Canadian Dollar Revolving Loan Sub-Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 1.17, 1.18(b), 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) further adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b); (iv) at no time shall any Borrower be permitted to request an extension of credit pursuant to the Total Revolving Loan Commitment (whether in the form of Revolving Loans or Swingline Loans or Competitive Bid Loans or Letter of Credit Outstandings) and no such credit shall be made available if, after giving effect thereto, the sum of the aggregate principal amount (taking the Dollar Equivalent of the principal amount of Alternate Currency Revolving Loans made available in currencies other than Dollars and Canadian Dollars) of outstanding Revolving Loans (excluding for this purpose Canadian Dollar Revolving Loans), Swingline Loans and Competitive Bid Loans (taking the Dollar Equivalent of the principal amount of Alternate Currency Competitive Bid Loans) and the amount of Letter of Credit Outstandings (exclusive of Letter of Credit Outstandings relating to Alternate Currency Letters of Credit denominated in Canadian Dollars) at such time would exceed an amount equal to the Total Revolving Loan Commitment as then in effect less the Total Canadian Dollar Revolving Loan Sub-Commitment as then in effect; (v) at no time shall any Alternate Currency Revolving Loan Borrower be permitted to request an extension of credit in the form of Canadian Dollar Revolving Loans or Letters of Credit denominated in Canadian Dollars if, after giving effect thereto, the sum of (x) the aggregate principal (and Face Amount, as applicable) of outstanding Canadian Dollar Revolving Loans (for this purpose, using the Dollar Equivalent of the principal and/or Face Amount, as appropriate, of Canadian Dollar Revolving Loans) plus (y) the amount of Alternate Currency Letter of Credit Outstandings relating to Alternate Currency Letters of Credit denominated in Canadian Dollars, would at any time exceed the Total Canadian Dollar Revolving Loan Sub-Commitment; and (vi) the Canadian Dollar Revolving Loan Sub-Commitment for any Alternate Currency RL Lender at any time shall be an amount equal to its pro rata share of the Total Canadian Dollar Revolving Loan Sub-Commitment at such time determined on the basis of the Alternate Currency RL Percentages of the various Alternate Currency RL Lenders in respect of such Alternate Currency Revolving Loan Sub-Tranche.

(b) The Corporation, not more than 30 days and not less than 5 Business Days prior to the last day of each calendar quarter, shall give written notice to the Administrative Agent either (x) requesting an adjustment effective as of the first Business Day of the immediately following calendar quarter (each such date, an “Adjustment Date”) to the amount of the Total Canadian Dollar Revolving Loan Sub-Commitment; or (y) confirming that there will be no adjustments to the amount available under the Total Canadian Dollar Revolving Loan Sub-Commitment; provided that (i) no reduction to the amount of the Total Canadian Dollar Revolving Loan Sub-Commitment may be made if, after giving effect to any such reduction, the Total Canadian Dollar Revolving Loan Sub-Commitment would be less than the sum of (x) the aggregate Face Amount of all Bankers’ Acceptance Loans and the principal amount of all Canadian Prime Rate Loans (for this purpose, using the Dollar Equivalent of the Face Amounts or principal amounts thereof) then outstanding (other than any such Canadian Dollar Revolving

Loans which will be repaid in full on or before the respective Adjustment Date) plus (y) the amount of Alternate Currency Letter of Credit Outstandings relating to Alternate Currencies denominated in Canadian Dollars; and (ii) the failure by the Corporation to deliver any such written notice (or the delivery by the Corporation of any such notice which does not comply with the requirements contained in this Section) to the Administrative Agent within the period required above will be deemed to be delivery by the Corporation to the Administrative Agent of a written notice that there will be no adjustment to the Total Canadian Dollar Revolving Loan Sub-Commitment. If any adjustment is made on an Adjustment Date as described in this Section, then on the respective Adjustment Date all repayments and/or cash collateralizations required by this Section and Section 4.02(a) shall be made on such date to the extent required as a result of such adjustments and in manner provided in Section 4.02.

(c) In connection with any loans, repayments and/or cash collateralizations made as a result of adjustments to the Total Canadian Dollar Revolving Loan Sub-Commitment and the Canadian Dollar Revolving Loan Sub-Commitment for any Alternate Currency RL Lender as requested above, then, so long as arrangements satisfactory to the Administrative Agent are made for the repayment of all amounts which will be due on the respective Adjustment Date as a result thereof, loans shall be permitted to be requested by the Borrowers as a result of any change in the amount of the Total Canadian Dollar Revolving Loan Sub-Commitments on such date (subject to satisfaction of the other terms and conditions of this Agreements), so long as arrangements satisfactory to the Administrative Agent are made so that, by the time required by Section 4.03, all payments will be made by the Borrowers on such Adjustment Date as a result of any change in the amount of the Total Canadian Dollar Revolving Loan Sub-Commitment, on such date. It is understood and agreed that the Administrative Agent shall have no liability to any Lender if the payments contemplated above in this Section are not actually made on the Adjustment Date, and that any failure to make the payments required to be made on an Adjustment Date pursuant to this Section or Section 4.02(a) shall constitute an Event of Default in accordance with the terms of Section 10.01.

1.19 Incremental Revolving Loan Commitments. (a) So long as the Incremental Revolving Loan Commitment Requirements are satisfied at the time of the delivery of the request referred to below, the Corporation shall have the right at any time and from time to time and upon at least 5 Business Days’ prior written notice to the Administrative Agent, to request on one or more occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments with respect to one or more Alternate Currency Revolving Loan Sub-Tranches) and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Revolving Loan Commitment (or a related Incremental Alternate Currency Revolving Loan Sub-Commitment) as a result of any such request by the Corporation, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) and executed and delivered to the Administrative Agent an Incremental Revolving Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 1.19 and (y) the other conditions set forth in Section 1.19(b) shall have been satisfied, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment

(or any Alternate Currency Revolving Loans under a given Alternate Currency Revolving Loan Sub-Tranche in excess of its Alternate Currency Revolving Loan Sub-Commitment relating to such Alternate Currency Revolving Loan Sub-Tranche), in each case as in effect prior to giving effect to such Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) provided pursuant to this Section 1.19, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) without the consent of any other Lender (other than the Administrative Agent in the circumstances contemplated by the definition of Incremental Revolving Loan Commitment Requirements), (iv) each provision of Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) on a given date pursuant to this Section 1.19 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Incremental Revolving Loan Commitments permitted to be provided pursuant to this Section 1.19 shall not exceed $375,000,000, (vi) the aggregate amount of all Incremental Alternate Currency Revolving Loan Sub-Commitments permitted to be provided pursuant to this Section 1.19, when combined with any and all increases pursuant to Section 13.12(e)(I) to Alternate Currency Revolving Loan Sub-Commitments relating to each Alternate Currency Revolving Loan Sub-Tranche in excess of the relevant Alternate Currency Revolving Loan Sub-Commitment Sub-Limit (for this purposes, determined without regard to the proviso in the definition thereof) for the respective Alternate Currency Revolving Loan Sub-Tranche, shall not exceed $150,000,000, (vii) if after the Corporation has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) pursuant to this Section 1.19, the Corporation has not received Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) in an aggregate amount equal to that amount of the Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) which the Corporation desires to obtain pursuant to such request (as set forth in the notice provided by the Corporation as provided below), then the Corporation may request Incremental Revolving Loan Commitments (and related Incremental Alternate Currency Revolving Loan Sub-Commitments, if applicable) from Persons reasonably acceptable to the Administrative Agent and each Issuing Bank which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency, in any such case on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Lenders, provided that any such Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least $5,000,000, (viii) no Incremental Alternate Currency Revolving Loan Sub-Commitment with respect to a Permitted Non-LIBOR-Based Alternate Currency shall be provided pursuant to this Section 1.19 without the consent of the Administrative Agent, and (ix) all actions taken by the Corporation (and any Alternate Currency Revolving Loan Borrower) pursuant to this Section 1.19 shall be done in coordination with the Administrative Agent.

(b) In connection with the Incremental Revolving Loan Commitments (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) to be provided pursuant to this Section 1.19, (i) the Corporation, any relevant Alternate Currency Revolving Loan Borrower (in the case of any Incremental Alternate Currency Revolving Loan Sub-Commitments to be provided pursuant to this Section 1.19), the Administrative Agent and each such Lender or other Eligible Transferee (each, an “Incremental RL Lender”) which agrees to provide an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) shall execute and deliver to the Administrative Agent an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed), with the effectiveness of such Incremental RL Lender’s Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitments) to occur upon delivery of such Incremental Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent) and the satisfaction of the other conditions in this Section 1.19(b) to the reasonable satisfaction of the Administrative Agent, (ii) the Incremental Revolving Loan Commitment Requirements and any other conditions precedent agreed to by the Corporation that may be set forth in the respective Incremental Revolving Loan Commitment Agreement shall have been satisfied, and (iii) the Corporation shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.02 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Commitment Agreement, and at such time (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Loan Commitments, (ii) the Total Alternate Currency Revolving Loan Sub-Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of any Incremental Alternate Currency Revolving Loan Sub-Commitments made available under the respective Incremental Revolving Loan Commitment Agreement, (iii) each Alternate Currency Revolving Loan Sub-Commitment of the respective Incremental RL Lender relating to any relevant Incremental Alternate Currency Revolving Loan Sub-Commitment made available under the respective Incremental Revolving Loan Commitment Agreement under, and for all purposes of, this Agreement shall be increased by the amount of such Incremental Alternate Currency Revolving Loan Sub-Commitment, (iv) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments (and related Alternate Currency Revolving Loan Sub-Commitments, if applicable) of the affected Lenders and (v) to the extent requested by any Incremental RL Lender, the relevant Notes will be issued at the Corporation’s expense, to such Incremental RL Lender, to be in conformity with the requirements of Section 1.06 (with appropriate modification) to the extent needed to reflect the increases to the Revolving Loan Commitments (and any related Alternate Currency Revolving Loan Sub-Commitments) of such Incremental RL Lender contemplated hereby.

(c) In connection with any provision of Incremental Revolving Loan Commitments pursuant to this Section 1.19, the Lenders and the Borrowers hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans under certain Alternate Currency Revolving Loan Sub-Tranches owing to certain RL Lenders, and incur additional Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans under certain Alternate Currency Revolving Loan Sub-Tranches from certain other RL Lenders (including the Incremental RL Lenders) or (y) take such other actions as may be reasonably required by the Administrative Agent (including by requiring new Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that (I) all of the RL Lenders effectively participate in each outstanding Borrowing of Domestic Dollar Revolving Loans pro rata on the basis of their Domestic RL Dollar Percentages (determined after giving effect to any increase in the Total Revolving Loan Commitment (and any increase in the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments and the Alternate Currency Revolving Loan Sub-Commitments of the Incremental RL Lenders) pursuant to this Section 1.19) and (II) all Alternate Currency RL Lenders with a given Alternate Currency Revolving Loan Sub-Commitment effectively participate in each outstanding Borrowing of Alternate Currency Revolving Loans under the related Alternate Currency Revolving Loan Sub-Tranche pro rata on the basis of their Alternate Currency RL Percentages relating to such Alternate Currency Revolving Loan Sub-Tranche (determined after giving effect to any increase in the Total Revolving Loan Commitment (and any increase in the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments and the Alternate Currency Revolving Loan Sub-Commitments of the Incremental RL Lenders) pursuant to this Section 1.19), (ii) the Corporation shall pay (or cause to be paid) to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to preceding clause (i) and (iii) to the extent Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrowers such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). In coordinating the actions to be taken pursuant to this Section 1.19(c), the Administrative Agent shall act with an eye towards minimizing (but no express obligation to minimize) costs to the Borrowers. All determinations by any Lender pursuant to clause (iii) of the second preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

SECTION 2. Letters of Credit.

2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Domestic Dollar Revolving Loan Borrower (in the case of any Domestic Dollar Letter of Credit) and any Alternate Currency Revolving Loan Borrower (in the case of any Alternate Currency Letter of Credit) may request that the applicable Issuing Bank for the requested Letter of Credit (as provided in the definition of “Issuing Bank”) issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day prior to the Maturity Date (or the 30th day prior to the Maturity Date in the case of Trade Letters of Credit), for the account of such Account Party and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of such Account Party or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Obligations and (y) sellers of goods, materials and services used in the ordinary course of business of such Account Party or any of its Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a “Trade Letter of Credit,” and each such Trade Letter of Credit and each Standby Letter of Credit, a “Letter of Credit”) in support of commercial transactions of the Corporation and its Subsidiaries. Each Letter of Credit shall constitute either (x) a Domestic Dollar Letter of Credit, in which case such Letter of Credit shall be denominated in Dollars and shall be issued for the account of a Domestic Dollar Revolving Loan Borrower or (y) an Alternate Currency Letter of Credit, in which case such Letter of Credit shall be denominated in an Alternate Currency and shall be issued for the account of an Alternate Currency Revolving Loan Borrower.

(b) Each Issuing Bank hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth Business Day prior to the Maturity Date (or the 30th day prior to the Maturity Date in the case of Trade Letters of Credit), following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party, subject to the terms and conditions of this Agreement, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of such Account Party or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials used in the ordinary course of business of such Account Party or any of its Subsidiaries as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

(ii) such Issuing Bank shall have received a Stop Issue Notice from the Administrative Agent prior to the issuance of such Letter of Credit.

(c) Schedule 2.01(c) hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreement and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (which shall be in U.S. Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit”, a “Domestic Dollar Letter of Credit” and a “Standby Letter of Credit” or a “Trade Letter of Credit”, as the case may be, for all purposes of this Agreement, issued, for purposes of Section 2.05(a), on the Initial Borrowing Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute an “Issuing Bank” for all purposes of this Agreement.

2.02 Maximum Letter of Credit Outstandings; Final Maturities; etc. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed $350,000,000, (ii) no Alternate Currency Letter of Credit shall be issued if, after giving effect thereto, the Aggregate Alternate Currency Credit Exposure would exceed $500,000,000 at such time, (iii) no Alternate Currency Letter of Credit denominated in a given Other Permitted LIBOR-Based Alternate Currency shall be issued if, after giving effect thereto, the Aggregate Other Permitted LIBOR-Based Alternate Currency Revolving Credit Exposure with respect to such Other Permitted LIBOR-Based Alternate Currency would exceed $50,000,000 at such time, (iv) no Alternate Currency Letter of Credit denominated in a given Permitted Non-LIBOR-Based Alternate Currency shall be issued if, after giving effect thereto, the Aggregate Permitted Non-LIBOR-Based Alternate Currency Revolving Credit Exposure with respect to such Permitted Non-LIBOR-Based Alternate Currency would exceed $50,000,000 at such time, (v) no Letter of Credit shall be issued if, after giving effect thereto, (x) the Individual Revolving Credit Exposure of any Lender would exceed its Revolving Loan Commitment as then in effect or (y) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment as then in effect, (vi) no Alternate Currency Letter of Credit denominated in a given Alternate Currency and issued under a given Alternate Currency Revolving Loan Sub-Tranche shall be issued if, after giving effect thereto, the Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure of any Alternate Currency RL Lender with an Alternate Currency Revolving Loan Sub-Commitment relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed such Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender at such time, (vii) each Letter of Credit shall by its terms terminate (A) in the case of Standby Letters of Credit, on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the tenth Business Day prior to the Maturity Date and (B) in the case of Trade Letters of Credit, on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) 30 days prior to the Maturity Date, and (viii) the Stated

Amount of each Letter of Credit shall be no less than $100,000 (or, in the case of ~~an~~a Non-Dollar Alternate Currency Letter of Credit, the Dollar Equivalent thereof), or such lesser amount as is acceptable to the respective Issuing Bank.

(b) Notwithstanding the foregoing, if a Lender Default exists with respect to any RL Lender, an Issuing Bank shall not be required to issue, renew, extend or amend any Letter of Credit requested to be issued, renewed, extended or amended by it unless such Issuing Bank has entered into arrangements satisfactory to it and the Corporation to eliminate such Issuing Bank’s risk with respect each Defaulting Lender’s participation in Letters of Credit issued by such Issuing Bank (which arrangements are hereby consented to by the Lenders), including by cash collateralizing each Defaulting Lender’s RL Percentage of the Letter of Credit Outstandings with respect to such Letters of Credit (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

2.03 Letter of Credit Requests; Notices of Issuance. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent and the respective Issuing Bank written notice thereof prior to 1:00 P.M. (New York time) at least five Business Days’ (or such shorter period as is acceptable to the respective Issuing Bank) prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit D (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Account Party that (i) such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02 and (ii) all of the applicable conditions set forth in Sections 5 and 6 shall be met at the time of such issuance. Unless the respective Issuing Bank has received notice from the Administrative Agent, whether on its own initiative or at the direction of the Required Lenders, before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Initial Borrowing Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02 (any such notice, a “Stop Issue Notice”), then such Issuing Bank may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Bank’s usual and customary practices. Upon the issuance of or amendment to any Standby Letter of Credit, the respective Issuing Bank shall promptly notify the Administrative Agent and the respective Account Party, in writing, of such issuance or amendment, and such notification shall be accompanied by a copy of the issued Standby Letter of Credit or amendment thereto. Upon receipt of such notice, the Administrative Agent shall notify the RL Lenders, in writing, of such issuance or amendment, as the case may be, and if so requested by any RL Lender, the Administrative Agent shall provide such RL Lender with a copy of the Standby Letter of Credit so issued or such amendment, as the case may be. For Trade Letters of Credit issued by an Issuing Bank (other than the Administrative Agent), such Issuing Bank will send to the Administrative Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Bank and outstanding during the preceding week. The Administrative Agent shall deliver to each RL Lender, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

(c) On a monthly and quarterly basis, each Issuing Bank shall, following the request of the Corporation, deliver as a courtesy to the Corporation a report (printed on the letterhead of such Issuing Bank and transmitted in a non-modifiable format, such as .pdf or facsimile) reflecting all outstanding Letters of Credit issued by such Issuing Bank as of the last day of the applicable fiscal month or fiscal quarter, as the case may be; provided no Issuing Bank shall have any liability to the Corporation or any of its Subsidiaries for failure to deliver such report in accordance with this Section 2.03(c).

2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to (i) in the case of a Domestic Dollar Letter of Credit, each RL Lender (other than such Issuing Bank) and (ii) in the case of an Alternate Currency Letter of Credit, each Alternate Currency RL Lender (other than an Issuing Bank) with an Alternate Currency Revolving Loan Sub-Commitment relating to the respective Alternate Currency Revolving Loan Sub-Tranche under which such Alternate Currency Letter of Credit was issued (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a Domestic Dollar Letter of Credit, such Participant’s Domestic RL Dollar Percentage or (y) in the case of an Alternate Currency Letter of Credit, such Participant’s relevant Alternate Currency RL Percentage, in such Domestic Dollar Letter of Credit or Alternate Currency Letter of Credit, as the case may be, each drawing or payment made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto, and any guaranty pertaining thereto (although Letter of Credit Fees shall be paid directly to the Administrative Agent for the account of the RL Lenders or the relevant Alternate Currency RL Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit); provided that, upon the occurrence of a Sharing Event, the participations described above shall be automatically adjusted so that each RL Lender shall have a participation in all then outstanding Letters of Credit (whether a Domestic Dollar Letter of Credit or an Alternate Currency Letter of Credit), and related obligations as described above, in a percentage equal to its RL Percentage (which adjustments shall occur concurrently with the adjustments described in Section 1.17). Upon any change in the Revolving Loan Commitments, ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments, Alternate Currency Revolving Loan Sub-Commitments, Domestic RL Dollar Percentages or relevant Alternate Currency RL Percentages of the RL Lenders pursuant to this Agreement (or in the circumstances provided in the proviso to the immediately preceding sentence, the RL Percentages of the RL Lenders pursuant to this Agreement), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Domestic RL Dollar Percentages or relevant Alternate Currency RL Percentages or, in the circumstances described in the proviso to the immediately preceding sentence, the RL Percentages of the various RL Lenders.

(b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the Participants or any other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to any Account Party, any other Credit Party, any Lender or any other Person.

(c) If any Issuing Bank makes any payment under any Letter of Credit and the respective Account Party shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the benefit of such Issuing Bank the amount of such Participant’s Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of such unreimbursed payment in Dollars (or, in the case of an Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Alternate Currency in which such Alternate Currency Letter of Credit is denominated) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the benefit of such Issuing Bank, in Dollars (or, in the case of an Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Alternate Currency in which such Alternate Currency Letter of Credit is denominated), such Participant’s Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent for the benefit of such Issuing Bank its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of such unreimbursed amount for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction). If and to the extent such Participant shall not have so made its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of the amount of such payment available to the Administrative Agent for the benefit of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the benefit of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the benefit of such Issuing Bank at (x) in the case of Dollar Letters of Credit and, after the occurrence of a Sharing Event, other amounts owing in Dollars, the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency at any time prior to the occurrence of a Sharing Event, the relevant Euro Rate

(as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, for the first three days and the interest rate applicable to Non-Dollar Alternate Currency Revolving Loans denominated in such Non-Dollar Alternate Currency for each day thereafter). The failure of any Participant to make available to such Issuing Bank its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) of any unreimbursed payment with respect to a Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the benefit of such Issuing Bank such other Participant’s Domestic RL Dollar Percentage or relevant Alternate Currency RL Percentage (or, after the occurrence of a Sharing Event, its RL Percentage), as applicable, of any such payment.

(d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent for the benefit of each Participant which has paid its Domestic RL Dollar Percentage (in the case of a Domestic Dollar Letter of Credit) or relevant Alternate Currency RL Percentage (in the case of an Alternate Currency Letter of Credit) (or, after the occurrence of a Sharing Event, its RL Percentage) thereof, in Dollars (or, in the case of ~~an~~a Non-Dollar Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations. The payment required to be made by the respective Issuing Bank to the Administrative Agent pursuant to the preceding sentence shall be made on the day the respective payment of a reimbursement is received by such Issuing Bank (if payment was actually received by such Issuing Bank prior to 12:00 Noon (local time in the city in which such payments are to be made)).

(e) The obligations of the Participants to make payments to the Administrative Agent for the benefit of each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any Subsidiary or Affiliate of any Credit Party and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any guaranty for the performance or observance of any of the terms of any of the Credit Documents; or (v) the occurrence of any Default or Event of Default.

2.05 Agreement to Repay Letter of Credit Drawings. (a) Each Account Party hereby agrees to reimburse the respective Issuing Bank, by making payment in Dollars (or, in the case of a reimbursement under ~~an~~a Non-Dollar Alternate Currency Letter of Credit, at any time prior to the occurrence of a Sharing Event, the Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated) and in immediately available funds directly to the Administrative Agent at the Payment Office for the benefit of such Issuing Bank, for any payment or disbursement (in the case of any such payment or disbursement under any Non-Dollar Alternate Currency Letter of Credit which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in the respective Non-Dollar Alternate Currency in which such Non-Dollar Alternate Currency Letter of Credit is denominated as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Bank under any Letter of Credit issued by it for the account of the respective Account Party (with each such amount so paid, until reimbursed, an “Unpaid Drawing”), not later than the Business Day after the Administrative Agent or such Issuing Bank notifies the respective Account Party of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the respective Account Party therefor at a rate per annum which shall be (x) in the case of Dollar Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans as in effect from time to time and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency for periods occurring prior to the occurrence of a Sharing Event, the relevant Euro Rate (as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, in effect from time to time plus the Applicable Margin for Non-Dollar Alternate Currency Revolving Loans as in effect from time to time plus any Mandatory Costs, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt of notice by the respective Account Party from the Administrative Agent or the respective Issuing Bank of such payment or disbursement or upon the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans as in effect from time to time plus 2% and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency for periods occurring prior to the occurrence of a Sharing Event, the relevant Euro Rate (as determined on the basis provided in the proviso appearing in the definition of the relevant Euro Rate) or relevant Alternate Currency Non-LIBOR Rate, as applicable, in effect from time to time plus the Applicable Margin for Non-Dollar Alternate Currency Revolving Loans as in effect from time to time plus any Mandatory Costs plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed that the notice referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Account Party) and shall bear interest at the rate provided in the foregoing proviso). The respective Issuing Bank shall give the respective Account Party and the Administrative Agent (if not the Issuing Bank under the respective Letter of Credit) prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations hereunder.

(b) The obligations of each Account Party under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a “Drawing”) to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided that the respective Issuing Bank shall be responsible for any damages (excluding consequential damages) to the respective Account Party for its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in connection with drawings made under a Letter of Credit which did not comply or conform to the terms of the respective Letter of Credit.

2.06Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (other than, in respect of payments to be made to any Lender, any such increased costs resulting from taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto and other than income, profits, capital, net worth, franchise, doing business and branch profits Taxes, in each case, as to which Section 4.04 shall govern), then, upon written demand to the respective Account Party by such Issuing Bank or any Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the respective Account Party shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the respective Account Party, which notice shall include a certificate submitted to the respective Account Party by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the respective Account Party.

SECTION 3. Fees; Reductions of Commitment.

3.01Fees. (a) The Corporation agrees to pay to the Administrative Agent in Dollars for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a facility fee (the “Facility Fee”) for the period from and including the Effective Date to but excluding the Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Margin (as in effect from time to time) on the daily Revolving Loan Commitment of such Lender. Accrued Facility Fees shall be due and payable in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

(b) (x) Each Account Party agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on their respective Domestic RL Dollar Percentages or, for periods from and after the occurrence of a Sharing Event, their respective RL Percentages) in Dollars, a fee in respect of each Domestic Dollar Letter of Credit issued for the account of such Account Party hereunder and (y) each Account Party agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Alternate Currency Revolving Loan Sub-Commitment under a given Alternate Currency Revolving Loan Sub-Tranche (or, after a Sharing Event has occurred, each Non-Defaulting Lender) (based on their respective relevant Alternate Currency RL Percentages or, for periods from and after the occurrence of a Sharing Event, their respective RL Percentages) in Dollars (or, in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency, for periods prior to the occurrence of a Sharing Event, in the respective Non-Dollar

Alternate Currency), a fee in respect of each Alternate Currency Letter of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche for the account of such Account Party (with all fees payable as described in this clause (b) being herein referred to as “Letter of Credit Fees”), in each case, for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit (or, in the case of a Trade Letter of Credit, the date of the stated expiration thereof), computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Euro Rate Loans (as in effect from time to time), on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Domestic Dollar Letters of Credit remain outstanding and, in the case of Letter of Credit Fees payable pursuant to preceding clause (y), on the first day on or after the termination of all Alternate Currency Revolving Loan Sub-Commitments relating to the relevant Alternate Currency Revolving Loan Sub-Alternate Currency Revolving Loan Sub-Tranche upon which no Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche remain outstanding.

(c) Each Account Party agrees to pay to each Issuing Bank, for its own account, in Dollars (in the case of each Domestic Dollar Letter of Credit and, for all periods after the occurrence of a Sharing Event, each Letter of Credit) or the respective Alternate Currency (in the case of each Non-Dollar Alternate Currency Letters of Credit in a given Non-Dollar Alternate Currency for periods prior to the occurrence of a Sharing Event), a facing fee in respect of each Letter of Credit issued for the account of such Account Party by such Issuing Bank hereunder (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit (or, in the case of a Trade Letter of Credit, the date of stated expiration thereof), computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee. Accrued Facing Fees shall be due and payable in arrears on each Quarterly Payment Date and, in the case of Facing Fees owing in respect of Domestic Dollar Letters of Credit, on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Domestic Dollar Letters of Credit remain outstanding and, in the case of Facing Fees payable in respect of Alternate Currency Letters of Credit issued under a given Alternate Currency Revolving Loan Sub-Tranche, on the first day on or after the termination of all Alternate Currency Revolving Loan Sub-Commitments relating to such Alternate Currency Revolving Loan Sub-Tranche upon which no Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche remain outstanding.

(d) Each Account Party shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by any Issuing Bank for its account, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it.

(e) At the time of the incurrence of each Bankers’ Acceptance Loan, Acceptance Fees shall be paid by the respective Alternate Currency Revolving Loan Borrower as required by, and in accordance with, clause (g) of Schedule III.

(f) The Corporation and/or any other relevant Alternate Currency Revolving Loan Borrower shall pay to the Administrative Agent for distribution to each Incremental RL Lender such fees and other amounts, if any, as are specified in the relevant Incremental Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Revolving Loan Commitment Date.

(g) Each Borrower shall pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Administrative Agent.

3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. Upon at least three Business Days’ prior notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Corporation shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that any partial reduction pursuant to this Section 3.02 shall be in an amount of at least $5,000,000 or, if greater, in integral multiples of $5,000,000 thereof. Each reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02 shall apply to reduce the Revolving Loan Commitments of the various RL Lenders pro rata based on their respective RL Percentages. At the time of each reduction to the Revolving Loan Commitment of any Lender pursuant to this Section 3.02, the Corporation shall specify the amount of such reduction to apply to the various Alternate Currency Revolving Loan Sub-Commitments of such Lender and to the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such Lender (the sum of which must equal the reduction to the Revolving Loan Commitment of such Lender); provided that all Lenders with Alternate Currency Revolving Loan Sub-Commitments relating to a given Alternate Currency Revolving Loan Sub-Tranche shall be treated in a consistent fashion (i.e., with no reductions, or with proportionate reductions, to their respective Alternate Currency Revolving Loan Sub-Commitments) at the time of any reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02. In the absence of a designation by the Corporation pursuant to this Section 3.02, the amount of any reduction to the Revolving Loan Commitment of any Lender pursuant to this Section 3.02 shall apply (i) first, to reduce the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender and (ii) second, to the extent in excess thereof, to reduce the Alternate Currency Revolving Loan Sub-Commitments of such Lender in each case on a pro rata basis (based on the respective amounts of the Alternate Currency Revolving Loan Sub-Commitments of such Lender as then in effect).

3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment, each Alternate Currency Revolving Loan Sub-Commitment and the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs.

(b) The reduction of the Total Revolving Loan Commitment pursuant to Section 3.03(a) shall be applied proportionately to reduce the Revolving Loan Commitment of each RL Lender.

SECTION 4.Prepayments; Payments; Taxes.

4.01Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part, at any time and from time to time on the following terms and conditions:

(i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of (1) its intent to prepay such Loans, (2) whether Domestic Dollar Revolving Loans, Alternate Currency Revolving Loans or Swingline Loans shall be prepaid, (3) the amount of such prepayment (stated in the Applicable Currency) and the Types of Loans to be prepaid and (4) in the case of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the specific Borrowing or Borrowings pursuant to which made, with such notice to be given by such Borrower prior to 2:00 p.m. (local time where the respective Payment Office is located) (v) at least one Business Day prior to the date of such prepayment in the case of Dollar Revolving Loans maintained as Base Rate Loans or Canadian Dollar Revolving Loans maintained as Canadian Prime Rate Loans, (w) on the date of such prepayment in the case of Swingline Loans, (x) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Euro Rate Loans, (y) at least three Business Days prior to the date of such prepayment in the case of Mexican Pesos Revolving Loans and (z) such Business Day prior to the date of such prepayment as provided in the relevant Non-LIBOR-Based Alternate Currency Amendment in the case of Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, and (except in the case of Swingline Loans) to be transmitted promptly by the Administrative Agent to each of the Lenders with Loans of the respective Tranche and Type;

(ii) each prepayment shall be in an aggregate principal amount at least equal to the Minimum Borrowing Amount for the applicable Tranche and Type of Loans, provided that if any partial prepayment of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made pursuant to any Borrowing shall reduce the outstanding Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, as the case may be, made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for such Tranche and Type of Loans, then such Borrowing (x) in the case of Dollar Revolving Loans, may not be continued as a Borrowing of Euro Rate Loans and any election of an Interest Period with respect thereto shall have no force or effect and (y) in the case of Non-Dollar Alternate Currency Revolving Loans, shall be repaid in full at such time;

(iii) prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the respective Bankers’ Acceptances;

(iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that (x) so long as no Default or Event of Default is then in existence, at any time when the sum of the aggregate principal amount of Domestic Dollar Revolving Loans, Swingline Loans and Domestic Dollar Letter of Credit Outstandings exceeds the Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment (with the amount of such excess being herein called the “Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment Excess”), the Corporation may, to the extent of such Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment Excess, make prepayments of principal of Domestic Dollar Revolving Loans to the Lenders which have, or have Affiliates that have, Alternate Currency Revolving Loan Sub-Commitments on the basis of their Alternate Currency RL Percentages as same relate to a given Alternate Currency Revolving Loan Sub-Tranche (with the respective Borrower to designate the Borrowing or Borrowings, or portions thereof, being prepaid), with the intent of creating availability for subsequent Alternate Currency Revolving Loans under the respective Alternate Currency Revolving Loan Sub-Tranche and (y) at the respective Borrower’s election in connection with any prepayment pursuant to this Section 4.01, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Lender; and

(v) no Competitive Bid Loan may be prepaid without the consent of the Lender that made such Competitive Bid Loan.

4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the Aggregate Revolving Credit Exposure exceeds the Total Revolving Loan Commitment as then in effect, the Corporation shall prepay on such day the principal of outstanding Swingline Loans and, after the Swingline Loans have been repaid in full, the Borrowers shall repay the principal of outstanding Revolving Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not yet matured) (allocated between Domestic Dollar Revolving Loans and Alternate Currency Revolving Loans as the Borrowers may elect) in an amount (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect to the Non-Dollar Alternate Currency Revolving Loans) equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans (other than Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loan) and Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment then in effect, (I) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’

Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Banker’s Acceptances, on the maturity date thereof, (II) to the extent such excess exceeds the amount applied pursuant to preceding clause (I), such remaining excess or, if less, an amount equal to the then outstanding principal amount of Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount of any Non-Dollar Alternate Currency Competitive Bid Loan) shall be paid by the Borrowers to the Administrative Agent (in the Applicable Currency) to be held as cash collateral for the repayment of such Competitive Bid Loans at maturity and (III) to the extent such excess exceeds the amount applied pursuant to preceding clauses (I) and (II), the respective Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the respective Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount applied pursuant to preceding clauses (I) and (II)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(ii) If on any date the sum of (x) the ~~Dollar Equivalent of the~~ aggregate outstanding principal amount (or Face Amount, as the case may be) of Alternate Currency Revolving Loans incurred pursuant to a given Alternate Currency Revolving Loan Sub-Tranche (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Non-Dollar Alternate Currency Revolving Loans then outstanding) plus (y) the aggregate Letter of Credit Outstandings in respect of Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche, exceeds the sum of the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche as then in effect (or, if less, in the case of Canadian Dollar Revolving Loans, the Total Canadian Revolving Loan Sub-Commitment as then in effect, after giving effect to any adjustments pursuant to Section 1.18), the respective Alternate Currency Revolving Loan Borrowers shall prepay on such day the principal of outstanding Alternate Currency Revolving Loans (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect to Alternate Currency Revolving Loans) under such Alternate Currency Revolving Loan Sub-Tranche (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not matured) equal to such excess. If, after giving effect to the prepayment of all outstanding Alternate Currency Revolving Loans made under such Alternate Currency Revolving Loan Sub-Tranche (other than, in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the aggregate Letter of Credit Outstandings in respect of Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche plus, in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), exceeds the sum of the Alternate Currency Revolving Loan Sub-Commitments of the various Alternate Currency RL Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche as then in effect (or, if less, in the case of Canadian Dollar Revolving Loans, the Total Canadian Revolving Loan Sub-Commitment as

then in effect, after giving effect to any adjustments pursuant to Section 1.18), then (I) in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollars, an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’ Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Banker’s Acceptances, on the maturity date thereof and (II) to the extent such excess exceeds the amount (if any) applied pursuant to preceding clause (I), the respective Alternate Currency Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in Dollars or in the respective currencies in which the respective Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount (if any) applied pursuant to preceding clause (I)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Alternate Currency Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(iii) On any day on which the Aggregate Alternate Currency Credit Exposure exceeds $500,000,000, the Borrowers shall prepay on such day the principal of outstanding Alternate Currency Revolving Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptances have not yet matured) in an amount (for this purpose, taking the Dollar Equivalent of payments in any Non-Dollar Alternate Currency made with respect thereto) equal to such excess. If, after giving effect to the prepayment of all outstanding Alternate Currency Revolving Loans (other than Bankers’ Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers’ Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), Alternate Currency Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount ~~thereof~~of any Non-Dollar Alternate Currency Competitive Bid Loans) and the Aggregate Alternate Currency Letter of Credit Outstandings exceeds $500,000,000, (I) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers’ Acceptances shall be deposited by the respective Alternate Currency Revolving Loan Borrower with the Administrative Agent as cash collateral for the obligations of such Alternate Currency Revolving Loan Borrower to the Alternate Currency RL Lenders (rounded up to the nearest integral multiple of Cdn.$100,000) in respect of an equivalent Face Amount of outstanding Bankers’ Acceptances accepted by the Alternate Currency RL Lenders which shall be paid to and applied by the Alternate Currency RL Lenders, in satisfaction of the obligations to the Alternate Currency RL Lenders of the respective Alternate Currency Revolving Loan Borrower in respect of such Banker’s Acceptances, on the maturity date thereof, (II) to the extent such excess exceeds the amount applied pursuant to preceding clause (I), such remaining excess or, if less, an amount equal to the then outstanding principal amount of Alternate Currency Competitive Bid Loans (for this purpose, using the Dollar Equivalent of the principal amount ~~thereof~~of any Non-Dollar Alternate Currency Competitive Bid Loans) shall be paid by the Borrowers to the Administrative Agent (in the Applicable Currency) to be held as cash collateral for the repayment of such Alternate Currency Competitive Bid Loans at maturity and (III) to the extent such excess exceeds the amount applied pursuant to preceding clauses (I) and (II), the respective Borrowers shall pay to the Administrative Agent an amount of cash or Cash Equivalents (in the respective Alternate Currencies in which the respective Alternate Currency Letter of Credit Outstandings are denominated) equal to the amount of such excess (less the amount applied pursuant to preceding clauses (I) and (II)) (up to a maximum amount equal to the Aggregate Alternate Currency Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Borrowers hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Administrative Agent) to be established by the Administrative Agent.

(b) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans, Bankers’ Acceptance Loans and Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) in the case of repayments of Dollar Revolving Loans, repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for the Type of such Loan, such Borrowing (x) in the case of Dollar Revolving Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Non-Dollar Alternate Currency Revolving Loans, shall be repaid in full at the end of the then current Interest Period (or, in the case of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, at the end of the then current Non-LIBOR-Based Interest Period); (iii) no repayment of Bankers’ Acceptance Loans may be made prior to the maturity date of the related Bankers’ Acceptances; and (iv) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Swingline Loans shall be repaid in full on the earlier of (x) the tenth Business Day following the incurrence of such Swingline Loans and (y) the Swingline Expiry Date, (ii) all then outstanding Competitive Bid Loans shall be repaid in full on the respective Competitive Bid Loan Maturity Date, (iii) all then outstanding Revolving Loans shall be repaid in full on the Maturity Date and (iv) unless the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(d) If any RL Lender becomes a Defaulting Lender at any time that any Letter of Credit issued by an Issuing Bank is outstanding, the Borrower shall enter into the applicable Letter of Credit Back-Stop Arrangements with such Issuing Bank no later than 10 Business Days after the date such RL Lender becomes a Defaulting Lender.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 p.m. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y), and (y) subject to the provisions of Section 1.17, the relevant Applicable Currency in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Non-Dollar Alternate Currency Loans, (ii) Unpaid Drawings (and interest thereon) in respect of Non-Dollar Alternate Currency Letters of Credit or (iii) any increased costs, indemnities or other amounts owing with respect to Non-Dollar Alternate Currency Loans (or Commitments relating thereto) or Non-Dollar Alternate Currency Letters of Credit, in the case of this clause (iii) to the extent the respective Lender which is charging same denominates the amounts owing in the relevant Applicable Currency. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (local time in the city in which such payments are to be made)) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 p.m. (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest and fees shall be payable at the applicable rate during such extension.

4.04 Net Payments. (a) All payments made by any Borrower hereunder (including, in the case of any Guarantor, in its capacity as a Guarantor pursuant to Section 14) or under any Note will be made without setoff, deduction, counterclaim or other defense. Except as provided in Sections 4.04(b) and (c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties or other similar charges now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, (i) any tax imposed on or measured by the net income or net profits of a Lender, including branch profits taxes and franchise taxes or Taxes imposed upon the overall capital or net worth of a Lender, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or which imposes such taxes because such Lender engages in business in such jurisdiction other than solely as a result of this Agreement, and (ii) any tax that would not have been imposed but for a failure by such Lender (or any financial institution through which any payment is made to such Lender) to comply with the applicable requirements of sections 1471-1474 of the Code, or any applicable Treasury Regulation promulgated under such law or published administrative guidance implementing such law) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties or other similar charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Lender, upon the written request of such Lender, for any additional amount of taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The respective Borrower will furnish to the Administrative Agent and the applicable Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of official tax receipts evidencing such payment by the respective Borrower. Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Corporation and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete, expired or inaccurate in any material respect, or if requested by the Corporation or the Administrative Agent, it will deliver to the Corporation and the Administrative Agent two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Corporation and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Each Lender (including any assignee, successor or participant) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (other than Persons that are corporations or otherwise exempt from United States backup withholding tax) shall deliver to the Corporation and the Administrative Agent (i) on or prior to the Effective Date, (ii) on or prior to the date on which any such form or certification expires or becomes obsolete, (iii) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this sentence, and (iv) from time to time if requested by the Corporation or the Administrative Agent, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor form) certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the last sentence of Section 13.04(b) and the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender to the extent that such Lender has not provided to the Corporation U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Corporation the U.S. Internal Revenue Service Forms required to be provided to the Corporation pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes or (y) as a result of the purchase of a participation as required by Section 1.17 following the occurrence of a Sharing Event.

(c) Each Lender shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish any information as reasonably requested by the respective Borrower pursuant to any applicable treaty, law or regulation if the making of such filing or the furnishing of such information would avoid the need for or reduce the amount of any additional amounts payable by the respective Borrower and would not, in the sole discretion of such Lender, be disadvantageous to such Lender.

(d) If any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.04, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.04 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(e) Each Alternate Currency RL Lender that makes an Alternate Currency Revolving Loan to an Irish Alternate Currency Revolving Loan Borrower (each, an “Irish Alternate Currency RL Lender”) represents to each Irish Alternate Currency Revolving Loan Borrower that it is an Irish Qualifying Lender with respect to payments of interest to be made under this Agreement and under any Note. To the extent that any Irish Alternate Currency RL Lender cannot represent to the respective Irish Alternate Currency Revolving Loan Borrower that it is an Irish Qualifying Lender, such Irish Alternate Currency RL Lender shall notify such Irish Alternate Currency Revolving Loan Borrower immediately and such Irish Alternate Currency Revolving Loan Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such Irish Alternate Currency RL Lender in respect of income or similar taxes imposed by Ireland. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, each Irish Alternate Currency Revolving Loan Borrower agrees to pay additional amounts and to indemnify each Irish Alternate Currency RL Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of each Lender to make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject to the satisfaction of the following conditions:

5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders (subject to Section 1.06(o)) the appropriate Notes executed by the appropriate Borrower, in each case in the amount, maturity and as otherwise provided herein.

5.02 Opinions of Counsel. On the Initial Borrowing Date, the Agents shall have received from (i) Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Initial Borrowing Date in the form set forth as Exhibit F-1, (ii) Venable LLP, special Maryland counsel to the Corporation, an opinion addressed to the Agents and each of the Lenders and dated the Initial Borrowing Date in the form set forth as Exhibit F-2, and (iii) such other special and local counsel as may be reasonably required by any Agent, an opinion addressed to the Agents and the Lenders and dated the Initial Borrowing Date, and in each case covering such other matters incident to the transactions contemplated herein as any Agent may reasonably request.

5.03 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agents shall have received a certificate of each Credit Party, dated the Initial Borrowing Date, signed by an Authorized Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the declaration of trust, certificate of incorporation or partnership agreement and by-laws of such Credit Party (or other equivalent organizational documents) and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

(b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

5.04 Fees, etc. On the Initial Borrowing Date, all costs, fees and expenses, and all other costs contemplated by this Agreement, due to the Agents (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

5.05 Refinancing; etc. (a) On or prior to the Initial Borrowing Date, the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon (or, in the case of Existing Bankers’ Acceptances, continued as Bankers’ Acceptances hereunder pursuant to Section 1.15(b)), all letters of credit issued thereunder shall have been terminated (or, in the case of Existing Letters of Credit, incorporated hereunder as Letters of Credit pursuant to Section 2.01(c)), and all other amounts owing pursuant to Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated or released and be of no further force or effect except for continuing indemnification obligations described therein.

(b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents a true and correct copy of the payoff letter in respect of the Refinancing, which payoff letter shall be in full force and effect and in form and substance satisfactory to the Agents.

5.06 Outstanding Indebtedness and Preferred Stock. On the Initial Borrowing Date, and after giving effect to the transactions described above, the Credit Parties shall have no outstanding Indebtedness or Preferred Stock other than (i) Indebtedness pursuant to this

Agreement, (ii) the Partnership Units, (iii) the Preferred Stock issued by the Credit Parties described on Schedule 5.06 hereto and (iv) the Scheduled Existing Indebtedness identified in Schedule 7.13 hereto, which shall remain outstanding and in effect after giving effect to the Transaction, with no defaults or events of default existing thereunder, with such exceptions as are satisfactory to the Agents.

5.07 Adverse Change, etc. (a) Since December 31, 2009, nothing shall have occurred (and neither any Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known to it) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with any Credit Event and the Transaction, the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon any Credit Event or the Transaction or the other transactions contemplated by the Credit Documents.

5.08 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which any Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

5.09 Projections; Solvency Certificate. On or prior to the Initial Borrowing Date, there shall have been delivered to the Lenders:

(i) projected financial and cash flow statements for the Corporation and its Subsidiaries for the period from the Initial Borrowing Date to and including at least December 31, 2013 (the “Projections”), which Projections (x) shall reflect the forecasted financial condition, income and expenses and cash flows of the Corporation and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and thereby and (y) shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders; and

(ii) a solvency certificate from the chief financial officer or treasurer of the Corporation in form and substance satisfactory to the Agents and the Required Lenders, addressed to the Agents and the Lenders and dated the Initial Borrowing Date, setting forth the conclusions that, after giving effect to the Transaction, the Corporation and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature.

SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date and on each Incremental Revolving Loan Commitment Date, but excluding Mandatory Borrowings to be made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Notice of Borrowing; Competitive Bid Loans; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Competitive Bid Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i). Prior to the making of any Competitive Bid Loans, all of the applicable conditions specified in Section 1.04 shall have been satisfied.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent (if not the Issuing Bank therefor) and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

6.03 Election to Become an Alternate Currency Revolving Loan Borrower. Prior to the incurrence of any Revolving Loans or Competitive Bid Loans by, and prior to the issuance of any Letter of Credit for the account of, an Alternate Currency Revolving Loan Borrower (other than the Corporation) on or after the Effective Date, the following additional conditions shall be satisfied:

(i) to the extent the requirements of this clause (i) have not theretofore been satisfied, such new Alternate Currency Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent an Election to Become an Alternate Currency Revolving Loan Borrower in the form of Exhibit H-1, which shall be in full force and effect;

(ii) to the extent the requirements of this clause (ii) have not theretofore been satisfied, such Alternate Currency Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent for the account of each of the relevant Alternate Currency RL Lenders (subject to Section 1.06(~~o~~q)) the appropriate Notes in the amount, maturity and as otherwise provided herein;

(iii) to the extent not previously accomplished or not otherwise requested by the Administrative Agent, such Alternate Currency Revolving Loan Borrower shall have duly authorized, executed and/or delivered to the Administrative Agent such other certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Section 5 if such Alternate Currency Revolving Loan Borrower had been subject to such Section on the Effective Date, and “know your customer” information, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) in the case of any Credit Event involving a Spanish Alternate Currency Revolving Loan Borrower, a financial transaction number (número de operación financiera) form duly stamped by the Bank of Spain shall have been delivered to the Administrative Agent.

6.04 Election to Become a Domestic Dollar Revolving Loan Borrower. Prior to the incurrence of any Domestic Dollar Revolving Loans or Competitive Bid Loans by, and prior to the issuance of any Letter of Credit for the account of, a Domestic Dollar Revolving Loan Borrower (other than the Corporation) on or after the Effective Date which has not theretofore complied with the requirements of this Section 6.04, the following additional conditions shall be satisfied:

(i) such new Domestic Dollar Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent an Election to Become a Domestic Dollar Revolving Loan Borrower in the form of Exhibit H-2, which shall be in full force and effect;

(ii) such Domestic Dollar Revolving Loan Borrower shall have duly authorized, executed and delivered to the Administrative Agent for the account of each of the relevant RL Lenders (subject to Section 1.06(~~o~~q)) the appropriate Domestic Dollar Revolving Notes in the amount, maturity and as otherwise provided herein; and

(iii) to the extent not previously accomplished, such Domestic Dollar Revolving Loan Borrower shall have duly authorized, executed and/or delivered to the Administrative Agent such other certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Section 5 if such Domestic Dollar Revolving Loan Borrower had been subject to such Section on the Effective Date, and “know your customer” information, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

The acceptance of the proceeds of each Loan or the making of each Letter of Credit Request (occurring on the Initial Borrowing Date and thereafter) shall constitute a representation and warranty by each Credit Party to the Agents and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents.

SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Borrower makes the following representations, warranties and agreements, in each case after giving effect to (or, in the case of representations and warranties made on the Initial Borrowing Date, concurrently with the consummation of) the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

7.01 Existence; Compliance with Law. Each Credit Party and each of its Subsidiaries (a) is a real estate investment trust or a corporation, limited liability company or limited partnership, duly organized or incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) is duly qualified as a foreign corporation, limited liability company or limited partnership and, if applicable, in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate could not reasonably be expected to have a Material Adverse Effect; (c) has all requisite corporate, limited liability company, partnership or other power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted, except where the absence of such power, authority and legal right could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) is in compliance with all applicable Requirements of Law except for such non-compliances as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; and (e) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals the failure to obtain, file or give notice of, in the aggregate could not reasonably be expected to have a Material Adverse Effect.

7.02 Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby:

(i) are within such Credit Party’s corporate, partnership, limited liability company or trust powers, as appropriate;

(ii) have been duly authorized by all necessary corporate, partnership, limited liability company or trust action, as appropriate, including, without limitation, the consent of stockholders, general and/or limited partners and members where required;

(iii) do not and will not (A) contravene any Credit Party’s or any of its Subsidiary’s respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement, operating agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, (x) any material indenture, bond, note, instrument or any other material agreement or (y) any other Contractual Obligation of any Credit Party or any of its Subsidiaries, except, in the case of this clause (y), to the extent that any such conflict, breach, termination or acceleration, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the Assets of any Credit Party or any of its Subsidiaries; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made, and each of which is in full force and effect.

(b) This Agreement and each of the other Credit Documents when executed and delivered by a Credit Party which is a party thereto will be duly executed and delivered by such Credit Party. This Agreement and the other Credit Documents when executed by the Credit Parties party hereto and thereto will constitute legal, valid and binding obligations (as applicable) of the Credit Parties party to such Credit Documents (enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and, in the case of any Alternate Currency Revolving Loan Borrower organized in any jurisdiction, subject to such other reservations set forth on Schedule V as to such jurisdiction).

7.03 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated financial statements and financial statement schedules of the Corporation and its Subsidiaries, as of December 31, 2007, 2008 and 2009, filed with the SEC as part of the Corporation’s annual report on Form 10-K, fairly present in all material respects the consolidated results of operations of the Corporation and its Subsidiaries for the respective Fiscal Years ended on such dates, and the consolidated financial position of the Corporation and its Subsidiaries as at the dates of such balance sheets. All such financial statements have been prepared in accordance with GAAP consistently applied, except as expressly set forth in the notes thereto.

(b) Since December 31, 2009 (but, for this purpose, assuming that the Transaction had been consummated on such date), nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of the Corporation and its Subsidiaries taken as a whole will exceed their debts; (b) the Corporation and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Corporation and its Subsidiaries taken as a whole do not have unreasonably small capital with which to conduct their businesses. For purposes of this Section 7.03(c), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(d) Except as disclosed in the financial statements delivered pursuant to Section 7.03(a) and the Indebtedness incurred in connection with the Transaction, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Corporation or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, has had or could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, no Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 7.03(a) which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(e) On and as of the Initial Borrowing Date, the Projections are based on good faith estimates and assumptions believed to be reasonable at the time made; provided, however, that the Corporation makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Corporation and its Subsidiaries will achieve the financial results reflected in such projections (it being understood that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Corporation’s control, that no assurance can be given that any particular Projections will be realized and that actual results may differ and that such differences may be material).

7.04 Litigation. There are no pending or, to the best knowledge of any Borrower, threatened actions, investigations or proceedings affecting the Corporation, any of its Subsidiaries or any other Credit Party, or any of their respective Assets or revenues before any court, Governmental Authority or arbitrator, that in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect. None of the Corporation or any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default has had, or could reasonably be expected to have, a Material Adverse Effect.

7.05 True and Complete Disclosure. As of the Initial Borrowing Date, neither this Agreement nor any factual information set forth in the Bank Information Memorandum (excluding Projections (which are covered in Section 7.03(e)), other forward looking information and information of a general economic or industry nature), when taken as a whole contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made. As of the Initial Borrowing Date, there is no fact known to the Corporation which has not been disclosed to the Lenders and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

7.06 Use of Proceeds. (a) The proceeds of Revolving Loans, Swingline Loans and Competitive Bid Loans incurred by the respective Borrower will be used (x) to finance the Transaction and to pay fees and expenses incurred in connection therewith and (y) for such Borrower’s and its Subsidiaries’ general corporate and working capital purposes.

(b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X or be used to purchase or carry Margin Stock.

(c) At the time of each Credit Event occurring on or after the Initial Borrowing Date, not more than 25% of the value of the assets of the Corporation and its Subsidiaries taken as a whole will constitute Margin Stock.

7.07 Taxes. Each of the Corporation and each of its Subsidiaries has filed or caused to be filed all federal, state and local Tax returns which are required to be filed, and has paid or has caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.08 Compliance with ERISA. (a) Except as would not result in a Material Adverse Effect, (i) each Plan is in compliance in form and operation with its terms and with applicable provisions of ERISA and the Code; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification); (iii) no ERISA Event has occurred during the last 3 years; (iv) there exists no Unfunded Pension Liability with respect to any Plan; (v) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan; (vi) none of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate have incurred or reasonably expect to incur any liability to the PBGC save for any liability for premiums due in the ordinary course or other liability; and (vii) no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate arising from or relating to a Plan exists or is likely to arise on account of any Plan.

(b) Except as would not result in a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of applicable laws and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (iii) none of any Borrower nor any Subsidiary of any Borrower has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of any Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

7.09 Property. Subject to Section 7.12, each of the Corporation and each of its Subsidiaries has good title and each of valid leasehold interests to each of the properties and assets reflected on the most recent balance sheet referred to in Section 7.03(a) or delivered under Section 8.01 (other than properties or assets (x) owned by a Person that is consolidated with the Corporation or any of its Subsidiaries under GAAP but is not a Subsidiary of the Corporation, (y) sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and (z) as otherwise permitted by the terms of this Agreement), except for defects in title or interests that would not reasonably be expected to have Material Adverse Effect, and all such properties and assets are free and clear of Liens, except Permitted Liens.

7.10 Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.11 Environmental Matters. (a) Each Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of each Borrower, threatened Environmental Claims against any Borrower or any of its Subsidiaries (including any such Environmental Claim arising out of the ownership or operation by any Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by any Borrower or any of its Subsidiaries) or any Real Property owned or operated by any Borrower or any of its Subsidiaries. To the knowledge of each Borrower, there are no facts, circumstances or conditions with respect to the business or operations of any Borrower or any of its Subsidiaries or any Real Property owned or operated by any Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by any Borrower or any of its Subsidiaries but no longer owned or operated by any Borrower or any of its Subsidiaries) or any real property adjoining or adjacent to any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against any Borrower or any of its Subsidiaries or any Real Property owned or operated by any Borrower or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by any Borrower or any of its Subsidiaries to be subject to any restrictions imposed by Environmental Laws on the nature of the use or the transferability of such Real Property by any Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not been Released on or from, generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by any Borrower or any of its Subsidiaries where such Release, generation, use, treatment, storage or transportation has violated or would reasonably be expected to violate any applicable Environmental Law.

(c) Notwithstanding anything to the contrary in preceding clauses (a) and (b) of this Section 7.11, the representations made in preceding clauses (a) and (b) of this Section 7.11 shall not be untrue unless the aggregate effect of all violations, Environmental Claims, facts, circumstances, conditions, occurrences, restrictions, failures and noncompliances subject to or governed by Environmental Laws would reasonably be expected to have a Material Adverse Effect.

7.12 Intellectual Property, Licenses, Franchises and Formulas. Each Borrower and each of its Subsidiaries owns, or has the right to use, all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, or has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own, have or obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

7.13 Scheduled Existing Indebtedness, etc. (a) Schedule 7.13 sets forth a true and complete list of all Indebtedness of the Credit Parties (other than (i) Indebtedness owed by any Credit Party to any of the Corporation or any of its Subsidiaries, (ii) Contingent Obligations in respect of obligations other than Indebtedness, (iii) “bad boy” guarantees issued by any Credit Party in respect of certain obligations under joint venture arrangements or (iv) obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement) as of February 28, 2010 and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Letters of Credit, the “Scheduled Existing Indebtedness”), in each case, showing the aggregate principal amount thereof and the name of the respective borrower. Since February 28, 2010, no Credit Party has incurred any material Indebtedness.

(b) As of the Initial Borrowing Date, the Existing Senior Notes are not guaranteed by any Person.

SECTION 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnification obligations) incurred hereunder and thereunder, are paid in full:

8.01 Information Covenants. The Corporation will furnish to the Lenders:

(a) Quarterly Financial Statements. Within 55 days after the close of the first three quarterly accounting periods in each Fiscal Year of the Corporation, (i) the consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such quarterly accounting period, and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be certified by the chief financial officer of the Corporation (or by the Senior Vice President and Treasurer or Senior Vice President and Corporate Controller of the Corporation), subject only to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

(b) Annual Financial Statements. Within 100 days after the close of each Fiscal Year of the Corporation, (i) the consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and retained earnings and of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified (without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit) by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the respective financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management’s discussion and analysis of the important operational and financial developments during the respective Fiscal Year.

(c) Budgets. On March 1 of each Fiscal Year, a budget for such Fiscal Year prepared by the Corporation (on a consolidated basis) in reasonable detail and in form reasonably satisfactory to the Administrative Agent and accompanied by the statement of the chief financial officer of the Corporation (or by the Senior Vice President and Treasurer or Senior Vice President and Corporate Controller of the Corporation) to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

(d) Officer’s Certificates. As of the date of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the chief financial officer of the Corporation (or by the Senior Vice President and Treasurer or Senior Vice President and Corporate Controller of the Corporation), in form satisfactory to the Agents, to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrowers and their Subsidiaries were in compliance with the provisions of Sections 9.01, 9.03, 9.04 and 9.05 at the end of such fiscal quarter or Fiscal Year, as the case may be, (y) set forth its Unsecured Debt Ratings and (z) set forth the calculations required to establish the Applicable Margin and the Consolidated Leverage Ratio as at the last day of such fiscal quarter or Fiscal Year, as the case may be.

(e) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or ten Business Days in the case of following clause (ii)) after any Authorized Officer of any Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of any Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

(f) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Borrower or any of its Subsidiaries as either Agent or any Lender may reasonably request.

(g) Delivery of Information. Information required to be delivered pursuant to paragraphs (a) and (b) shall be deemed to have been delivered on the date on which the Corporation provides notice to the Administrative Agent that such information has been posted on the Corporation’s website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website accessible by the Lenders without charge; provided that the Corporation shall deliver paper copies of the reports and financial statements referred to in paragraphs (a) and (b) of this Section 8.01 to the Administrative Agent or any Lender who requests the Corporation to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

8.02 Books, Records and Inspections. Each Borrower will, and the Corporation will cause each Subsidiary to, maintain or cause to be maintained at all times true and complete in all material respects books and records of its financial operations (in accordance with GAAP) and provide the Administrative Agent and its representatives reasonable access to all such books and records and to any of their properties or assets during regular business hours and upon advance written notice (provided that reasonable access to such books and records and to each Borrower’s properties or assets shall be made available to the Lenders if an Event of Default has occurred and is continuing), in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts and records (in each case subject to each Borrower or the Corporation’s Subsidiaries’ obligations under applicable confidentiality provisions) and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and, so long as a representative of such Borrower or such Subsidiary is present, independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. Notwithstanding Section 13.01, unless any such visit or inspection is conducted after the occurrence and during the continuance of a Default or an Event of Default, the Corporation shall not be required to pay any costs or expenses incurred by the Administrative Agent, any Lender or any other Person in connection with such visit or inspection.

8.03 Maintenance of Insurance. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, maintain (either in the name of such Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance in at least such amounts and against at least such risks as are customarily insured against by companies engaged in the same or a similar business. Notwithstanding the foregoing, each Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

8.04 Corporate Franchises. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses permits and intellectual property; provided, however, that (i) nothing in this Section 8.04 shall prevent (x) transactions permitted under Section 9.02 or (y) the liquidation of any Subsidiary (which Subsidiary is not itself a Credit Party) if the Corporation determines that such liquidation could not reasonably be expected to have a Material Adverse Effect and (ii) neither any Borrower nor any such Subsidiary shall be required to preserve its existence (other than the corporate or other applicable existence of each Borrower) or any right, franchise, license, permit or intellectual property if, in the good faith business judgment of the Corporation, the termination of or failure to preserve and keep in full force and effect such existence, right, franchise, license, permit or intellectual property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.05 Compliance with Statutes, etc. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, comply with all Requirements of Law (including, without limitation, all Environmental Laws and the rules and regulations thereunder), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.06 ERISA. As soon as reasonably practicable and, in any event, within fifteen (15) days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know of (i) the occurrence of any ERISA Event, (ii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower, a Subsidiary of any Borrower, or (iii) the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate, a Borrower will deliver, or cause to be delivered, to the Lenders a certificate of the chief financial officer, treasurer or controller of any Borrower setting forth the reasonable details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Borrower, such Subsidiary, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other government agency, and any notices received by such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency. Each Borrower will deliver to such Lender (i) upon the request of such Lender, a complete copy of the annual report (on U.S. Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the U.S. Internal Revenue Service and (ii) copies of any records, documents, notices, certificates or other information that must be furnished to or are received by any Borrower or any of its Subsidiaries or ERISA Affiliates from the PBGC or any other governmental agency with respect to any Plan.

8.07 End of Fiscal Years; Fiscal Quarters. The Corporation will cause (i) each of its, and each of its Subsidiaries’, Fiscal Years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates which are consistent with a Fiscal Year ending December 31.

8.08 Maintenance of Properties. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, keep all property necessary to the business of such Borrower and each such Subsidiary in good working order and condition consistent with industry practice, ordinary wear and tear excepted, except such non-compliances with the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.09 Payment of Taxes. Each Borrower will, and the Corporation will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien not otherwise permitted under Section 9.01(i); provided that no Borrower or any of its Subsidiaries will be required to pay any such tax, assessment, charge, levy or claim which (x) is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP and (y) would not reasonably be expected to have a Material Adverse Effect.

SECTION 9. Negative Covenants. Each of the Borrowers hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than contingent indemnification obligations) incurred hereunder and thereunder, are paid in full:

9.01 Liens. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase or leaseback such property or assets (including sales of accounts receivable with recourse to such Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental or quasi-governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental or quasi-governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens in respect of assets of any Borrower or any of its Subsidiaries incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money, and which (x) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business and (y) do not secure obligations in excess of $75,000,000 at any time;

(iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.01 (“Existing Liens”), and giving effect to any renewals, replacements and extensions of such Liens, in each case so long as (x) the principal amount of the obligations secured thereby is not increased as a result thereof (except to the extent any such incremental obligations are independently justified under (and applied as a utilization of the basket described in) Section 9.01(xviii) below or as otherwise expressly permitted by Schedule 9.01) and (y) such renewals, replacements and extensions do not result in (I) Liens applying to any Assets which are not already subject to the Liens securing the respective obligations being renewed, replaced or extended or (II) except as expressly permitted by Schedule 9.01, an increase in the amount of any category of Assets which are subject to the Liens securing the respective obligations being renewed, replaced or extended);

(iv) licenses, leases, sublicenses or subleases granted to other Persons not materially interfering with the conduct of the business of any Borrower and its Subsidiaries taken as a whole;

(v) any Lien on any asset of any Borrower or any of its Subsidiaries (I) subject to Capitalized Lease Obligations or (II) securing other Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that (x) the Lien encumbering the asset or assets giving rise to such Capitalized Lease Obligation or other Indebtedness, as the case may be, does not encumber any other asset of such Borrower or any Subsidiary of such Borrower and (y) except in the case of a Lien securing Capitalized Lease Obligations, any such Lien attaches to such asset concurrently with, or within 180 days after, the acquisition thereof, or such longer period, not to exceed 12 months, due to the Corporation’s or its respective Subsidiaries’ inability to retain the requisite governmental approvals with respect to such acquisition; provided further, that, in the case of any asset constituting Real Property, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Indebtedness so secured does not exceed the sum of (x) the purchase price of such Real Property plus (y) the costs of such construction;

(vi) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and, except in the case of those arising out of a governmental taking or threatened governmental taking, not materially interfering with the conduct of the business of any Borrower or any of its Subsidiaries;

(vii) Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;

(viii) all Liens arising from, and UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) made in connection with, the securitization, sale or other non-recourse financing of timeshare receivables (irrespective of whether such transactions appear on the consolidated balance sheet of the Corporation), so long as the only Assets subject to such Liens are timeshare receivables, customary related contractual and other rights and any proceeds of the foregoing;

(ix) to the extent not covered by clause (ii) above, Liens securing judgments which do not constitute an Event of Default, provided that no cash or property is deposited or delivered to secure the respective judgment (or any appeal bond in respect thereof);

(x) statutory and common law landlords’ liens under leases to which any Borrower or any of its Subsidiaries is a party;

(xi) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, solicitors or other Liens arising in the ordinary course of business which (x) do not secure Indebtedness for borrowed money and (y)(I) do not in the aggregate materially detract from the value of the relevant property or assets of any Borrower or Subsidiary of any Borrower or materially impair the use thereof in the operation of the business of any Borrower or Subsidiary of any Borrower or (II) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money);

(xiii) normal and customary Liens in favor of a banks or other depository or financial institutions arising as a matter of law and encumbering deposits or other funds maintained with such financial institution (including rights of setoff);

(xiv) Liens on property or assets acquired by any Borrower or any of its Subsidiaries, or on property or assets of a Subsidiary acquired by any Borrower or any of its Subsidiaries, in each case in existence at the time such acquisition is consummated, provided that such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition and do not attach to any other asset of such Borrower or any of its Subsidiaries;

(xv) Liens resulting from the refinancing, renewal or extension of obligations secured by any Lien permitted by clauses (v) and (xiv) of this Section 9.01, so long as (x) the principal amount of the obligations secured thereby is not increased as a result thereof (except to the extent any such incremental obligations are independently justified under (and applied as a utilization of the basket described in) Section 9.01(xviii) below) and (y) such renewals, replacements and extensions do not result in Liens applying to any Assets which are not already subject to the Liens securing the respective obligations being renewed, replaced or extended;

(xvi) intercompany Indebtedness owed by and among the Corporation and any of its Wholly-Owned Subsidiaries may be secured by any Assets of the respective obligor;

(xvii) Liens on Segregated Funds (and deposit accounts in which Segregated Funds are deposited) pledged by the Corporation or any of its Subsidiaries to secure Defeased Debt in accordance with the terms of the documentation governing the same; and

(xviii) Liens on Assets of the Corporation or any of its Subsidiaries and not otherwise permitted by the foregoing clauses (i) through (xvii), so long as the lesser of (x) the aggregate fair market value (as reasonably determined by the senior management of the Corporation) of all of the Assets subject to such Liens and (y) 125% of the maximum amount of the obligations secured by such Liens, as applicable, does not exceed at any time 10% of Consolidated Net Tangible Assets (determined as of the date of the most recent incurrence of such Liens or related obligations (or any increase thereof) by reference to the then most recent date for which the Corporation has delivered (or was required to deliver, if such delivery has not been made) its financial statements under Section 8.01(a) or (b), as applicable, or, if the Corporation has not yet been required to deliver financial statements under Section 8.01, determined as of December 31, 2009).

9.02 Consolidation, Merger, Sale of Assets, Lease Obligations, etc. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of all or any substantial part of the property or assets of such Borrower or such Subsidiary (other than inventory, goods, materials or equipment (in each case other than Real Property) in the ordinary course of business), unless: (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) in the case of a merger, consolidation or amalgamation involving an Alternate Currency Revolving Loan Borrower (other than the Corporation), an Alternate Currency Revolving Loan Borrower is the surviving corporation of such merger, consolidation or amalgamation, and (iii) in the case of a merger, consolidation or amalgamation involving the Corporation or any other Domestic Dollar Revolving Loan Borrower and any other Person, the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, shall be the surviving corporation of such merger, consolidation or amalgamation, provided that notwithstanding the foregoing:

(1) in the case of a merger, consolidation or amalgamation described in clause (iii)~~. The~~, the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, shall not be required to be the surviving corporation of such merger, consolidation or amalgamation, so long as (x) the respective entity which survives such merger, consolidation or amalgamation, assumes all of the obligations of the Corporation or such other Domestic Dollar Revolving Loan Borrower, as the case may be, under the Credit Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent and the Required Lenders, (y) the Required Lenders shall have consented thereto on such additional terms and conditions satisfactory to them and (z) such surviving entity shall have delivered such opinions of counsel and such other documentation (including revised Notes and evidence of good standing) as shall be reasonably requested by the Administrative Agent or any Lender;

(2) in the case of a merger, consolidation or amalgamation of an Alternate Currency Revolving Loan Borrower (other than the Corporation) and a Domestic Dollar Revolving Loan Borrower, the Domestic Dollar Revolving Loan Borrower shall be the surviving corporation of such merger, consolidation or amalgamation;

(3) no Alternate Currency Revolving Loan Borrower (other than the Corporation) shall be permitted to merge, consolidate or amalgamate with any other Alternate Currency Revolving Loan Borrower unless both Alternate Currency Revolving Loan Borrowers subject to such transaction are organized in the same jurisdiction; and

(4) in the case of a merger, consolidation or amalgamation of the Corporation and another Domestic Dollar Revolving Loan Borrower, the Corporation shall be the surviving corporation of such merger, consolidation or amalgamation.

9.03 Restricted Payments. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, authorize, declare or pay any Dividends, except that:

(i) any Subsidiary of the Corporation may authorize, declare and pay cash Dividends to the Corporation or to any Wholly-Owned Subsidiary of the Corporation;

(ii) any Subsidiary of the Corporation that is not a Wholly-Owned Subsidiary may authorize, declare and pay Dividends to its shareholders, members or partners generally, so long as the Corporation or its respective Subsidiary which owns the equity interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

(iii) the Corporation may authorize, declare and make an annual Dividend once per Fiscal Year in the form of a cash distribution to its shareholders (payable in the first fiscal quarter of each Fiscal Year) in an amount not to exceed $100,000,000 per Fiscal Year; provided that (x) in no event shall the amount of such Dividend paid in any Fiscal Year exceed Excess Cash Flow for the immediately preceding Fiscal Year, (y) in no event shall any Dividend be authorized, declared or made, unless (1) the Consolidated

Leverage Ratio (determined, for this purpose, on a Pro Forma Basis based on the Consolidated Indebtedness as of the date of such authorization, declaration or cash distribution after giving effect to any Indebtedness incurred (or to be incurred) to make such cash distribution) as at the last day of the Reference Period then last ended is less than 5.00:1.00 and (2) no Specified Default or Event of Default exists at the time of the respective authorization, declaration or distribution or would exist immediately after giving effect thereto and (z) on or prior to the date of the payment of such Dividend, the Corporation shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Corporation certifying to the best of his or her knowledge as to compliance with the requirements of this clause (iii) and containing the calculations (in reasonable detail) required to demonstrate compliance with preceding subclauses (x) and (y)(1); and

(iv) the Corporation may authorize, declare and make Dividends in the form of share repurchases from time to time, so long as (x) the Consolidated Leverage Ratio as at the last day of the most recently ended Reference Period (determined, for this purpose, on a Pro Forma Basis based on the Consolidated Indebtedness as of the date of such authorization, declaration or repurchase after giving effect to any Indebtedness incurred (or to be incurred) to make such repurchase) is less than 4.50:1.00, (y) no Specified Default or Event of Default exists at the time of the respective authorization, declaration or repurchase or would exist immediately after giving effect thereto and (z) on or prior to the date of the payment of such Dividends, the Corporation shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Corporation certifying to the best of his or her knowledge as to compliance with the requirements of preceding subclauses (x) and (y) and containing the calculations (in reasonable detail) required to demonstrate compliance with preceding subclause (x).

Notwithstanding anything to the contrary contained above in this Section 9.03, the Corporation shall be permitted to authorize, declare and pay Dividends in its discretion upon the earliest to occur of the following: (I) the Consolidated Leverage Ratio having been less than 4.00:1.00 for two consecutive Test Periods (as set forth in two officer’s certificates delivered pursuant to Section 8.01(d) in respect of two consecutive fiscal periods), (II) an Unsecured Debt Rating of BBB- or higher having been assigned by S&P or Baa3 or higher having been assigned by Moody’s, and (III) the Corporation having (x) voluntarily elected (by delivery of an irrevocable written notice of such election to the Administrative Agent) to reset the maximum Consolidated Leverage Ratio permitted under Section 9.05 for all periods after the date of such election at 4.50:1.00 (any such election, a “Leverage Ratio Reset Election”) and (y) delivered an officers’ certificate pursuant to Section 8.01(d) demonstrating compliance with such Consolidated Leverage Ratio pursuant to Section 9.05 as at the last day of the first fiscal quarter or Fiscal Year, as the case may be, ended after the Leverage Ratio Reset Election; provided that no such Dividend described above shall be permitted if a Specified Default or Event of Default exists at the time of the respective authorization, declaration or payment of such Dividend or would exist immediately after giving effect thereto.

9.04 Consolidated Interest Coverage Ratio. The Corporation will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Corporation to be less than 2:50:1.00.

9.05 Maximum Consolidated Leverage Ratio. The Corporation will not permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of the Corporation occurring during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
From the Initial Borrowing Date through and including the last day of the Corporation’s fiscal quarter ending June 30, 2011	5.50:1.00

The first day of the Corporation’s fiscal quarter ending September 30, 2011 through and including the last day of the Corporation’s fiscal quarter ending December 31, 2011	5.25:1.00

The first day of the Corporation’s fiscal quarter ending March 31, 2012 through and including the last day of the Corporation’s fiscal quarter ending June 30, 2012	5.00:1.00

The first day of the Corporation’s fiscal quarter ending September 30, 2012 through and including the last day of the Corporation’s fiscal quarter ending December 31, 2012	4.75:1.00

Thereafter	4.50:1.00.

provided, however that, on and after the Leverage Ratio Reset Election, the Corporation will not permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of the Corporation to be greater 4.50:1.00.

9.06 Business. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the Hotel Business.

9.07 Transaction with Affiliates. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into any transaction (or series of related transactions) with any Affiliate of the Corporation or any of its Subsidiaries that is material to the Corporation and its Subsidiaries as a whole other than on terms and conditions substantially as favorable to such

Borrower or such Subsidiary as would reasonably be obtained by such Borrower or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided, however, that the foregoing shall not prohibit (x) transactions among the Corporation and/or its Wholly-Owned Subsidiaries and (y) the authorization, declaration and payment of Dividends by the Corporation and its Subsidiaries as permitted by Section 9.03.

SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Any Borrower shall (i) default in the payment when due of any principal of (or any Face Amount of, as the case may be) any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or the interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 4.02(d), 8.01(e)(i), 8.04 (but only to the extent arising from the failure of any Credit Party to preserve and keep in full force and effect its existence) or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02 and clause (i) of this Section 10.03) and such default as described in this clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to any Borrower by the Administrative Agent or the Required Lenders; or

10.04 Default Under Other Agreements. (i) Any Credit Party or any of their Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, without any further notice (other than a notice of acceleration, if required) or any further lapse of time, such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations and Non-Recourse Indebtedness) of any Credit Party or any of their Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate principal amount of all such Indebtedness as described in preceding clauses (i) and (ii) is at least $100,000,000 (or, in the case of currencies other than Dollars, the Dollar Equivalent thereof); or

10.05 Bankruptcy, etc. Any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries), and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries), or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, bankruptcy, insolvency, receivership, administration, winding up or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding under any such law of any jurisdiction which remains undismissed for a period of 60 days, or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian, administrator, administrative receiver, receiver, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

10.06 ERISA. Any ERISA Event shall occur which would reasonably be expected to have a Material Adverse Effect. A Foreign Pension Plan shall fail to be in good standing with applicable regulatory authorities or comply with applicable laws, and such failure would reasonably be expected to have a Material Adverse Effect; or

10.07 Guaranties. Except in accordance with the express terms of the respective Guaranty, any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance (beyond any applicable grace period) of any term, covenant or agreement on its part to be performed or observed pursuant to such Guaranty; or

10.08 Judgments. One or more judgments or decrees shall be entered against any Borrower or any Subsidiary of any Borrower involving in the aggregate for the Borrowers and their Subsidiaries a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $100,000,000 (or in the case of currencies other than Dollars, the Dollar Equivalent thereof); or

10.09 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur immediately and automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of, the Face Amount of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the relevant Account Party to pay (and the relevant Account Party agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Account Party, it will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash (in the respective currency in which such Letter of Credit is denominated), to be held as security by the Administrative Agent for the respective Account Party’s reimbursement obligations in respect of Letters of Credit then outstanding, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding issued for the account of such Account Party; (v) apply any cash collateral held pursuant to Section 4.02 to the repayment of the Obligations; and (vi) direct the appropriate Alternate Currency Revolving Loan Borrower to pay (and each Alternate Currency Revolving Loan Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent (without duplication) all amounts required to be paid pursuant to clause (j) of Schedule III.

SECTION 11. Definitions and Accounting Terms.

11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Absolute Rate” shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

“Acceptance Fee” shall mean, in respect of a Bankers’ Acceptance, a fee calculated on the Face Amount of such Bankers’ Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Revolving Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Bankers’ Acceptance. Acceptance Fees shall be calculated on the basis of the term to maturity of the Bankers’ Acceptance and a year of 365 days.

“Account Party” shall mean (i) in respect of Domestic Dollar Letters of Credit, any Domestic Dollar Revolving Loan Borrower and (ii) in respect of Alternate Currency Letters of Credit, any Alternate Currency Revolving Loan Borrower.

“Acquisition” shall mean the acquisition of all or any portion of the assets (including Hotels) or all or any portion of the Capital Stock of any Person.

“Adjustment Date” shall have the meaning provided in Section 1.18(b).

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (x) beneficial ownership of 10% or more of the voting securities, of a Person shall be deemed to be control and (y) none of the Agents, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Corporation or any Subsidiary thereof.

“Agent” shall mean each of DB in its capacity as Administrative Agent and JPMorgan Chase Bank, N.A. in its capacity as Syndication Agent; provided that (x) for purposes of Sections 13.01 and 13.20, the term “Agent” shall include the Lead Arrangers and (y) for purposes of Section 13.20 only, the term “Agent” shall also include the co-documentation agents identified on the cover page to this Agreement.

“Aggregate Alternate Currency Credit Exposure” at any time means the sum of (i) the aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Non-Dollar Alternate Currency Loan then outstanding) plus (ii) the Aggregate Alternate Currency Letter of Credit Outstandings at such time.

“Aggregate Alternate Currency Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Alternate Currency Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Alternate Currency Letters of Credit at such time (for such purpose, using the Dollar Equivalent of all Unpaid Drawings owing in any Non-Dollar Alternate Currency).

“Aggregate ~~Non-Alternate Currency~~ Domestic Dollar Revolving Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount of all Domestic Dollar Revolving Loans and Swingline Loans then outstanding and (ii) the aggregate amount of all Domestic Dollar Letter of Credit Outstandings at such time.

“Aggregate Other Permitted LIBOR-Based Alternate Currency Revolving Credit Exposure” shall mean, at any time, with respect to a given Other Permitted LIBOR-Based Alternate Currency, (i) the aggregate principal amount of all Alternate Currency Revolving Loans made in such Other Permitted LIBOR-Based Alternate Currency and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each such Alternate Currency Revolving Loan), plus (ii) the aggregate amount of all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit denominated in such Other Permitted LIBOR-Based Alternate Currency at such time (for this purpose, using the Dollar Equivalent of all amounts expressed in such Other Permitted LIBOR-Based Alternate Currency).

“Aggregate Permitted Non-LIBOR-Based Alternate Currency Revolving Credit Exposure” shall mean, at any time, with respect to a given Permitted Non-LIBOR-Based Alternate Currency, (i) the aggregate principal amount of all Alternate Currency Revolving Loans made in such Permitted Non-LIBOR-Based Alternate Currency and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each such Alternate Currency Revolving Loan), plus (ii) the aggregate amount of all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit denominated in such Permitted Non-LIBOR-Based Alternate Currency at such time (for this purpose, using the Dollar Equivalent of all amounts expressed in such Permitted Non-LIBOR-Based Alternate Currency).

“Aggregate Revolving Credit Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount or Face Amount, as applicable, of all Revolving Loans then outstanding (for this purpose, at all times prior to the occurrence of a Sharing Event, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Non-Dollar Alternate Currency Revolving Loan then outstanding), plus (ii) the aggregate principal amount of all Swingline Loans then outstanding plus (iii) the aggregate principal amount of all Competitive Bid Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount of each Non-Dollar Alternate Currency Competitive Bid Loan then outstanding) plus (iv) the aggregate amount of all Letter of Credit Outstandings at such time.

“Agreement” shall mean this Credit Agreement, as modified, supplemented or amended (including any amendment and restatement hereof) from time to time.

“Alternate Currency” shall mean each of Dollars, Canadian Dollars, Euros, Pounds Sterling, Australian Dollars, Yen, any Other Permitted LIBOR-Based Alternate Currency and any Permitted Non-LIBOR-Based Alternate Currency.

“Alternate Currency Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in an Alternate Currency.

“Alternate Currency Equivalent” shall mean the Canadian Dollar Equivalent, Euro Equivalent, LIBOR-Based Alternate Currency Equivalent or Non-LIBOR-Based Alternate Currency Equivalent, as the case may be.

“Alternate Currency Letter of Credit” shall mean each Letter of Credit denominated in an Alternate Currency and issued for the account of an Alternate Currency Revolving Loan Borrower pursuant to Section 2.01.

“Alternate Currency Letter of Credit Outstandings” shall mean, at any time, with respect to any Alternate Currency Letter of Credit, the sum of (i) the aggregate Stated Amount of such Alternate Currency Letter of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to such Alternate Currency Letter of Credit at such time (for such purpose, using the Dollar Equivalent of all Unpaid Drawings owing in any Non-Dollar Alternate Currency).

“Alternate Currency LIBOR Rate” shall mean, with respect to any Alternate Currency (other than Dollars, Canadian Dollars, Euros and any Permitted Non-LIBOR-Based Alternate Currency), (i) the rate per annum that appears on the relevant Reuters Screen page (or any successor page) for such Alternate Currency deposits with maturities comparable to the Interest Period applicable to the Alternate Currency Revolving Loans incurred in such Alternate Currency subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period or (ii) if such a rate does not appear on the relevant Reuters Screen page (or any successor page), the offered quotation to first-class banks in the London interbank market by DB for such Alternate Currency deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Alternate Currency Revolving Loan in the relevant Alternate Currency of DB with maturities comparable to the Interest Period applicable to such Alternate Currency Revolving Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that, in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Alternate Currency Revolving Loans incurred in such Alternate Currency, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of such Alternate Currency Revolving Loans, the “Alternate Currency LIBOR Rate” determined pursuant to this definition shall instead be the rate determined by DB as the all-in-cost of funds for DB to fund such Alternate Currency Revolving Loan with maturities comparable to the Interest Period applicable thereto.

“Alternate Currency Loan” shall mean each Alternate Currency Revolving Loan and each Alternate Currency Competitive Bid Loan.

“Alternate Currency Non-LIBOR Rate” shall mean (i) with respect to any Mexican Pesos Revolving Loan, the TIIE Rate, provided that for purposes of Sections 1.05, 2.04(c), and 2.05(a), the Alternate Currency Non-LIBOR Rate with respect to any Mexican Pesos Revolving Loan shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Mexican Pesos Revolving Loans with maturities comparable to the Mexican Pesos Interest Period applicable thereto, and (ii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan denominated in a given Other Permitted Non-LIBOR-Based Alternate Currency, the rate per annum for such Loan determined in accordance with the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Alternate Currency Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Alternate Currency Revolving Loan Borrower” shall mean (i) the Corporation, (ii) Clocktower, unless Clocktower is removed (and not subsequently reinstated) as an “Alternate Currency Revolving Loan Borrower” pursuant to Section 13.12(c), and (iii) any other Wholly-Owned Foreign Subsidiary of the Corporation that is found acceptable to, and approved in writing by, the Administrative Agent which accedes to this Agreement as contemplated by Section 6.03, unless such other Wholly-Owned Foreign Subsidiary is removed (and not subsequently reinstated) as an “Alternate Currency Revolving Loan Borrower” pursuant to Section 13.12(c); provided that (x) Clocktower and any other Alternate Currency Revolving Loan Borrower organized in Canada or any province thereof may only request and incur extensions of credit under the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollar Revolving Loan Sub-Commitments, (y) no Alternate Currency Revolving Loan Borrower organized in a jurisdiction other than Canada or any province thereof may request or incur extensions of credit under the Alternate Currency Revolving Loan Sub-Tranche relating to Canadian Dollar Revolving Loan Sub-Commitments, and (z) any other Alternate Currency Revolving Loan Borrower shall be restricted to extensions of credit under such Alternate Currency Revolving Loan Sub-Tranches as may be specified by the Administrative Agent at the time of its approval of such Person as an Alternate Currency Revolving Loan Borrower, in which case such Person shall constitute an Alternate Currency Revolving Loan Borrower with respect to only those Alternate Currency Revolving Loan Sub-Tranches as have been so approved by the Administrative Agent.

“Alternate Currency Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender, the Australian Dollar Revolving Loan Sub-Commitment, the Pounds Sterling Revolving Loan Sub-Commitment, the Canadian Dollar Revolving Loan Sub-Commitment, the Dollar I Revolving Loan Sub-Commitment, the Dollar II Revolving Loan Sub-Commitment, the Euro I Revolving Loan Sub-Commitment, the Euro II Revolving Loan Sub-Commitment, the Euro III Revolving Loan Sub-Commitment, the Yen Revolving Loan Sub-Commitment, the Mexican Pesos Revolving Loan Sub-Commitment, the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment and/or the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, as appropriate, of the respective Alternate Currency RL Lender.

“Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” shall mean, with respect to the aggregate amount of Alternate Currency Revolving Loan Sub-Commitments with respect to any Alternate Currency Revolving Loan Sub-Tranche, the aggregate amount set forth opposite such Alternate Currency Revolving Loan Sub-Tranche in the table below:

Type of Sub-Tranche	Amount
Dollar I Revolving Loan Sub Commitment [___________][1]

Dollar II Revolving Loan Sub Commitment [___________][2]

Euro I Revolving Loan Sub-Commitments	$250,000,000

Euro II Revolving Loan Sub-Commitments	$150,000,000

Euro III Revolving Loan Sub-Commitments	$100,000,000

Pounds Sterling Revolving Loan Sub-Commitments	$250,000,000

Australian Dollars Revolving Loan Sub-Commitments	$100,000,000

Yen Revolving Loan Sub-Commitments	$100,000,000

Canadian Dollar Revolving Loan Sub-Commitments	$150,000,000

Mexican Pesos Revolving Loan Sub-Commitments	$15,000,000

Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments	$100,000,000

Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments	$35,000,000

; provided that (x) the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” for a given Alternate Currency Revolving Loan Sub-Tranche may exceed the amount set forth in the table above, so long as (i) any such increase over the amount specified in the table above for such Alternate Currency Revolving Loan Sub-Tranche is notified to the Administrative Agent in writing in connection with an increase to the respective Alternate Currency Revolving Loan Sub-Commitments pursuant to Section 1.19 and/or 13.12(e)(I) (and, in the case of any increase in “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” with respect to the Mexican Pesos Revolving Loan Sub-Commitments or the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments, is approved in writing by the Administrative Agent) and (ii) the amount of such excess, when added to the aggregate excess amounts for all other Alternate Currency Revolving Loan Sub-Tranches theretofore notified to (and, if applicable, approved by) the Administrative Agent pursuant to preceding clause (i), does not exceed $150,000,000 and (y) the Corporation may (by written notice to the Administrative Agent) reallocate any unused portion of the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” with respect to the Mexican Pesos Revolving Loan Sub-Commitments or the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments to increase the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” with respect to the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments or the Mexican Pesos Revolving Loan Sub-Commitments, as the case may be.

1 Starwood to advise amount of and source of funds for Sub-Tranche.

2 See FN 1.

“Alternate Currency Revolving Loan Sub-Tranche” shall mean the respective sub-facilities and Sub-Commitments made available by an Alternate Currency RL Lender (or its Affiliate) and utilized in making Alternate Currency Revolving Loans hereunder, with there being ~~nine~~twelve separate Alternate Currency Revolving Loan Sub-Tranches as of the Effective Date, i.e., the Canadian Dollar Revolving Loan Sub-Commitment, the Pounds Sterling Revolving Loan Sub-Commitment, the Dollar I Revolving Loan Sub-Commitment, the Dollar II Revolving Loan Sub Commitment, the Euro I Revolving Loan Sub-Commitment, the Euro II Revolving Loan Sub-Commitment, the Euro III Revolving Loan Sub-Commitment, the Australian Dollar Revolving Loan Sub-Commitment, the Yen Revolving Loan Sub-Commitment, the Mexican Pesos Revolving Loan Sub-Commitment, the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment and the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment (it being understood that the number of Alternate Currency Revolving Loan Sub-Tranches may be increased pursuant to a Non-LIBOR-Based Alternate Currency Amendment or a LIBOR-Based Alternate Currency Amendment as contemplated by Section 13.12(h) or (i), as applicable).

“Alternate Currency RL Lender” shall mean (i) each Lender listed on Schedule I-B, and (ii) each additional Person that becomes an Alternate Currency RL Lender party hereto in accordance with Section 1.14, 1.19, 13.04(b) or 13.12(e). An Alternate Currency RL Lender shall cease to be an “Alternate Currency RL Lender” when it has assigned all of its Alternate Currency Revolving Loan Sub-Commitments (and related Obligations) in accordance with Section 1.14 and/or 13.04(b) or when it shall have terminated all of its Alternate Currency Revolving Loan Sub-Commitments and Alternate Currency Letters of Credit (and all of the Alternate Currency Revolving Loans, Alternate Currency Letter of Credit Outstandings and related Obligations owing to such Lender shall have been paid in full) in accordance with the requirements of Section 13.12(f). For purposes of this Agreement, (x) unless the context otherwise indicates, each reference to an Alternate Currency RL Lender which has one or more affiliates which act as an Alternate Currency RL Lender with respect to one or more other Alternate Currencies shall include such affiliate or affiliates and (y) the terms “Lender” and “RL Lender” include each Alternate Currency RL Lender unless the context otherwise requires.

“Alternate Currency RL Percentage” of any Lender at any time shall mean, with respect to a given Alternate Currency Revolving Loan Sub-Tranche, a fraction (expressed as a percentage) the numerator of which is the Alternate Currency Revolving Loan Sub-Commitment of such Alternate Currency RL Lender with respect to such Alternate Currency Revolving Loan Sub-Tranche at such time and the denominator of which is the aggregate amount of Alternate Currency Revolving Loan Sub-Commitments of all Alternate Currency RL Lenders with respect to such Alternate Currency Revolving Loan Sub-Tranche at such time.

“Alternate Currency Sub-Commitment Re-Allocation Agreement” shall have the meaning provided in Section 13.12(e)(I).

“Applicable Currency” shall mean, with respect to any Obligations, Dollars or, to the extent relating to Non-Dollar Alternate Currency Loans or Non-Dollar Alternate Currency Letters of Credit, the respective Non-Dollar Alternate Currency, in which the respective Non-Dollar Alternate Currency Loans, Non-Dollar Alternate Currency Letters of Credit or related amounts were incurred or are denominated; provided that in the event Loans maintained in, and Unpaid Drawings owed in, ~~an~~a Non-Dollar Alternate Currency are converted into Loans maintained in, or Unpaid Drawings owing in, Dollars under the circumstances contemplated by Section 1.17, the Applicable Currency with respect to such Loans and Unpaid Drawings shall be Dollars.

“Applicable Margin” shall mean, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Loans or Fee and opposite the respective Ratings-Based Level (i.e., 1, 2, 3, 4, 5 or 6, as the case may be) and Leverage-Based Level (i.e., I, II, III, IV, V or VI, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as adjusted in accordance with the immediately succeeding proviso and as set forth in the respective officer’s certificate delivered pursuant to Section 8.01(d)):

Ratin gs- Based Level	Unsecured Debt Rating	Leverage- Based Level	Consolidated Leverage Ratio	“Applicable Margin” for Revolving Loans maintained as Euro Rate Loans or Permitted Non-LIBOR- Based Alternate Currency Revolving Loans	“Applicable Margin” for Base Rate and Canadian Prime Rate Loans	“Applicable Margin” for Facility Fee
1	BBB+ or higher from S&P or Baa1 or higher from Moody’s	I	Less than 2.25:1.0	1.75%	0.0%	0.25%

2	Ratings-Based Level 1 is not applicable and ratings of BBB or higher from S&P or Baa2 or higher from Moody’s	II	Greater than or equal to 2.25:1.0 and less than 3.00:1.0	1.95%	0.25%	0.30%

3	Ratings-Based Levels 1 and 2 are not applicable and ratings of BBB- or higher from S&P or Baa3 or higher from Moody’s	III	Greater than or equal to 3.00:1.0 and less than 3.75:1.0	2.15%	0.50%	0.35%

4	Ratings-Based Levels 1, 2 and 3 are not applicable and ratings of BB+ or higher from S&P or Ba1 or higher from Moody’s	IV	Greater than or equal to 3.75:1.0 and less than 4.25:1.0	2.35%	0.75%	0.40%

5	Ratings-Based Levels 1, 2, 3 and 4 are not applicable	V	Greater than or equal to 4.25:1.0 and less than 4.75	2.55%	1.00%	0.45%

6	Ratings-Based Levels 1, 2, 3 and 4 are not applicable	VI	Greater than or equal to 4.75:1.0	3.00%	1.50%	0.50%

; provided that for purposes of calculations pursuant to the preceding table, (x) if the Unsecured Debt Ratings established by Moody’s and S&P shall fall within different Ratings-Based Levels, then the Ratings-Based Level used to determine the “Applicable Margin” shall be the higher Ratings-Based Level (with, by way of example, the highest Level being Ratings-Based Level 1) of the two Unsecured Debt Ratings, unless one of the two Unsecured Debt Ratings is two or more Ratings-Based Levels lower than the other, in which case the Ratings-Based Level used to determine the “Applicable Margin” shall be the Ratings-Based Level next below that of the higher of the two Unsecured Debt Ratings and (y) if the Ratings-Based Level and the Leverage-Based Level at a given time under the foregoing table would result in the determination of different “Applicable Margins” at such time, then the “Applicable Margin” shall be determined by reference to that Level (i.e., either the Ratings-Based Level or the Leverage-Based Level) which would then result in a lower “Applicable Margin”; provided, further, that notwithstanding anything to the contrary contained above, (x) if the Corporation fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer’s certificates required by Section 8.01(d) showing the applicable Consolidated Leverage Ratio and Unsecured Debt Ratings on the relevant Test Date) on or prior to the respective date required by such Sections, then Ratings-Based Level 6 and Leveraged-Based Level VI pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificates have been delivered showing that the pricing for the respective Margin Adjustment Period is at a Level which is less than Ratings-Based Level 6 and Leveraged-Based Level VI (it being understood that, in the case of any late delivery of the financial statements and officer’s certificates as so required, the reduced Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificates), (y) subject to clause (z) below, for the period from the Effective Date to but not including the earlier to occur of (i) May 15, 2010 and (ii) the first Start Date after the Corporation’s fiscal quarter ended March 31, 2010, Ratings-Based Level 4 and Leveraged-Based Level IV pricing shall apply and (z) Ratings-Based Level 6 and Leveraged-Based Level VI pricing shall apply at all times when any Default or any Event of Default exists.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated Leverage Ratio set forth in any officer’s certificate delivered pursuant to Section 8.01(d) for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such officer’s certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the applicable Borrower for the relevant period pursuant to Sections 1.09 and 3.01 as a result of the miscalculation of the Consolidated Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 1.09 or 3.01, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Consolidated Leverage Ratio had been accurately set forth in such officer’s certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 1.09(1), in accordance with the terms of this Agreement).

“Assets” means, with respect to any Person, all assets of such Person that would, in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all hotels, mortgage loans, management agreements, franchise agreements, representation agreements, undeveloped land, joint ventures, hotel construction and available cash balances.

“Asset Sale” shall mean any sale, transfer or other disposition by any Borrower or any of its Subsidiaries to any Person other than any Borrower or any Wholly-Owned Subsidiary of any Borrower of any Asset (including, without limitation, any Capital Stock or other securities of another Person, but excluding the sale by the Corporation of its own Capital Stock) of such Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) any single sale of assets (or series of related sales of assets) which generates gross sale proceeds of less than $5,000,000.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

“Australian Dollars” and “Aud.” shall mean freely transferable lawful money of Australia (expressed in Australian Dollars).

“Australian Dollar Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Australian Dollars at the time of the incurrence thereof.

“Australian Dollar Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Australian Dollar Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, ~~1.18,~~ 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Australian Dollar Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Australian Dollar Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Authorized Officer” of any Credit Party shall mean any of the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice-President, the Secretary or any Assistant Secretary of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent and each Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

“Available Currency” shall mean (i) with respect to Domestic Dollar Revolving Loans and Domestic Dollar Letters of Credit, Dollars, (ii) with respect to Alternate Currency Letters of Credit to be issued under a given Alternate Currency Revolving Loan Sub-Tranche, the relevant Alternate Currency or Alternate Currencies for such Alternate Currency Revolving Loan Sub-Tranche (e.g., in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Australian Dollar Revolving Loan Sub-Commitments, Australian Dollars), (iii) with respect to Alternate Currency Revolving Loans to be incurred under a given Alternate Currency Revolving Loan Sub-Tranche, the relevant Alternate Currency for such Alternate Currency Revolving Loan Sub-Tranche (e.g., in the case of the Alternate Currency Revolving Loan Sub-Tranche relating to Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments, any Other Permitted LIBOR-Based Alternate Currency), and (iv) with respect to any Competitive Bid Loan, Dollars or any other Alternate Currency (other than Canadian Dollars and any Permitted Non-LIBOR-Based Alternate Currency).

“BA Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance to be purchased by an Alternate Currency RL Lender on any date pursuant to Section 1.01 and Schedule III hereto, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up, calculated on such day by dividing:

(a) the Face Amount of such Banker’s Acceptance; by

(b) the sum of one plus the product of:

(i) the respective Alternate Currency RL Lender’s Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance; and

(ii) a fraction, the numerator of which is the number of days in the term of maturity of such Banker’s Acceptance and the denominator of which is 365;

with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bank Information Memorandum” shall mean the Information Memorandum, dated March, 2010, distributed to the Lenders prior to the Effective Date.

“Bankers’ Acceptance” shall mean a Draft accepted by an Alternate Currency RL Lender pursuant to Section 1.01(a) and Schedule III hereto.

“Bankers’ Acceptance Loans” shall mean the creation and discount of Bankers’ Acceptances as contemplated in Section 1.01(a) and Schedule III hereto.

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” shall mean, on any day, the greatest of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate on such day, (ii) the Prime Lending Rate on such day, and (iii) the Eurodollar Rate for a Eurodollar Loan denominated in Dollars with a one-month Interest Period commencing on such day plus 1.00%; provided that, in the case of any Alternate Currency Revolving Loan denominated in Dollars incurred or maintained by an Alternate Currency Revolving Loan Borrower as a “Base Rate Loan”, the term “Base Rate” shall mean, on any day, such other “base rate” on such day as may be expressly agreed by the Administrative Agent, such Alternate Currency Revolving Loan Borrower and the relevant Alternate Currency RL Lender in the applicable Election to Become an Alternate Currency Revolving Loan Borrower and/or Alternate Currency Sub-Commitment Re-Allocation Agreement executed by such Alternate Currency Revolving Loan Borrower. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean each Dollar Revolving Loan designated or deemed designated as such by the respective Borrower on the date of the incurrence thereof or conversion thereto.

“Benefitted Lender” shall have the meaning provided in Section 13.06(b).

“Bidder RL Lender” shall mean each RL Lender that has informed the Administrative Agent and the respective Borrower in writing (which has not been retracted) that such RL Lender desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

“Borrowers” shall mean and include (i) each Domestic Dollar Revolving Loan Borrower and (ii) all Alternate Currency Revolving Loan Borrowers.

“Borrowing” shall mean (i) the borrowing by a Borrower of one Type of Revolving Loan from all the Lenders having Commitments (or, in the case of an Alternate Currency Revolving Loan of a given Type, from all Alternate Currency RL Lenders having Alternate Currency Revolving Loan Sub-Commitments under the relevant Alternate Currency Revolving Loan Sub-Tranche) on a given date (or resulting from a conversion or conversions on such date) and having, in the case of Euro Rate Loans, the same Interest Period, and, in the case of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, the same Non-LIBOR-Based Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of the related Borrowing of Eurodollar Loans, (ii) the borrowing by the Corporation of Swingline Loans from the Swingline Lender, and (iii) a Competitive Bid Borrowing.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii), (iii), (iv) or (v) below, any day except Saturday, Sunday and any day which shall be in New York City (or, in the case of any Issuing Bank not located in New York City, the location of such Issuing Bank) a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market, (iii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Non-Dollar Alternate Currency Loans or any Non-Dollar Alternate Currency Letter of Credit (other than Non-Dollar Alternate Currency Loans and any Non-Dollar Alternate Currency Letter of Credit denominated in any Permitted Non-LIBOR-Based Alternate Currency), any day which is a Business Day described in clause (i) above and which is also (A) a day for trading by and between banks in deposits in such Non-Dollar Alternate Currency in the relevant interbank market and a day on which banks are ordinarily open for the transaction of business in the country in whose Non-Dollar Alternate Currency the respective payment is denominated and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, (iv) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in Mexican Pesos, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Mexican Pesos deposits in the Mexican interbank market, ~~and~~ (v) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in any Other Permitted Non-LIBOR-Based Alternate Currency, any day which is a Business Day described in clause (i) above and which is also a “Business Day” as determined pursuant to the relevant Non-LIBOR-Based Alternate Currency Amendment., and (vi) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Alternate Currency Loans or any Alternate Currency Letter of Credit denominated in Dollars, any day which is a Business Day described in clause (i) above and which is also a “Business Day” as determined pursuant to the relevant Election to Become an Alternate Currency Revolving Loan Borrower and/or Alternate Currency Sub-Commitment Re-Allocation Agreement executed by such Alternate Currency Revolving Loan Borrower.3

“Canadian Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

[3]	DB to advise of changes to accommodate Dollar borrowings by Non-U.S. borrowers.

“Canadian Dollar Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Canadian Dollar Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 1.18, 3.02, 3.03, 10, 13.12(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Canadian Dollar Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Canadian Dollar Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof (including Bankers’ Acceptance Loans).

“Canadian Dollar Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Canadian Dollars” and “Cdn.” shall mean freely transferable lawful money of Canada (expressed in Canadian Dollars).

“Canadian Prime Rate” means, on any day, the greater of (i) the per annum rate of interest quoted, published and commonly known as the “prime rate” of Deutsche Bank AG, Canada Branch which Deutsche Bank AG, Canada Branch establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any notice to any Borrower or any other Person and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Deutsche Bank AG, Canada Branch (and if such screen is not available, any successor or similar services may be selected by Deutsche Bank AG, Canada Branch, and (y) 0.75%.

“Canadian Prime Rate Loans” shall mean any Canadian Dollar Revolving Loan designated or deemed designated as such by the respective Alternate Currency Revolving Loan Borrower at the time of the incurrence thereof or conversion thereto.

“Capitalized Lease Obligations” of any Person shall mean all rental obligations which are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

“Capital Expenditures” shall mean all expenditures by the Corporation and its Subsidiaries which should be capitalized in accordance with GAAP.

“Capital Stock” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Cash Equivalents” means (i) Dollars and any other Alternate Currency, (ii) securities issued or directly fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, in each case having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean the occurrence of any of the following events: (i) any merger or consolidation of the Corporation with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Corporation, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of the Capital Stock representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of the Capital Stock representing a majority of total voting power of the aggregate outstanding Capital Stock of the Corporation normally entitled to vote in the election of directors of the Corporation, (iii) during any period of 12 consecutive calendar months, individuals who were directors of the Corporation on the first day of such period (together with any new directors whose election by the board of directors of the Corporation or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Corporation, or (iv) the sale or disposition, whether directly or indirectly, by the Corporation and/or its Subsidiaries (whether pursuant to a single transaction or series of related transactions) of all or substantially all of the assets owned by the Corporation and its Subsidiaries.

“Clocktower” shall mean Clocktower Hotel Limited Partnership, a Canadian limited partnership.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Commitments” shall mean, with respect to any RL Lender, at any time, the Revolving Loan Commitment of such Lender at such time and, unless the context otherwise requires, any related Sub-Commitment of such Lender at such time.

“Competitive Bid Borrowing” shall mean each borrowing of any Competitive Bid Loan.

“Competitive Bid Loan” shall have the meaning provided in Section 1.01(d).

“Competitive Bid Loan Maturity Date” shall have the meaning provided in Section 1.04(a).

“Competitive Bid Notes” shall have the meaning provided in Section 1.06(a).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by:

(x) adding thereto the following:

(i) to the extent actually deducted in determining said Consolidated Net Income, consolidated interest expense and provision for taxes for such period (excluding, however, consolidated interest expense and taxes attributable to Unconsolidated Joint Ventures of the Corporation and any of its Subsidiaries),

(ii) the amount of all amortization of intangibles and depreciation that were deducted in determining Consolidated Net Income for such period (including in any event (and regardless of any contrary treatment under GAAP) the pro rata share of depreciation and amortization of Unconsolidated Joint Ventures of the Corporation and its Subsidiaries),

(iii) any non-recurring non-cash charges in such period to the extent that

(A) such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Corporation (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)), and

(B) same were deducted in determining Consolidated Net Income for such period, and

(iv) the total amount of cash severance costs actually incurred by the Corporation and its Subsidiaries during such period, to the extent same were deducted in determining Consolidated Net Income for such period; provided that in no event shall the aggregate amount of cash severance costs added back to Consolidated EBITDA pursuant to this subclause (iv) for any period exceed $25,000,000, and

(y) subtracting therefrom, to the extent included in determining Consolidated Net Income for such period, the amount of non-recurring non-cash gains during such period; provided that:

(I) Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from (a) sales of inventory (excluding Real Property) and (b) timeshare assets held for sale, in each case, in the ordinary course of business, and

(II) to the extent any calculation pursuant to this Agreement is to be made on a Pro Forma Basis (for events other than the occurrence of the Transaction), such Consolidated EBITDA shall be further adjusted as provided in the definition of Pro Forma Basis for transactions occurring after the Initial Borrowing Date.

“Consolidated Indebtedness” shall mean, at any time of determination, the sum of (without duplication) (i) all indebtedness (including principal, interest, fees and charges) of the Corporation and its Subsidiaries for borrowed money (including obligations evidenced by bonds, notes or similar instruments) and for the deferred purchase price of property or services (excluding ordinary payable and accrued expenses), (ii) the aggregate amount of all Capitalized Lease Obligations of the Corporation and its Subsidiaries, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), or (v) of this definition secured by any Lien on any property owned by the Corporation or any of its Subsidiaries, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Contingent Obligations of the Corporation or any of its Subsidiaries with respect to Indebtedness of the types described in clause (i), (ii), (iii) or (v) of this definition (other than “bad boy” guarantees issued by any Credit Party in respect of certain obligations under joint venture arrangements), regardless of any contrary treatment under GAAP (it being understood, for avoidance of doubt, that such Contingent Obligations shall not include Contingent Obligations with respect to any undrawn portion of any letter of credit, even if there are unpaid and unreimbursed drawings in respect of a portion of such letter of credit), and (v) the aggregate amount of all unpaid and unreimbursed drawings in respect of letters of credit issued for the account of the Corporation and its Subsidiaries; provided that, for purposes of this definition, (u) advances made to the Corporation or any of its Subsidiaries under any co-branding or similar agreement entered into in the ordinary course of business shall be excluded from the calculation of Consolidated Indebtedness until such time as such advances are required to be repaid or secured by a perfected security interest in any Assets of the Corporation or any of its Subsidiaries, in each case pursuant to the terms of such agreement and any related documentation, (v) the aggregate amount of Contingent Obligations of the Corporation or any of its Subsidiaries which are not included on the consolidated balance sheet of the Corporation shall be included in any calculation of Consolidated Indebtedness pursuant to preceding clause (iv) only to the extent such Indebtedness exceeds $250,000,000, (w) any Disqualified Preferred Stock of the Corporation issued after the Effective Date and any Preferred Stock of any of its Subsidiaries issued after the Effective Date shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Indebtedness, (x) the maximum amount of Indebtedness at any time outstanding as described in the last sentence of the definition of Indebtedness contained herein shall be added to, and form part of, Consolidated Indebtedness (regardless of any contrary treatment under GAAP), (y) “Consolidated Indebtedness” (determined as otherwise required above in this definition) shall be reduced by the lesser of (I) the aggregate amount of all Segregated Funds at such time (in the case of Segregated Funds constituting Cash Equivalents, taking the fair market value thereof as reasonably determined by management of the Corporation) and (II) the aggregate principal amount of all Defeased Debt and (z) if any portion of “Consolidated Indebtedness” (determined as otherwise required above in this definition without regard to this subclause (z)) constitutes Short Term Debt, then “Consolidated Indebtedness” as determined hereby shall be reduced by an amount (if positive) equal to the sum of (A) the aggregate Unrestricted cash and Cash Equivalents of the Corporation and its Wholly-Owned Subsidiaries in excess of $75,000,000 at such time less (B) the sum of the aggregate principal amount of all outstanding Dollar Loans and the aggregate amount of all Unpaid Drawings with respect to Dollar Letters of Credit at such time (excluding then outstanding Swingline Loans in an aggregate principal amount of up to $25,000,000 if no other Dollar Loans are then outstanding) (or, if such sum exceeds the aggregate principal or face amount of Short Term Debt outstanding at such time, the aggregate principal or face amount of Short Term Debt outstanding at such time).

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” shall mean, for any period,

(i) the total consolidated interest expense of the Corporation and its Subsidiaries for such period (in each case calculated without regard to any limitations on the payment thereof) plus, without duplication,

(ii) that portion of Capitalized Lease Obligations of the Corporation, and its Subsidiaries representing the interest factor for such period, plus

(iii) the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of the Corporation issued after the Effective Date and on any Preferred Stock of any of its Subsidiaries issued after the Effective Date paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the Corporation as reflected in the audited consolidated financial statements of the Corporation for its most recently completed Fiscal Year, which amounts described in preceding clause (ii) shall be treated as interest expense of the Corporation and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, minus

(iv) without duplication, any cash interest income of the Corporation and its Subsidiaries for such period;

provided that (I) the amortization of (x) deferred financing costs and (y) debt discount or premium and debt issuance costs and (II) debt extinguishment costs shall be excluded from Consolidated Interest Expense to the extent the same would otherwise have been included therein.

For avoidance of doubt, interest expense in respect of any securitization indebtedness and any Non-Recourse Indebtedness shall be excluded from the determination of Consolidated Interest Expense as contemplated in the definition of GAAP.

“Consolidated Leverage Ratio” shall mean, at any time of determination, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the then most recently ended Test Period (or, for purposes of Sections 9.03(iii) and (iv), Reference Period); provided that to the extent any Acquisition or any Asset Sale has occurred after the Initial Borrowing Date and during the relevant Test Period (or, for purposes of Sections 9.03(iii) and (iv), during or subsequent to the relevant Reference Period and on or prior to the Transaction Date), Consolidated EBITDA shall be determined for the respective Test Period (or Reference Period, as applicable) on a Pro Forma Basis for such occurrences.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Corporation for such period; provided that (without duplication of exclusions) (i) to the extent that Consolidated Net Income does not reflect net income (or loss) attributable to minority interests in Consolidated Subsidiaries that are not Wholly-Owned Subsidiaries of the Corporation, Consolidated Net Income shall (subject to succeeding clause (ii) of this proviso) be increased or decreased, as the case may be, by the amount of net income (or loss) attributable to such minority interests, (ii) the net income of any Subsidiary of the Corporation and any Unconsolidated Joint Venture of the Corporation or any of its Subsidiaries (to the extent otherwise included in determining Consolidated Net Income) shall be excluded to the extent that the declaration or payment of dividends and distributions by such Subsidiary or Unconsolidated Joint Venture, as the case may be, of net income is not permitted at the date of determination without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Unconsolidated Joint Venture or their respective equityholders, as applicable, and (iii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or an Unconsolidated Joint Venture of the Corporation or any of its Subsidiaries, or all or substantially all of the property or assets of such Person are acquired by a Subsidiary or an Unconsolidated Joint Venture of the Corporation or any of its Subsidiaries, shall be excluded from such determination.

“Consolidated Net Tangible Assets” shall mean, at any time of determination, the total consolidated assets of the Corporation and its Subsidiaries as same would be shown on a consolidated balance sheet of the Corporation prepared in accordance with GAAP at such time, provided that all intangible assets (including good will) shall be excluded in making such determination.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any Subsidiary of such Person, whose financial results would be consolidated in the financial statements of such Person in accordance with GAAP, if such statements were prepared as of such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other balance sheet condition of the primary obligor in the nature of keep well agreements, maintenance agreements, comfort letters or similar arrangements, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Anything herein to the contrary notwithstanding, no agreement entered into by the Corporation or any of its Subsidiaries with respect to its acquisition of any direct or indirect interest in any Hotel (including any Real Property or Leasehold comprising a facility used in connection with the Timeshare Business), shall prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to the agreement, be deemed or construed to constitute a “Contingent Obligation” or “Indebtedness” of such Person hereunder, provided that pursuant to any such agreement, neither the Corporation nor any of its Subsidiaries is liable or responsible for and does not assume any development or construction risks. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Credit Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

“Corporation” shall have the meaning provided in the first paragraph of this Agreement.

“Credit Documents” shall mean this Agreement, each Letter of Credit, each Guaranty and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Bankers’ Acceptance, each Election to Become an Alternate Currency Revolving Loan Borrower, each Election to Become a Domestic Dollar Revolving Loan Borrower, each Incremental Revolving Loan Commitment Agreement, each Alternate Currency Sub-Commitment Re-Allocation Agreement, each ~~Non-Alternate Currency~~Domestic Dollar Sub-Commitment Re-Allocation Agreement and each Non-LIBOR-Based Alternate Currency Amendment.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum stated amount of such Letter of Credit).

“Credit Party” shall mean each Borrower and each Guarantor.

“DB” shall mean Deutsche Bank AG New York Branch in its individual capacity.

“Defeased Debt” shall mean any Indebtedness of the Corporation or any of its Subsidiaries which (i) is specifically designated by the Corporation as “Defeased Debt” pursuant to an officer’s certificate from an Authorized Officer of the Corporation delivered to the Administrative Agent and (ii) has been properly defeased in accordance with the terms of the documentation governing such Indebtedness.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any RL Lender with respect to which a Lender Default is in effect.

“Discount Rate” means, in respect of any Bankers’ Acceptances to be purchased by an Alternate Currency RL Lender pursuant to Section 1.01(a) and Schedule III hereto, the discount rate (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by such Alternate Currency RL Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Alternate Currency RL Lender would purchase, on the relevant Drawing Date, its own bankers’ acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers’ Acceptances to be acquired by such Alternate Currency RL Lender on such Drawing Date.

“Disqualified Preferred Stock” shall mean any Preferred Stock of the Corporation other than Qualified Preferred Stock.

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners, members or other holders of its Capital Stock or authorized or made any other distribution, payment or delivery of property or cash to its holders of Capital Stock as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its Capital Stock); provided, however, that a dividend or distribution by such Person to the holders of one or more classes or series of its Capital Stock, shall not be deemed to be a dividend, if such dividend or distribution is payable solely in shares of Capital Stock that is not Preferred Stock, or in rights, warrants or options to purchase such shares. Without limiting the foregoing, “dividends” with respect to any Person shall also include (i) all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent (x) the same are paid in common stock of the Corporation or (y) such payments reduced Consolidated EBITDA and (ii) all payments (other than payments made in common stock of the Corporation made at any time in respect of any Forward Equity Transactions.

“Dollar Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in Dollars.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars (the “Other Currency”) shall mean, on any date of determination, the amount of Dollars which could be purchased with the amount of Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 13.16, on the date of determination); provided that (1) except as provided in clause (2) below, for purposes of Section 1.17, the Dollar Equivalent of any amount (expressed in a currency other than Dollars) shall be the amount of Dollars that the Administrative Agent determines, based upon the actual exchange rates which the Administrative Agent believes can be obtained on the date of conversion pursuant to Section 1.17, would be required to be paid in Dollars to purchase such amount of other currency, (2) following the occurrence of a Sharing Event, the Dollar Equivalent of any Unpaid Drawing or unreimbursed payment under ~~an~~a Non-Dollar Alternate Currency Letter of Credit shall be determined on the later of the time the drawing under the related Non-Dollar Alternate Currency Letter of Credit was paid or disbursed by the respective Issuing Bank or the date of the occurrence of the Sharing Event, (3) the Dollar Equivalent of an amount denominated in Mexican Pesos shall mean, on any date of determination, the amount of Dollars that could be purchased with the amount of Mexican Pesos involved in such computation at the spot exchange rate therefor quoted in The Wall Street Journal on such date and (4) for purposes of (x) determining compliance with Sections 1.01, 2.02(a) and 4.02(a) and (y) calculating Fees pursuant to Section 3.01 (except, during all periods prior to the occurrence of a Sharing Event, Letter of Credit Fees and Facing Fees with respect to Non-Dollar Alternate Currency Letters of

Credit), the Dollar Equivalent of any amounts outstanding in a currency other than Dollars shall be revalued on a quarterly basis using the spot exchange rate therefor quoted in The Wall Street Journal on the last Business Day of each calendar quarter, provided that, at any time during a calendar quarter, if the full principal amount of Alternate Currency Revolving Loans permitted to be incurred pursuant to this Agreement (i.e., up to the full amount of the respective Alternate Currency Revolving Loan Sub-Commitments as then in effect) were incurred, and if the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in The Wall Street Journal on the respective date of determination pursuant to this exception would result in an increase in the Dollar Equivalent as then in effect of such amounts of 10% or more, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the exchange rates quoted on such date in The Wall Street Journal, which rates shall remain in effect until the last Business Day of such calendar quarter or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, as of any date that a Specified Default or an Event of Default has occurred and is continuing, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion.

“Dollar Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

~~“Dollar Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Dollar Letters of Credit at such time.~~

“Dollar Loan” shall mean each Dollar Revolving Loan, each Dollar Competitive Bid Loan and each Swingline Loan.

“Dollar I Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Dollars at the time of incurrence thereof made by an Alternate Currency RL Lender with a Dollar I Revolving Loan Sub-Commitment.

“Dollar I Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Dollar I Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Dollar I Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Dollar I Revolving Note” shall have the meaning provided in Section 1.06(a).

“Dollar II Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Dollars at the time of incurrence thereof made by an Alternate Currency RL Lender with a Dollar II Revolving Loan Sub-Commitment.

“Dollar II Revolving Loan Sub-Commitment” shall mean, as to any Alternate RL Currency Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Dollar II Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Dollar II Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Dollar II Revolving Note” shall have the meaning provided in Section 1.06(a).

“Dollar Revolving Loan” shall mean each Domestic Dollar Revolving Loan and each Foreign Dollar Revolving Loan.

“Dollar Revolving Loan Borrower” shall mean each Domestic Dollar Revolving Loan Borrower and each Foreign Dollar Revolving Loan Borrower.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Dollar Letter of Credit” shall mean each Letter of Credit denominated in Dollars and issued for the account of a Domestic Revolving Loan Borrower pursuant to Section 2.01.

“Domestic Dollar Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (i) the aggregate Stated Amount of all outstanding Domestic Dollar Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Domestic Dollar Letters of Credit at such time.

“Domestic Dollar Loans” shall mean each Domestic Dollar Revolving Loan, each Dollar Competitive Bid Loan and each Swingline Loan.

“Domestic Dollar Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Domestic Dollar Revolving Loan Borrower” shall mean (i) the Corporation and (ii) any Wholly-Owned Domestic Subsidiary of the Corporation that is found acceptable to, and approved in writing by, the Administrative Agent which accedes to this Agreement as contemplated by Section 6.04, unless and until, in the case of any such Wholly-Owned Domestic Subsidiary, same is removed as a “Domestic Dollar Revolving Loan Borrower” as contemplated by Section 13.12(d).

“Domestic Dollar Revolving Loan Sub-Commitment” means, for any RL Lender at any time, such RL Lender’s Revolving Loan Commitment minus, in the case of a Lender that is, or whose Affiliate is, an Alternate Currency RL Lender, the sum of such RL Lender’s and its Affiliates’ Alternate Currency Revolving Loan Sub-Commitments.

“Domestic Dollar Revolving Note” shall have the meaning provided in Section 1.06(a).

“Domestic Dollar Sub-Commitment Re-Allocation Agreement” shall have the meaning provided in Section 13.12(e)(II).

“Domestic RL Dollar Percentage” of any RL Lender at any time of determination shall mean a fraction (expressed as a percentage) the numerator of which is the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender at such time and the denominator of which is the aggregate amount of ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Commitments of all RL Lenders at such time, or, in the case of an RL Lender that is, or whose Affiliate is, an Alternate Currency RL Lender, at any time when (and to the extent that) the Aggregate ~~Non-Alternate Currency~~Domestic Dollar Revolving Exposure equals or exceeds the aggregate of the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments, such RL Lender’s or such Affiliate’s Unutilized Alternate Currency RL Percentage. Notwithstanding anything to the contrary contained above, if the Domestic RL Dollar Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Domestic RL Dollar Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

~~“Dollar Revolving Loan” shall have the meaning provided in Section 1.01(a).~~

~~“Dollar Revolving Loan Borrower” shall mean (i) the Corporation and (ii) any Wholly-Owned Domestic Subsidiary of the Corporation that is found acceptable to, and approved in writing by, the Administrative Agent which accedes to this Agreement as contemplated by Section 6.04, unless and until, in the case of any such Wholly-Owned Domestic Subsidiary, same is removed as a “Dollar Revolving Loan Borrower” as contemplated by Section 13.12(d).~~

~~“Dollar Revolving Note” shall have the meaning provided in Section 1.06(a).~~

~~“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.~~

“Domestic Subsidiary” shall mean each Subsidiary of the Corporation incorporated or organized in the United States or any State or territory thereof.

“Draft” shall mean at any time of determination either (i) a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or (ii) a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by any Alternate Currency Revolving Loan Borrower on an Alternate Currency RL Lender and bearing such distinguishing letters and numbers as such Alternate Currency RL Lender may determine, but which at such time has not been completed or accepted by such Alternate Currency RL Lender.

“Drawing” shall have the meaning provided in Section 2.05(b).

“Drawing Date” shall mean any Business Day fixed pursuant to Schedule III for the creation and purchase of Bankers’ Acceptances by an Alternate Currency RL Lender pursuant to Schedule III.

“Effective Date” shall have the meaning provided in Section 13.10.

“Election to Become an Alternate Currency Revolving Loan Borrower” shall mean an Election to Become an Alternate Currency Revolving Loan Borrower substantially in the form of Exhibit H-1 (with such modifications thereto as the Administrative Agent may require in any given case based on the advice of foreign counsel), which shall be executed by each Person which becomes an Alternate Currency Revolving Loan Borrower after the Effective Date.

“Election to Become a Domestic Dollar Revolving Loan Borrower” shall mean an Election to Become a Domestic Dollar Revolving Loan Borrower substantially in the form of Exhibit H-2, which shall be executed by each Person which becomes a Domestic Dollar Revolving Loan Borrower after the Effective Date.

“Eligible Transferee” shall mean and include a commercial bank, financial institution, any fund or similar entity that regularly invests in bank loans and any other “accredited investor” (as defined in Regulation D of the Securities Act).

“EMU Legislation” shall mean the legislation measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislation measures to implement the third stage of the European Monetary Union.

“End Date” shall mean, for any Margin Adjustment Period, the last day of such Margin Adjustment Period.

“Environmental Claims” means any and all administrative , regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Borrower or a Subsidiary of any Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) (and, for purposes of Section 302 of ERISA, each “applicable section” under Section 414(t)(2) of the Code, Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code).

“ERISA Event” shall mean (i) the occurrence of a Reportable Event; (ii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63 or .64 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (iii) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (iv) the receipt by any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any Borrower, a Subsidiary of any Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (v) proceedings have been instituted, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC under Title IV of ERISA to terminate or appoint a trustee to administer a Plan; (vi) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (vii) there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; (viii) the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; (ix) a determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; or (x) any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has incurred an outstanding liability (whether or not assessed) under Section 4062, 4063, 4064, 4068, 4069, 4201, 4204 or 4212 of ERISA.

“EURIBOR” shall mean (x) the rate per annum for deposits in Euros for a period corresponding to the duration of the relevant Interest Period which appears on the Reuters Screen which displays the rate of the Banking Federation of the European Union for the Euro (being currently page “EURIBOR01”) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period) or, if such page shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Administrative Agent, after consultation with Alternate Currency RL Lenders with Euro I Revolving Loan Sub-Commitments, Euro II Revolving Loan Sub-Commitments or Euro III Revolving Loan Sub-Commitments and the Corporation, shall select or (y) if such rate is not available at such time for any reason, and the Administrative Agent has not selected an alternative service on which a quotation is displayed, then the “EURIBOR” for the relevant Interest Period shall be the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Administrative Agent at its request) at which each Euro Reference Bank was offering to prime banks in the European interbank market deposits in Euros for the relevant Interest Period at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Interest Period; provided, however, that in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Euro Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Euro Revolving Loans, EURIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Euro Revolving Loans with maturities comparable to the Interest Period applicable thereto.

“Eurodollar Loan” shall mean each Dollar Revolving Loan (bearing interest at the Eurodollar Rate) designated as such by the respective Dollar Revolving Loan Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean the rate per annum that appears on Reuters Screen LIBOR01 or any successor page for Dollar deposits with maturities comparable to the Interest Period applicable to the Eurodollar Loans subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period divided (and rounded, if necessary, upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the rate to be used for purposes of this definition shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by DB at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, divided (and rounded, if necessary, upward to the nearest whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Euro Equivalent” shall mean, on any date of determination, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

“Euro Rate” shall mean and include each of the Eurodollar Rate, EURIBOR and each other Alternate Currency LIBOR Rate.

“Euro Rate Loan” shall mean each Eurodollar Loan, each Euro I Revolving Loan, each Euro II Revolving Loan, each Euro III Revolving Loan, each Sterling Revolving Loan, each Australian Dollar Revolving Loan, each Yen Revolving Loan and each Other Permitted LIBOR-Based Alternate Currency Revolving Loan.

“Euro Reference Banks” means, as to the Euro Revolving Loans of any Alternate Currency Revolving Loan Borrower organized in a given jurisdiction, the principal offices in such jurisdiction of each of DB, JPMorgan Chase Bank, N.A. and/or the relevant affiliate of any of the foregoing (or any successor to any of the foregoing) and any other bank or financial institution appointed as such by the Administrative Agent under this Agreement.

“Euro Revolving Loans” shall mean each Euro I Revolving Loan, each Euro II Revolving Loan and each Euro III Revolving Loan.

“Euro I Revolving ~~Loan~~Loans” shall mean each Alternate Currency Revolving Loan denominated in Euros at the time of the incurrence thereof made by an Alternate Currency RL Lender with a Euro I Revolving Loan Sub-Commitment.

“Euro II Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Euros at the time of the incurrence thereof made by an Alternate Currency RL Lender with a Euro II Revolving Loan Sub-Commitment.

“Euro III Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Euros at the time of the incurrence thereof made by an Alternate Currency RL Lender with a Euro III Revolving Loan Sub-Commitment.

“Euro I Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Euro I Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Euro I Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Euro II Revolving Loan Sub-Commitment” shall mean, as to any Alternate RL Currency Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Euro II Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 1.18, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Euro II Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Euro III Revolving Loan Sub-Commitment” shall mean, as to any Alternate RL Currency Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Euro III Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, ~~1.18~~, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Euro III Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Euro I Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Euro II Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Euro III Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Euro Revolving Notes” shall mean each Euro I Revolving Note, each Euro II Revolving Note and each Euro III Revolving Note.

“Euros” and the sign “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty.

“Event of Default” shall have the meaning provided in Section 10.

“Excess Cash Flow” shall mean, for any period, the remainder of (x) Consolidated EBITDA for such period minus (y) the sum of (i) Consolidated Interest Expense paid in cash for such period, (ii) scheduled amortization payments made with respect to any Indebtedness of the Corporation and its Subsidiaries during such period (excluding, however, balloon payments made at final stated maturity), (iii) Maintenance Capital Expenditures incurred or made during such period and (iv) taxes paid in cash by the Corporation and its Subsidiaries during such period.

“Existing Bankers’ Acceptances” shall have the meaning provided in Section 1.15(b).

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of February 10, 2006, among the Corporation, each Alternate Currency Revolving Loan Borrower (as defined therein) from time to time party thereto and the lenders from time to time party thereto, as in effect on the Initial Borrowing Date (immediately prior to giving effect to the Transaction).

“Existing Letters of Credit” shall have the meaning provided in Section 2.01(c).

“Existing Liens” shall have the meaning provided in Section 9.01.

“Existing Senior Notes” shall mean the Senior Notes identified as item [__] on Schedule 7.13 hereto.

“Face Amount” shall mean, in respect of a Bankers’ Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers’ Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers’ Acceptances.

“Facility Fee” shall have the meaning provided in Section 3.01(a).

“Facing Fee” shall have the meaning provided in Section 3.01(c).

“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Fiscal Year” shall mean each fiscal year of the Corporation, which shall be required to end on December 31 of each calendar year.

“Foreign Dollar Revolving Loan Borrower” shall mean each Alternate Currency Revolving Loan Borrower with outstanding Foreign Dollar Revolving Loans and/or a right to request and incur extensions of credit under a Dollar I Revolving Loan Sub-Commitment and/or a Dollar II Revolving Loan Sub-Commitment on the terms and conditions of this Agreement.

“Foreign Dollar Revolving Loans” shall mean each Dollar I Revolving Loan and each Dollar II Revolving Loan.

“Foreign Dollar Revolving Note” shall mean each Dollar I Revolving Note and each Dollar II Revolving Note.

“Foreign Pension Plan” shall mean any defined benefit pension plan (including, without limitation, any superannuation fund) which is established, contributed to or maintained by any Borrower or any one or more of its Subsidiaries outside the United States of America and which is required by applicable laws to be funded.

“Foreign Subsidiary” shall mean each Subsidiary of the Corporation other than a Domestic Subsidiary.

“Forward Equity Transactions” shall mean any arrangement or agreement by the Corporation or any of its Subsidiaries involving any forward equity sale, including, without limitation, any agreement pursuant to which funds are advanced to the Corporation or any Subsidiary thereof and pursuant to which the Corporation or any Subsidiary thereof is contractually obligated (or permitted) to, at a future date or dates, issue Capital Stock to satisfy its obligations under such agreement (whether or not said obligation may be satisfied through the delivery of cash in lieu of such Capital Stock).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, except that, for purposes of Section 9 and all determinations of the Applicable Margin (and the financial terms used therein), GAAP shall be determined on the basis of such principles in effect on December 31, 2009 and consistent with those used in the preparation of the audited consolidated financial statements of the Corporation and its Subsidiaries for the Fiscal Year ended December 31, 2009 referred to in Section 7.03(a); provided, however, that (i) for the avoidance of doubt, no effect shall be given to the Statement of Financial Accounting Standards No. 166 and No. 167 as it relates to the Corporation’s and its Subsidiaries’ Non-Recourse Indebtedness (i.e., Non-Recourse Indebtedness shall be excluded from the calculation of Consolidated Indebtedness, interest associated with Non-Recourse Indebtedness obligations shall be excluded from the calculation of Consolidated Interest Expense and earnings attributable to timeshare receivables securitizations shall be excluded from the calculation of Consolidated EBITDA) and (ii) all determinations pursuant to Section 9 and the definition of Applicable Margin shall be made, in each case, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include each Agent, each Lender, each Issuing Bank, each Swingline Lender, and each party (other than any Credit Party) party to (or participating in) an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party is a Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) and their subsequent assigns.

“Guarantors” shall mean and include each Domestic Dollar Revolving Loan Borrower in its capacity as a guarantor under Section 14.

“Guaranty” shall mean the guaranty of each Guarantor pursuant to Section 14.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined, characterized or regulated as or included in the definitions of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import under any applicable Environmental Law.

“Hotel” means any Real Property or Leasehold comprising an operating facility offering hotel or other lodging services.

“Hotel Business” shall mean (i) the hotel, resort, extended stay lodging and other hospitality business (including the Timeshare Business), together with any related residential development, restaurant and health spa business, and (ii) any and all businesses that in the good faith judgment of the board of directors of the Corporation are reasonably related to, or may be used in connection with, the businesses described in preceding clause (i).

“Incremental Alternate Currency Revolving Loan Sub-Commitment” shall mean, for each Incremental RL Lender, any incremental commitment by such Incremental RL Lender to make Alternate Currency Revolving Loans pursuant to a given Alternate Currency Revolving Loan Sub-Tranche pursuant to Section 1.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.19; it being understood, however, that on each date upon which an Incremental Alternate Currency Revolving Loan Sub-Commitment of any Incremental RL Lender becomes effective, such Incremental Alternate Currency Revolving Loan Sub-Commitment of such Incremental RL Lender shall be added to (and thereafter become a part of) the relevant Alternate Currency Revolving Loan Sub-Commitment of such Incremental RL Lender to which such Incremental Alternate Currency Revolving Loan Sub-Commitment relates for all purposes of this Agreement as contemplated by Section 1.19.

“Incremental Revolving Loan Commitment” shall mean, for each Incremental RL Lender, any commitment by such Incremental RL Lender to make Revolving Loans pursuant to Section 1.01(a) as agreed to by such Incremental RL Lender in the respective Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.19; it being understood, however, that on each date upon which an Incremental Revolving Loan Commitment of any Incremental RL Lender becomes effective, such Incremental Revolving Loan Commitment of such Incremental RL Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Incremental RL Lender for all purposes of this Agreement as contemplated by Section 1.19.

“Incremental Revolving Loan Commitment Agreement” shall mean an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed).

“Incremental Revolving Loan Commitment Date” shall mean each date upon which an Incremental Revolving Loan Commitment under an Incremental Revolving Loan Commitment Agreement becomes effective as provided in Section 1.19(b)(i).

“Incremental Revolving Loan Commitment Requirements” shall mean, with respect to any request for an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) made pursuant to Section 1.19 or any provision of an Incremental Revolving Loan Commitment (and any related Incremental Alternate Currency Revolving Loan Sub-Commitment) on a given Incremental Revolving Loan Commitment Date, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Loan Commitments then requested or provided had been incurred on such date of request or Incremental Revolving Loan Commitment Date, as the case may be), (ii) the Corporation shall have certified to the Administrative Agent that the incurrence of Revolving Loans in an aggregate principal amount equal to the full amount of the Incremental Revolving Loan Commitments then requested or provided is permitted under, and in accordance with, the Senior Note Documents, all other indentures and all other material debt agreements to which a Credit Party is a party, (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of such date of request or Incremental Revolving Loan Commitment Date, as the case may be (after giving effect to the incurrence of the respective Revolving Loan), unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date and (iv) the delivery by the Corporation of an officer’s certificate to the Administrative Agent certifying as to compliance with preceding clauses (i), (ii) and (iii).

“Incremental RL Lender” shall have the meaning provided in Section 1.19(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (excluding accounts payable and accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the stated amount of such Indebtedness), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding anything to the contrary contained above, all Forward Equity Transactions shall be deemed to constitute Indebtedness for purposes of this Agreement, with the amount of such Indebtedness at any time outstanding to be equal to the maximum amount of cash and/or fair market value of property which would be required to be delivered by the Corporation and its Subsidiaries at such time to satisfy in full their obligations under the respective Forward Equity Transactions.

“Indebtedness to be Refinanced” shall mean all Indebtedness under the Existing Credit Agreement on the Initial Borrowing Date (prior to giving effect to the Transaction).

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Individual Alternate Currency Revolving Loan Sub-Commitment Credit Exposure” of any Alternate Currency RL Lender under a given Alternate Currency Revolving Loan Sub-Tranche shall mean, at any time, the sum of (i) the aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans made pursuant to such Alternate Currency Revolving Loan Sub-Tranche by such Alternate Currency RL Lender and then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each such Alternate Currency Revolving Loan denominated in a currency other than Dollars) and (ii) such Alternate Currency RL Lender’s relevant Alternate Currency RL Percentage of all Alternate Currency Letter of Credit Outstandings relating to Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche.

“Individual Revolving Credit Exposure” shall mean, for any RL Lender at any time, the sum of (i) the aggregate principal amount or Face Amount, as applicable, of all Revolving Loans made by such RL Lender (and its affiliates, if any, acting as Alternate Currency RL Lenders) (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Non-Dollar Alternate Currency Revolving Loans then outstanding from such RL Lender or any affiliate thereof acting as an Alternate Currency RL Lender), plus (ii) the product of (A) such RL Lender’s Domestic RL Dollar Percentage and (B) the sum of (x) the aggregate amount of all Domestic Dollar Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding plus (iii) for each Alternate Currency Letter of Credit issued under each Alternate Currency Revolving Loan Sub-Tranche for which such RL Lender (and/or its affiliates, if any, acting as Alternate Currency RL Lenders) has a related Alternate Currency Revolving Loan Sub-Commitment, such RL Lender’s (and its affiliates’, if any, acting as Alternate Currency RL Lenders) relevant Alternate Currency RL Percentage of all Alternate Currency Letter of Credit Outstandings relating to all Alternate Currency Letters of Credit issued under such Alternate Currency Revolving Loan Sub-Tranche.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

“Insignificant Subsidiary” shall mean, at any time, any Subsidiary of the Corporation (excluding any Credit Party) which (x) has (i) assets of not greater than 10% of the consolidated total assets of the Corporation and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Corporation) and (ii) revenue of less than 10% of the consolidated revenues of the Corporation and its Subsidiaries for the Test Period then most recently ended and (y) if aggregated with all other Subsidiaries of the Corporation with respect to which an event described under Section 10.05 has occurred and is continuing, would have (i) assets of not greater than 10% of the consolidated total assets of the Corporation and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Corporation) and (ii) revenue of less than 10% of the consolidated revenues of the Corporation and its Subsidiaries for the Test Period then most recently ended.

“Interest Determination Date” shall mean (i) with respect to any Euro Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan, (ii) with respect to any Mexican Pesos Revolving Loan, the first day of any Mexican Pesos Interest Period relating to such Mexican Pesos Revolving Loan (or, if such day is not a Business Day, the immediately preceding Business Day) and (iii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, the date provided in the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Interest Period” shall have the meaning provided in Section 1.10(a).

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Irish Alternate Currency Revolving Loan Borrower” shall mean an Alternate Currency Revolving Loan Borrower resident for tax purposes in Ireland.

“Irish Alternate Currency RL Lender” shall have the meaning provided in Section 4.04(e).

“Irish Qualifying Lender” shall mean, in respect of an Irish Alternate Currency Revolving Loan Borrower, an Irish Alternate Currency RL Lender which is beneficially entitled to interest payable to that Irish Alternate Currency RL Lender in respect of a Credit Document and is a body corporate:

(i) which, by virtue of the law of a Qualifying Irish Jurisdiction, is resident in the Qualifying Irish Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(ii) where the interest:

(x) is exempted from the charge to Irish income tax under a double taxation treaty in force on the date the interest is paid; or

(y) would be exempted from the charge to Irish income tax if a double taxation treaty which has been signed but is not yet in force had the force of law on the date the interest is paid,

except where, in respect of each of clauses (i) and (ii), interest payable to that body corporate in respect of a Credit Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency.

“Issuing Bank” shall mean (i) in the case of Domestic Dollar Letters of Credit, DB and any other RL Lender which at the request of the Corporation and with the consent of the Administrative Agent agrees, in such RL Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Domestic Dollar Letters of Credit pursuant to Section 2, (ii) in the case of Alternate Currency Letters of Credit denominated in a given Alternate Currency, any RL Lender with an Alternate Currency Revolving Loan Sub-Commitment in such Alternate Currency which at the request of the Corporation and with the consent of the Administrative Agent agrees, in such RL Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Alternate Currency Letters of Credit denominated in such Alternate Currency pursuant to Section 2 and (iii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 2.01(c) shall be the Issuing Bank thereof.

“Judgment Currency” shall have the meaning provided in Section 13.16(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.16(a).

“L/C Supportable Obligations” shall mean obligations of the Corporation or any of its Subsidiaries incurred in the ordinary course of business and which do not violate the applicable provisions, if any, of this Agreement.

“Lead Arrangers” shall mean Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, each in their capacities as Lead Arrangers and Book Running Managers.

“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule I-A, as well as any Person which becomes a “Lender” hereunder pursuant to Section 1.14, 1.19 or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Alternate Currency RL Lender and, if the reference is to a specific Lender which has a Revolving Loan Commitment hereunder, shall include references to any Affiliate of any such Lender which is acting as an Alternate RL Currency Lender.

“Lender Default” shall mean, as to any RL Lender, (i) the wrongful refusal (which has not been retracted) of such RL Lender or the failure of such RL Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c) or to purchase participating interests in Revolving Loans under Section 1.17, (ii) such RL Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority; provided that such RL Lender shall not be deemed in Lender Default solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender, or the exercise of control over such Lender or any Person controlling such Lender, by a governmental authority or an instrumentality thereof, or (iii) such RL Lender having notified the Administrative Agent (x) that it does not intend to comply with its obligations under Section 1.01 or 2 in circumstances where such non-compliance would constitute a breach of such RL Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 1.01(b), Section 2.02(b), Section 4.02(d) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any RL Lender, (i) any Affiliate of such RL Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such RL Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority; provided that such RL Lender shall not be deemed in Lender Default for purposes of this clause (i) solely as a result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender, or the exercise of control over such Lender or any Person controlling such Lender, by a governmental authority or an instrumentality thereof, (ii) any previously cured

“Lender Default” of such RL Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such RL Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Bank or the Administrative Agent believes in good faith has occurred and is continuing, and (iv) the failure of such RL Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c) within two (2) Business Days of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Required Lenders has or have, as applicable, funded its or their portion thereof.

“Lender Parties” shall have the meaning provided in Section 13.20.

“Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.02(b).

“Letter of Credit Fee” shall have the meaning provided in Section 3.01(b).

“Letter of Credit Outstandings” shall mean, at any time of determination, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time (for this purpose, using the Dollar Equivalent of all amounts payable in ~~an~~a Non-Dollar Alternate Currency at such time).

“Letter of Credit Request” shall have the meaning provided in Section 2.03(a).

“Leverage Ratio Reset Election” shall have the meaning provided in Section 9.03.

“LIBOR-Based Alternate Currency Amendment” shall have the meaning provided in Section 13.12(i).

“LIBOR-Based Alternate Currency Equivalent” shall mean, with respect to any Alternate Currency (other than Dollars, Canadian Dollars ~~and~~, Euros and any Permitted Non-LIBOR-Based Alternate Currency), at any date of determination, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.17 or 13.16, on the date of determination).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as in effect in any State or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan, each Competitive Bid Loan and each Swingline Loan.

“Maintenance Capital Expenditures” shall mean (i) Capital Expenditures relating to improvements, repairs, maintenance and substantially equivalent replacements of existing property, plant or equipment and (ii) Capital Expenditures required to be made due to a change in law or ongoing regulatory requirements.

“Mandatory Borrowing” shall have the meaning provided in Section 1.01(c).

“Mandatory Cost” means the cost imputed to a Lender in complying with (i) in the case of any Obligation owing in Pounds Sterling, the Mandatory Liquid Assets requirements of the Bank of England during the period in which a Sterling Revolving Loan is outstanding determined in accordance with Schedule IV, (ii) in the case of any Obligation owing in Euros, any reserve asset requirements of the European Central Bank, as determined in accordance with Schedule IV, (iii) in the case of any Obligation owing in any Other Permitted Non-LIBOR-Based Alternate Currency, the requirements set forth in the relevant Non-LIBOR-Based Alternate Currency Amendment, and (iv) in the case of any Obligation owing in any other Alternate Currency (other than, except in the case of Obligations owing by an Alternate Currency Revolving Loan Borrower, Dollars), such reserve requirements established by any foreign court or governmental agency, authority, instrumentality or regulatory body in respect of any such other Alternate Currency or any category of liabilities which includes deposits by reference to which the interest rate on the Loans denominated in such Alternate Currency is determined, in any such case as determined in good faith by the Administrative Agent.

“Margin Adjustment Period” shall mean each period which shall commence on the date occurring after the Effective Date on which the respective officer’s certificates are delivered pursuant to Section 8.01(d) and which shall end on the earlier of (i) the date of actual delivery of the next officer’s certificates pursuant to Section 8.01(d) and (ii) the latest date on which the next officer’s certificates are required to be delivered.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Change” means a material adverse change in any of (i) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of the Credit Documents taken as a whole, (iii) the ability of any Borrower to repay its Obligations or to perform its obligations under any other Credit Document, (iv) the ability of the Guarantors, taken as a whole, to perform their obligations under their respective Guaranties or (v) the rights and remedies of the Lenders or the Agents under the Credit Documents.

“Material Adverse Effect” means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

“Maturity Date” shall mean November 15, 2013.

“Maximum Rate” shall have the meaning provided in Section 13.19.

“Maximum Swingline Amount” shall mean $150,000,000.

“Mexican Pesos” and “MXN$” shall mean freely transferable lawful money of Mexico (expressed in Mexican Pesos).

“Mexican Pesos Interest Period” shall have the meaning provided in Section 1.10(b).

“Mexican Pesos Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Mexican Pesos at the time of the incurrence thereof.

“Mexican Pesos Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Mexican Pesos Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, ~~1.18,~~ 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Mexican Pesos Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Mexican Pesos Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Minimum Applicable Facing Fee” shall mean (x) in the case of all Letters of Credit (other than Non-Dollar Alternate Currency Letters of Credit), $250 and (y) in the case of Non-Dollar Alternate Currency Letters of Credit denominated in a given Non-Dollar Alternate Currency, the Dollar Equivalent of $250.

“Minimum Borrowing Amount” shall mean, for each Type and Tranche of Loans hereunder, the respective amount specified below:

(i) in the case of a Borrowing of Revolving Loans to be maintained as Euro Rate Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, $10,000,000 (or the applicable Alternate Currency Equivalent thereof, in the case of a Borrowing of Non-Dollar Alternate Currency Revolving Loans);

(ii) in the case of a Borrowing of (x) Domestic Dollar Revolving Loans to be maintained as Base Rate Loans, $10,000,000 and (y) Foreign Dollar Revolving Loans to be maintained as Base Rate Loans, $5,000,000;

(iii) in the case of a Borrowing of Swingline Loans, $1,000,000;

(iv) in the case of a Borrowing of Canadian Prime Rate Loans, Cdn. $1,000,000;

(v) in the case of Bankers’ Acceptance Loans, the amount specified in Schedule III; and

(vi) in the case of Competitive Bid Loans, $20,000,000 (or the applicable Alternate Currency Equivalent thereof, in the case of a Borrowing of Non-Dollar Alternate Currency Competitive Bid Loans).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan (as defined in Section 4001(a)(3) of ERISA)to which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate has any obligation or liability, contingent or otherwise, and each such plan for the five-year period immediately following the latest date on which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“NAIC” shall have the meaning provided in Section 1.11(c).

~~“Non-Alternate Currency Revolving Loan Sub-Commitment” means, for any RL Lender at any time, such RL Lender’s Revolving Loan Commitment minus, in the case of a Lender that is, or whose Affiliate is, an Alternate Currency RL Lender, the sum of such RL Lender’s and its Affiliates’ Alternate Currency Revolving Loan Sub-Commitments.~~

~~“Non-Alternate Currency Sub-Commitment Re-Allocation Agreement” shall have the meaning provided in Section 13.12(e)(II).~~

“Non-Defaulting Lender” shall mean and include each RL Lender other than a Defaulting Lender.

“Non-Dollar Alternate Currency” shall mean each Alternate Currency other than Dollars.

“Non-Dollar Alternate Currency Competitive Bid Loan” shall mean each Competitive Bid Loan denominated in an Alternate Currency (other than Dollars) at the time of the incurrence thereof.

“Non-Dollar Alternate Currency Letters of Credit” shall mean each Letter of Credit denominated in an Alternate Currency (other than Dollars) and issued for the account of an Alternate Currency Revolving Loan Borrower pursuant to Section 2.01.

“Non-Dollar Alternate Currency Loan” shall mean each Non-Dollar Alternate Currency Revolving Loan and each Non-Dollar Alternate Currency Competitive Bid Loan.

“Non-Dollar Alternate Currency Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in an Alternate Currency (other than Dollars) at the time of the incurrence thereof.

“Non-LIBOR-Based Alternate Currency Equivalent” shall (i) with respect to Mexican Pesos, mean, at any date of determination, the amount of Mexican Pesos which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor quoted by DB on such date, and (ii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency, have the meaning provided therefor pursuant to the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Non-LIBOR-Based Alternate Currency Amendment” shall have the meaning provided in Section 13.12(h).

“Non-LIBOR-Based Interest Period” shall mean (i) with respect to any Mexican Pesos Revolving Loan, the applicable Mexican Pesos Interest Period, and (ii) with respect to any Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, the applicable interest period provided therefor in the relevant Non-LIBOR-Based Alternate Currency Amendment.

“Non-Recourse Indebtedness” of any Person means all Indebtedness of such Person and its Subsidiaries with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse secured financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purpose of this Agreement.

“Note” shall mean each Revolving Note, each Competitive Bid Note and the Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Competitive Bid Borrowing” shall have the meaning provided in Section 1.04(a).

“Notice of Conversion” shall have the meaning provided in Section 1.07(a).

“Notice Office” shall mean the office of the Administrative Agent located at ~~Deutsche Bank Trust Company Americas, Money Transfer Division, 60 Wall Street, New York, New York 10005, Attention: [Juliet Cadiz]~~DB Services New Jersey, Inc., 100 Plaza One, Mailstop: JCY03-0250, Jersey City, NJ, 07311, Attention: Ershad Sattar, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligation Currency” shall have the meaning provided in Section 13.16(a).

“Obligations” shall mean all amounts owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values or instruments to hedge and protect against fluctuations in the Corporation’s and/or its Subsidiaries cash flow and earnings from changes in financial markets.

“Other Permitted LIBOR-Based Alternate Currency” shall mean any currency other than Dollars, Australian Dollars, Canadian Dollars, Euros, Pounds Sterling, Yen and any Permitted Non-LIBOR-Based Alternate Currency; provided that, at any time of the election of such currency, (i) such currency is dealt with in the London interbank deposit market, (ii) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (iii) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any RL Lender for making any Revolving Loan or issuing any Letter of Credit and/or to permit the relevant Borrower to borrow and repay the principal thereof and/or Unpaid Drawings thereon and/or to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

“Other Permitted LIBOR-Based Alternate Currency Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in an Other Permitted LIBOR-Based Alternate Currency at the time of the incurrence thereof.

“Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, ~~1.18,~~ 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Other Permitted LIBOR-Based Alternate Currency Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Other Permitted Non-LIBOR-Based Alternate Currency” shall mean, any currency other than Dollars, Australian Dollars, Canadian Dollars, Euros, Pounds Sterling, Yen, Mexican Pesos and any Other Permitted LIBOR-Based Alternate Currency; provided that (i) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (ii) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any RL Lender for making any Revolving Loan or issuing any Letter of Credit and/or to permit the relevant Borrower to borrow and repay the principal thereof and/or Unpaid Drawings thereon and/or to pay the interest thereon (unless such authorization has been obtained and is in full force and effect), and (iii) such currency has otherwise been approved in writing by the Administrative Agent as an “Other Permitted Non-LIBOR-Based Alternate Currency”.

“Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in an Other Permitted Non-LIBOR-Based Alternate Currency at the time of the incurrence thereof.

“Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 1.18, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Other Permitted Non-LIBOR-Based Alternate Currency Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Participant” shall have the meaning provided in Section 2.04(a).

“Participating Member State” shall mean, at any time, any member state of the European Union which has adopted the Euro as its lawful currency at such time.

“Partnership Units” shall mean the Class A OP Units and Class B OP Units of SLC Operating Limited Partnership, a Delaware limited partnership (as defined in the partnership agreement of such partnership).

“Payment Office” shall mean (i) in respect of Domestic Dollar Loans, Domestic Dollar Letters of Credit, Fees and, except as provided in clauses (ii), (iii), (iv), (v) and (vi) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at ~~Deutsche Bank Trust Company Americas, Money Transfer Division, 60 Wall Street, New York, New York 10005,~~DB Services New Jersey, Inc., 100 Plaza One, Mailstop: JCY03-0250, Jersey City, NJ, 07311, ABA Number: 021-001-033, Credit to Deutsche Bank Loan Operations, Reference: Starwood Hotels & Resorts, Account

Number: 60-200-119, Attention: ~~Juliet Cadiz~~ Ershad Sattar, (ii) in respect of Canadian Dollar Revolving Loans, to Royal Bank of Canada, Toronto, Ontario, Canada, SWIFT ID: ROYCCAT2, Account Number: 095912235745, Account Name: Deutsche Bank, NY, Reference: Starwood Hotels & Resorts, (iii) in respect of Sterling Revolving Loans, to Deutsche Bank AG, London, SWIFT ID: DEUTGB2L, Account Number: 0400069, Account Name: Deutsche Bank, NY, Local Clearing Code //SC405081, Reference: Starwood Hotels & Resorts, (iv) in respect of Euro Revolving Loans, to Deutsche Bank AG, Frankfurt, SWIFT ID: DEUTDEFF, Account Number: 958409510, Account Name: Deutsche Bank, NY, Reference: Starwood Hotels & Resorts, Attention: Loans Agency, (v) in respect of Mexican Pesos Revolving Loans, the office of the Administrative Agent located at ~~Deutsche Bank Trust Company Americas, Money Transfer Division, 60 Wall Street, New York, New York 10005~~,DB Services New Jersey, Inc., 100 Plaza One, Mailstop: JCY03-0250, Jersey City, NJ, 07311, ABA Number: 021-001-033, Credit to Deutsche Bank Loan Operations, Reference: Starwood Hotels & Resorts, Account Number: 60-200-119, ~~Attention: Juliet Cadiz~~ABA Number: 021-001-033, Credit to Deutsche Bank Loan Operations, Reference: Starwood Hotels & Resorts, Account Number: 60-200-119, Attention: Ershad Sattar, and (vi) in the case of Alternate Currency Letters of Credit and any other Alternate Currency Revolving Loan, such office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto or, in each case, such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.4

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” shall have the meaning provided in Section 9.01.

“Permitted Non-LIBOR-Based Alternate Currency” shall mean Mexican Pesos and any Other Permitted Non-LIBOR-Based Alternate Currency.

“Permitted Non-LIBOR-Based Alternate Currency Revolving Loan” shall mean each Mexican Pesos Revolving Loan and/or each Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan, as the context may require.

“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any single employer pension plan subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Borrower, a Subsidiary of any Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

4 DB to advise if Payment Office information is to be included in respect of Dollar I and Dollar II Revolving Loans.

“Pounds Sterling” and the sign “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Pounds Sterling Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Pounds Sterling Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b). The Pounds Sterling Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person (other than common stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, as to any Person, for any events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

(i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the “Reference Period”),

(ii) in making any determination with respect to the incurrence or assumption of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the “Transaction Date”), (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition or the making of a Dividend) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (y) Consolidated Interest Expense of such Person attributable to interest or dividends on any Indebtedness, as the case may be, bearing floating interest rates should be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period and (z) Consolidated Interest Expense will be increased or reduced by the net cost (including amortization of discount) or benefit (after giving effect to amortization of discount) associated with the Interest Rate Protection Agreements, which will remain in effect for the twelve-month period after the Transaction Date and which shall have the effect of fixing the interest rate on the date of computation; and

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Acquisition and any Asset Sale, in each case which occurred during the Reference Period or (for purposes of Section 9.03(iii) or (iv)) subsequent to the Reference Period and prior to the Transaction Date, as if such Acquisition or Asset Sale, as the case may be, occurred on the first day of the Reference Period.

All pro forma determinations required above shall be determined in accordance with GAAP. For purposes of this definition, whenever pro forma effect is to be given to any occurrence or event, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Corporation.

“Projections” shall have the meaning provided in Section 5.10(i).

“Qualified Preferred Stock” shall mean any preferred stock of the Corporation so long as the terms of any such preferred stock (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Corporation or any Subsidiaries of the Corporation, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the first anniversary of the Maturity Date, (iv) do not contain any covenants other than periodic reporting requirements, (v) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Corporation or liquidations involving the Corporation, and (vi) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.

“Qualifying Irish Jurisdiction” shall mean:

(i) a member state of the European Communities other than Ireland;

(ii) a jurisdiction with which Ireland has made a double taxation treaty having the force of law; or

(iii) a jurisdiction with which Ireland has made a double taxation treaty which, on completion of necessary procedures, will have the force of law.

“Quarterly Payment Date” shall mean the last Business Day of each April, July, October and January occurring after the Effective Date.

“Rating Agencies” shall mean both S&P and Moody’s.

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Reference Period” shall have the meaning provided in the definition of Pro Forma Basis.

“Refinancing” shall mean and include (i) the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments and letters of credit in respect of, the Indebtedness to be Refinanced (or (x) in the case of Existing Letters of Credit, the incorporation thereof hereunder as Letters of Credit pursuant to Section 2.01(c) and (y) in the case of Existing Bankers’ Acceptances, the roll-over and continuation thereof as Bankers’ Acceptances hereunder pursuant to Section 1.15(b)) and (ii) the consummation of the related transactions described in Section 5.05.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Guaranteed Obligations” shall mean, as to any Guarantor, (i) the principal (or Face Amount, as the case may be) of and interest on all Loans made to each Borrower (other than such Guarantor) under this Agreement, and each Note evidencing each Loan (other than Loans owing by such Guarantor) issued to each Lender, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (other than such Guarantor) (or any of them) to each Lender and each Agent, now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document and the due performance and compliance by each Borrower (other than such Guarantor) with all the terms, conditions and agreements contained in this Agreement and each other Credit Document to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Subsidiary of the Corporation (other than, if such Guarantor is not the Corporation, such Guarantor), whether now in existence or hereunder arising, owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by such Subsidiary with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Relevant Guaranteed Party” shall mean, as to any Guarantor, each Borrower (other than such Guarantor) and each Subsidiary of the Corporation (other than, if such Guarantor is not the Corporation, such Guarantor) party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Guaranteed Creditor.

“Replaced Lender” shall have the meaning provided in Section 1.14.

“Replacement” shall have the meaning provided in Section 1.14.

“Replacement Lender” shall have the meaning provided in Section 1.14.

“Reply Date” shall have the meaning provided in Section 1.04(b).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived.

“Required Lenders” shall mean, at any time of determination, Non-Defaulting Lenders the sum of whose Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and Competitive Bid Loans and participations in Letter of Credit Outstandings and outstanding Swingline Loans) represent an amount greater than 50% of the Total Revolving Loan Commitment at such time less the Revolving Loan Commitments of Defaulting Lenders at such time (or, after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans and Competitive Bid Loans of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Outstandings and outstanding Swingline Loans at such time). For purposes of determining Required Lenders, all outstanding Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans denominated in ~~an~~a Non-Dollar Alternate Currency will be calculated according to the Dollar Equivalent thereof.

“Requirements of Law” means, as to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person, and all foreign federal, state and local laws, rules and regulations, including, without limitation, foreign federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person, its business or any of its property or to which such Person, its business or any of its property is subject.

“Revolving Credit Period” shall mean with respect to any extension of Revolving Loans to any Borrower, the period from and including the Initial Borrowing Date to but not including the Maturity Date.

“Revolving Loan” shall have the meaning provided in Section 1.01(a).

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A directly below the column entitled “Revolving Loan Commitment,” as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b), or (z) increased from time to time pursuant to Section 1.19.

“Revolving Notes” shall mean each Domestic Dollar Revolving Note, each Canadian Dollar Revolving Note, each Dollar I Revolving Note, each Dollar II Revolving Note, each Euro I Revolving Note, each Euro II Revolving Note, each Euro III Revolving Note, each Australian Dollar Revolving Note, each Yen Revolving Note, each Mexican Pesos Revolving Note, each Other Permitted LIBOR-Based Alternate Currency Revolving Note, each Other Permitted Non-LIBOR-Based Alternate Currency Revolving Note and each Sterling Revolving Note.

“RL Lender” shall mean, at any time of determination, each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans at such time.

“RL Percentage” of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time the denominator of which is the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained above, if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the RL Lenders shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Scheduled Existing Indebtedness” shall have the meaning provided in Section 7.14.

“SEC” shall mean the Securities and Exchange Commission and any successor thereto.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Senior Note Documents” shall mean the Senior Notes and the other instruments, indentures, documents and agreements entered into in connection with the issuance of the Senior Notes, as the same may be amended, modified and or supplemented from time to time in accordance with the terms thereof.

“Senior Notes” shall mean shall mean any senior notes of the Corporation evidencing senior Indebtedness incurred or issued by the Corporation.

“Segregated Funds” shall mean cash and Cash Equivalents of the Corporation and/or its Subsidiaries which (i) are specifically designated by the Corporation for use solely to repay Defeased Debt pursuant to an officer’s certificate from an Authorized Officer of the Corporation delivered to the Administrative Agent and identifying the initial amount of the cash and Cash Equivalents to be so designated as “Segregated Funds” and (ii) if cash, are at all times held in one or more segregated accounts or trusts (and are not commingled with any other funds of the Corporation or its Subsidiaries) until utilized to repay in full the respective Defeased Debt for which such funds were so designated.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 10.05, (ii) the declaration of the Total Commitment terminated, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of any Borrower to pay any principal of, Face Amount of, or interest on, Loans or any Letter of Credit Outstandings on the Maturity Date.

“Short Term Debt” shall mean, as at any date of determination, then outstanding Indebtedness for borrowed money that is evidenced by bonds, notes or debentures that matures within one year of such date of determination.

“Spanish Alternate Currency Revolving Loan Borrower” shall mean an Alternate Currency Revolving Loan Borrower organized under the laws of Spain.

“Spanish Alternate Currency RL Lender” shall have the meaning provided in Section 15.01.

“Specified Default” shall mean any Default existing pursuant to any of Sections 10.01, 10.05 or 10.09 of this Agreement.

“Standby Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Start Date” shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

“Starwood Vacation” shall mean Starwood Vacation Ownership, Inc., a Florida corporation previously known as Vistana, Inc.

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in the currency in which such Letter of Credit is denominated) (in each case determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder); provided, however, that except in the case of ~~an~~a Non-Dollar Alternate Currency Letter of Credit for purposes of Sections 3.01(b) and (c) for periods prior to the occurrence of a Sharing Event, the “Stated Amount” of each Non-Dollar Alternate Currency Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Non-Dollar Alternate Currency thereunder (determined (x) as if any future automatic increases in the maximum amount available that are provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met).

“Sterling Revolving Loan” shall mean each Alternate Currency Revolving Loan denominated in Pounds Sterling at the time of the incurrence thereof.

“Sterling Revolving Notes” shall have the meaning provided in Section 1.06(a).

“Stop Issue Notice” shall have the meaning provided in Section 2.03(b).

“Sub-Commitments” shall mean, with respect to any RL Lender, the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment, if any, of such RL Lender, the Canadian Dollar Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Pounds Sterling Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Dollar I Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Dollar II Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Euro I Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Euro II Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Euro III Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Australian Dollar Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Mexican Pesos Revolving Loan Sub-Commitment,

if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender), the Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender) and the Yen Revolving Loan Sub-Commitment, if any, of such RL Lender (or its Affiliate which is acting as an Alternate Currency RL Lender).

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 1.01 (b).

“Swingline Expiry Date” shall mean the date which is five (5) Business Days prior to the Maturity Date.

“Swingline Lender” shall mean DB.

“Swingline Loan” shall have the meaning provided in Section 1.01(b).

“Swingline Note” shall have the meaning provided in Section 1.06(a).

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Test Date” shall mean the last day of each fiscal quarter ended after the Initial Borrowing Date.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Corporation then last ended (in each case taken as one accounting period).

“TIIE Rate” shall mean, for each Mexican Pesos Interest Period with respect to a Borrowing of Mexican Pesos Revolving Loans, the Equilibrium Interbank Interest Rate (Tasa de Interés Interbancaria de Equilibrio) (i) for a period of 28 days or (ii) such other period so published as is most nearly equal to the relevant Mexican Pesos Interest Period, as determined by the Administrative Agent, all as published by the Banco de México in the Diario Oficial de la Federación on the first day of the relevant Mexican Pesos Interest Period, or if such day is not a Business Day, on the immediately preceding Business Day on which there was such a quote; provided that in the event the TIIE Rate shall cease to be published, “TIIE Rate” shall mean any rate specified by Banco de México as the substitute rate therefor; provided further that in the event the Administrative Agent has made any determination pursuant to Section 1.11(a)(i) in respect of Mexican Pesos Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.11(b) in respect of Mexican Pesos Revolving Loans, the “TIIE Rate” determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Mexican Pesos Revolving Loans with maturities comparable to the Mexican Pesos Interest Period applicable thereto.

“Timeshare Business” shall mean (i) the acquisition, development, operation, management and sale of Vacation Resorts, including, without limitation, VOIs and (ii) providing customers who purchase VOIs at Vacation Resorts financing for such purposes (collectively, together with any and all business that in the good faith judgment of the board of directors of the Corporation or Starwood Vacation are materially related to the foregoing).

“Total Alternate Currency Revolving Loan Sub-Commitment” at any time shall mean the sum of the Alternate Currency Revolving Loan Sub-Commitments of all the Alternate Currency RL Lenders; provided that at no time shall the Total Alternate Currency Revolving Loan Sub-Commitment exceed the Total Revolving Loan Commitment as then in effect.

“Total Canadian Dollar Revolving Loan Sub-Commitment” means, at any time, (x) the sum of the Canadian Dollar Revolving Loan Sub-Commitments of all Alternate Currency RL Lenders at such time or, if less, (y) the Total Canadian Dollar Revolving Loan Sub-Commitment as then in effect pursuant to Section 1.18.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders.

“Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment” at any time shall mean the sum of the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments of all the Lenders; provided that at no time shall the Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment exceed the Total Revolving Loan Commitment as then in effect.

“Total ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment Excess” shall have the meaning provided in Section 4.01.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Non-Dollar Alternate Currency Revolving Loans then outstanding) plus (II) the aggregate principal amount of Swingline Loans then outstanding plus (III) the then aggregate amount of Letter of Credit Outstandings plus (IV) the aggregate principal amount of all Competitive Bid Loans then outstanding (for this purpose, taking the Dollar Equivalent thereof in the case of Non-Dollar Alternate Currency Competitive Bid Loans then outstanding).

“Trade Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Revolving Loans and Swingline Loans.

“Transaction” shall mean, collectively, (i) the Refinancing, (ii) the entering into of the Credit Documents and the incurrence of Loans on the Initial Borrowing Date and (iii) the payment of fees and expenses owing in connection with the foregoing.

“Treaty” means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan, a Bankers’ Acceptance Loan, a Sterling Revolving Loan, a Euro Revolving Loan, an Australian Dollar Revolving Loan, a Yen Revolving Loan, a Mexican Pesos Revolving Loan, an Other Permitted LIBOR-Based Alternate Currency Revolving Loan or an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan.

“Unconsolidated Joint Venture” means, with respect to any Person, at any date, any other Person in whom such Person holds Capital Stock but does not hold a majority of voting securities or otherwise hold a controlling stake, and such other Person accounted for in the financial statements of such Person on either an equity or cost basis of accounting and whose financial results would not be consolidated in the financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided for in Section 2.05(a).

“Unrestricted” means, when referring to cash or Cash Equivalents of the Corporation or any of its Wholly-Owned Subsidiaries, that such cash or Cash Equivalents (i) does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of the Corporation, (ii) are not subject to any Lien in favor of any Person, (iii) do not constitute Segregated Funds, and (iv) are otherwise generally available for use by the Corporation or such Wholly-Owned Subsidiary.

“Unsecured Debt Rating” means the rating assigned by a Rating Agency to the Corporation’s long-term senior Unsecured Indebtedness (which Indebtedness may not be guaranteed).

“Unsecured Indebtedness” of any Person means any Indebtedness of such Person and its Subsidiaries for which the obligations thereunder are not secured or collateralized by a pledge of or other Lien on any Assets of such Person or its Subsidiaries.

“Unutilized Alternate Currency Revolving Loan Sub-Commitment” means, as to any Alternate Currency RL Lender (including any of its affiliates which acts as an Alternate Currency RL Lender with respect to one or more other Alternate Currencies), at any time, the sum of (x) the Alternate Currency Revolving Loan Sub-Commitments of such Alternate Currency RL Lender and its affiliates at such time minus (y) the ~~Dollar Equivalent of the~~ aggregate principal amount or Face Amount, as the case may be, of all Alternate Currency Revolving Loans of such Alternate Currency RL Lender (and its respective affiliates) then outstanding (for this purpose, taking the Dollar Equivalent of any Non-Dollar Alternate Currency Revolving Loans then outstanding) minus (z) the sum of the relevant Alternate Currency RL Percentages of such Alternate Currency RL Lender (or its respective affiliate) in all Alternate Currency Letter of Credit Outstandings relating to each Alternate Currency Letter of Credit issued under a given Alternate Currency Revolving Loan Sub-Tranche in which such Alternate Currency RL Lender (or its affiliates) participate(s) at such time.

“Unutilized Alternate Currency RL Percentage” of any Lender, at any time, shall mean a fraction (expressed as a percentage) the numerator of which is the Unutilized Alternate Currency Revolving Loan Sub-Commitment of such Lender (and its respective affiliates which act as Alternate Currency RL Lenders) at such time and the denominator of which is the aggregate amount of Unutilized Alternate Currency Revolving Loan Sub-Commitments of all Alternate Currency RL Lenders at such time.

“Vacation Resorts” shall mean the vacation ownership resorts acquired, developed, operated, managed and sold by Starwood Vacation and its Subsidiaries.

“VOIs” shall mean resorts having vacation ownership interests, interval ownership interests, timeshare estates, timeshare licenses, vacation clubs, right-to-use programs or other forms of vacation ownership programs.

“Wholly-Owned Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person which is both a Domestic Subsidiary and a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

“Yen” and the sign “¥” shall mean freely transferable lawful money of Japan (expressed in Yen).

“Yen Revolving Loans” shall mean each Alternate Currency Revolving Loan denominated in Yen at the time of the incurrence thereof.

“Yen Revolving Loan Sub-Commitment” shall mean, as to any Alternate Currency RL Lender, the amount, if any, set forth opposite such Alternate Currency RL Lender’s name in Schedule I-B directly below the column entitled “Yen Revolving Loan Sub-Commitment,” as same may be (x) reduced from time to time pursuant to Sections 1.17, ~~1.18,~~ 3.02, 3.03, 10, 13.12(e)(II) and/or 13.12(f), (y) increased from time to time pursuant to Sections 1.19 and/or 13.12(e)(I) or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b) . The Yen Revolving Loan Sub-Commitment of each Alternate Currency RL Lender is a sub-limit of the Revolving Loan Commitment of the respective Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment) and not an additional commitment and, in no event, may exceed at any time, when added to the sum of all other Sub-Commitments of the respective Alternate Currency RL Lender (or its respective affiliates) at such time, the Revolving Loan Commitment of such Alternate Currency RL Lender (or its respective affiliate which is a Lender with the related Revolving Loan Commitment).

“Yen Revolving Notes” shall have the meaning provided in Section 1.06(a).

SECTION 12. The Agents.

12.01 Appointment. The Lenders hereby designate (x) DB as Administrative Agent and (y) JPMorgan Chase Bank, N.A. as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose on any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Lead Arrangers and the co-documentation agents identified on the cover page to this Agreement are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed, however, that the Lead Arrangers and the co-documentation agents identified on the cover page to this Agreement shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, no Lead Arranger or co-documentation agent identified on the cover page to this Agreement shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

(c) It is understood and agreed that (i) Banc of America Securities LLC shall not be entitled to receive league table credit for acting as a Lead Arranger and (ii) none of The Royal Bank of Scotland plc, Credit Agricole Corporate and Investment Bank or HSBC Bank USA, N.A. shall be entitled to receive league table credit for acting as a co-documentation agent.

12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent (for purposes of this Section 12.03, the term “Agent” shall include all officers, directors, agents, employees and affiliates of the respective Agent), each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender and no holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify such Agent, its affiliates, and their respective officers, directors, agents and employees, in proportion to their respective “percentages” as used in determining the Required Lenders (for this purpose, determined as if there were no Defaulting Lenders at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the such Agent’s gross negligence or willful misconduct.

12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “RL Lenders”, “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by, or Removal of, the Agents. (a) Any Agent (including, without limitation, the Administrative Agent) may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days’ prior written notice to the Lenders and the Borrowers. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Bank and Swingline Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below; provided that the Syndication Agent may resign from the performance of its functions and duties hereunder at any time by giving notice to the Borrowers, the Administrative Agent and the Lenders, which resignation shall take effect upon delivery of such notice. Furthermore, any Agent may be removed by the Required Lenders in the event that such Agent committed a willful breach of, or was grossly negligent in the performance of, its material obligations hereunder (as determined by a court of competent jurisdiction in a final, non-appealable decision).

(a) Except in the case of a resignation as provided in the proviso appearing in the first sentence of Section 12.09(a), upon any notice of resignation by, or the removal of, any Agent, the Required Lenders shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Corporation; provided that if the Administrative Agent is resigning, or is removed, and JPMorgan Chase Bank is an Agent at such time, then JPMorgan Chase Bank shall first be offered the opportunity to act as successor Administrative Agent.

(b) If a successor Agent shall not have been so appointed within such 30 day period, the resigning Agent, with the consent of the Corporation (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(c) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(d) Upon a resignation or removal of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. (a) The Borrowers jointly and severally agree that they shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Agents’ local and foreign counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement, of each Issuing Bank and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and of the Agents (and, after the occurrence of an Event of Default, each of the Lenders) in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and each Lender); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities, obligations, losses, damages, penalties and claims with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent, Swingline Lender and/or Issuing Bank) and its affiliates, and each officer, director, trustee, employee, representative, advisor and agent thereof (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments and suits, and all reasonable costs, expenses and disbursements (including reasonable fees, documented out-of-pocket disbursements and other charges of one counsel to the Indemnified Persons, taken as a whole, and one local counsel to the Indemnified Persons taken as a whole in each applicable jurisdiction; provided that if one or more Indemnified Persons shall have concluded that (i) there are legal defenses available to it that are different from or in addition to those available to one or more other Indemnified Persons or (ii) the representation of the Indemnified Persons (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such relevant Indemnified Persons, in each relevant jurisdiction) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned or operated by any Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, disposal or Release of Hazardous Materials at any Real Property, whether or not owned or operated by any Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against, in connection with or arising from, any Borrower, any of its Subsidiaries or any Real Property at any time owned or operated by any Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Person, to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction in a final and non-appealable decision). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) To the full extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at c/o Starwood Hotels & Resorts Worldwide, Inc., 2231 E. Camelback Rd., Suite 400, Phoenix, Arizona 85016, Attention: Treasurer and c/o Starwood Hotels and Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604,

Attention: General Counsel; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Corporation and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to the telegraph company, cable company or a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Agents shall not be effective until received by the Agents.

13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any Credit Document without the prior written consent of the Agents and all the Lenders (except that, with the consent of the Required Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder and under the other Credit Documents to which it is a party in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02) and, provided further, that, although any Lender may grant participations in its rights hereunder to any Eligible Transferee, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments and/or outstanding Loans hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a “Lender” hereunder and, provided further, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note, or the scheduled expiration date of any Letter of Credit in which such participant is participating, beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or Fees thereon or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except that, with the consent of the Required Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02) and (iii) release any Guarantor from its Guaranty (unless such Guarantor ceases to be a Domestic Dollar Revolving Loan Borrower in accordance with Section 13.12(d)) (it being understood, however, that the assumption by another Person of any Guarantor’s obligations under the Guaranty in connection with a merger or consolidation of such Guarantor with such other Person as contemplated by (and in accordance with the requirements of) Section 9.02 shall not be construed to be a release of such Guarantor from its Guaranty). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to an Eligible Transferee which is (i) (a) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (b) to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, provided that in respect of any assignment pursuant to preceding clauses (i) and (ii) of less than $5,000,000 in the aggregate of such Lender’s Commitments and related outstanding Obligations, at the time of any such assignment the Lender shall provide the Administrative Agent with the name of a single entity to receive all notices under this Agreement on behalf of such assigning Lender and its affiliates, or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) the assignment by any Lender of its Alternate Currency Revolving Loan Sub-Commitments (or any portion thereof) shall constitute the assignment of a like amount of such Lender’s (or its respective Affiliate’s) Revolving Loan Commitment, (ii) any assignment of all or any portion of the Revolving Loan Commitment of any Lender shall be required to be accompanied by the assignment of all or such portions of the Alternate Currency Revolving Loan Sub-Commitments and/or ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such Lender (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Revolving Loan Commitment being so assigned, (iii) any assignment of all or any portion of the Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, any assignment of Obligations originally extended pursuant to the Revolving Loan Commitments) shall be made on a basis such that the respective assignee participates in Revolving Loans, and in Letter of Credit Outstandings, in accordance with the Revolving Loan Commitment (and Sub-Commitments described above) so assigned (or if the Revolving Loan Commitment has terminated, on the same basis as participated in by the Lenders with Revolving Loan Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedules I-A and, if applicable, I-B shall be deemed modified to reflect the Commitments and, if applicable, Alternate Currency Revolving Loan Sub-Commitments of such new Lender and of the existing Lenders, (v) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the respective Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.06 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and Sub-Commitments), (vi) the consent of the Administrative Agent (not to be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (vii) any assignment of all or any portion of the Revolving Loan Commitment of any Lender (or, if the Revolving Loan Commitment has terminated, any assignment which would include participations in outstanding Letters of Credit and/or obligations to fund Mandatory Borrowings) shall require the consent of the Swingline Lender and each Issuing Bank (which consent will not be unreasonably withheld or delayed), (viii) at any time when no Specified Default or Event of Default is in existence, the approval of the Corporation shall be required (except with respect to assignments pursuant to clause (x) above), which approval shall not be unreasonably withheld or delayed; provided that the Corporation shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (ix) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (x) promptly after such assignment, the Borrowers shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States Person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and related Obligations. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Corporation the U.S. Internal Revenue Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described Section 4.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.11, 1.16(b), 2.06 or 4.04 in excess of those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment); provided however, that the Borrowers shall be required to pay any such increased costs in the case of any reallocation, or assignment made in connection with a reallocation, of such Lender’s ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment pursuant to Section 13.12(e).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender which is a fund may pledge all or any portion of its Notes or Loans to a trustee in support of its obligations to such trustee and others. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Tranche or with particular Obligations, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans or the other Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.05, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or the other Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lender a participating interest in such portion of each such other Lender’s Loans and/or other Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which (x) require differing payments to be made with respect to the various Tranches of Loans or (y) prohibit payments in respect of any Tranche of Loans.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders).

(b) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.07, except as expressly otherwise provided herein, all calculations determining the “Applicable Margins”, compliance with Section 9 and the financial terms as used herein shall be made in accordance with GAAP.

(c) All computations of interest, Facility Fees and other Fees hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of interest on Base Rate Loans and Canadian Prime Rate Loans) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or other Fees are payable.

(d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, IN THE CASE OF OTHER CREDIT DOCUMENTS, AS SPECIFICALLY OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS

LACK PERSONAL JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

(b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Corporation and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each Borrower, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent shall give the Corporation and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Subject to the provisions of following clauses (c), (d), (e), (f), (g), (h), (i), (j) and (k) neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender, except in the case of clause (i)(x)) with Obligations being directly affected thereby, (i)(x) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or (y) reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or Fees thereon or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) or (b) shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or Fees payable hereunder), (ii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections set forth in the proviso below to such additional extensions of credit), (iii) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except that, with the consent of the Required Lenders, the Corporation and any other Domestic Dollar Revolving Loan Borrower may assign or transfer its rights hereunder in connection with a merger or consolidation with or into another Person as contemplated by (and in accordance with the requirements of) Section 9.02), (v) release any Guarantor from its Guaranty (unless such Guarantor ceases to be a Domestic Dollar Revolving Loan Borrower in accordance with Section 13.12(d)) (it being understood, however, that the assumption by another Person of any Guarantor’s obligations under the Guaranty in connection with a merger or consolidation of such Guarantor, with such other Person as contemplated by (and in accordance with the requirements of) Section 9.02 shall not be construed to be a release of such Guarantor from its Guaranty) or (vi) amend, modify or waive any provision of Section 13.06(a); provided further, that, in addition to the consent of the Required Lenders required above, no such change, waiver, discharge or termination shall (u) in the case of any such change, waiver, discharge or termination to or of any Incremental Revolving Loan Commitment Agreement, without the consent of each Lender (other than a Defaulting Lender) party thereto, amend, modify, waive or terminate such Incremental Revolving Loan Commitment Agreement, (v) increase the Commitments (or Sub-Commitments) of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment (or Sub-Commitment) of any Lender, and that an increase in the available portion of any Commitment (or Sub-Commitment) of any Lender shall not constitute an increase of the Commitment (or Sub-Commitment) of such Lender), (w) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of each Swingline Lender, alter its rights or obligations with respect to Swingline Loans, or (y) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Corporation shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided further, that in any event the Corporation shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) At any time and from time to time after the Effective Date, one or more Persons may become Alternate Currency Revolving Loan Borrowers in accordance with the provisions of Section 6.03 and the definition of Alternate Currency Revolving Loan Borrower contained herein. Upon the satisfaction of such provisions, such Person shall constitute an Alternate Currency Revolving Loan Borrower and a Borrower party to this Agreement, without any further actions taken by any Persons. Furthermore, the Corporation may, at any time and from time to time, by written notice to the Administrative Agent, remove any Alternate Currency Revolving Loan Borrower as such an Alternate Currency Revolving Loan Borrower on a prospective basis; provided that at the time of such removal there are no outstanding Alternate Currency Revolving Loans owing by such Alternate Currency Revolving Loan Borrower (and no outstanding Alternate Currency Letters of Credit for which such Alternate Currency Revolving Loan Borrower is an Account Party), and all other amounts then due and payable by such Alternate Currency Revolving Loan Borrower have been paid in full. Any removal of a Person as an Alternate Currency Revolving Loan Borrower shall have no effect on any obligations of such Person as an Alternate Currency Revolving Loan Borrower hereunder in respect of Obligations previously incurred by it hereunder or with respect to any of the indemnities set forth herein (including, without limitation, in Sections 1.11, 1.12, 1.16(b), 2.06, 4.04, 12.06 and 13.01), which shall survive the removal of such Person as an Alternate Currency Revolving Loan Borrower.

(d) At any time and from time to time after the Effective Date, one or more Persons may become Domestic Dollar Revolving Loan Borrowers in accordance with the provisions of Section 6.04 and the definition of Domestic Dollar Revolving Loan Borrower contained herein. Upon the satisfaction of such provisions, such Person shall constitute a Domestic Dollar Revolving Loan Borrower and a Borrower party to this Agreement, without any further actions taken by any Persons. Furthermore, the Corporation may, at any time and from time to time, by written notice to the Administrative Agent, remove any Domestic Dollar Revolving Loan Borrower (other than itself) as a Domestic Dollar Revolving Loan Borrower on a prospective basis; provided that at the time of such removal there are no outstanding Domestic Dollar Revolving Loans owing by such Domestic Dollar Revolving Loan Borrower (and no outstanding Domestic Dollar Letters of Credit for which such Domestic Dollar Revolving Loan Borrower is an Account Party), and all other amounts then due and payable by such Domestic Dollar Revolving Loan Borrower have been paid in full. Any removal of a Person as a Domestic Dollar Revolving Loan Borrower shall have no effect on any obligations of such Person as a Domestic Dollar Revolving Loan Borrower hereunder in respect of Obligations previously incurred by it hereunder or with respect to any of the indemnities set forth herein (including, without limitation, in Sections 1.11, 1.12, 1.16(b), 2.06, 4.04, 12.06 and 13.01), which shall survive the removal of such Person as a Domestic Dollar Revolving Loan Borrower.

(e) (I) From time to time after the Effective Date, with the consent of the Corporation and the Administrative Agent, any RL Lender may agree (in its sole discretion) to reallocate all or a portion of the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender as an Alternate Currency Revolving Loan Sub-Commitment of such RL Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche, in any such case pursuant to a written agreement entered into, and executed by, the respective RL Lender, the Administrative Agent, the Corporation and each other relevant Borrower in form and substance satisfactory to such parties (each, an “Alternate Currency Sub-Commitment ReAllocation Agreement”); provided that (x) the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender shall be decreased by the amount of any increase in an Alternate Currency Revolving Loan Sub-Commitment effected pursuant to the respective Alternate Currency Sub-Commitment Re-Allocation Agreement, (y) arrangements satisfactory to the Administrative Agent shall be made so that, after giving effect to the adjustment to the respective Lender’s Alternate Currency Revolving Loan Sub-Commitment, such Lender participates in all then outstanding extensions of credit on the same basis as it would otherwise have so participated if it had originally had Alternate Currency Revolving Loan Sub-Commitments and a related ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment as same will be in effect after giving effect to the changes contemplated by this clause (e)(I) (including arrangements of the type described in the second sentence of Section 13.12(f) below) and (z) without the prior written consent of the Required Lenders, no increase to any Alternate Currency Revolving Loan Sub-Commitment of any Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche shall be made pursuant to this clause (e) if, immediately after giving effect thereto, (1) the aggregate amount of Alternate Currency Revolving Loan Sub-Commitments of all RL Lenders relating to such Alternate Currency Revolving Loan Sub-Tranche would exceed the relevant Alternate Currency Revolving Loan Sub-Commitment Sub-Limit for such Alternate Currency Revolving Loan Sub-Tranche or (2) the Total Alternate Currency Revolving Loan Sub-Commitment would exceed the lesser of (I) $1,400,000,000 and (II) the Total Revolving Loan Commitment as then in effect.

(II) From time to time after the Effective Date, with the consent of the Corporation and the Administrative Agent, any RL Lender may agree (in its sole discretion) to reallocate all or a portion of the Alternate Currency Revolving Loan Sub-Commitment of such RL Lender relating to a given Alternate Currency Revolving Loan Sub-Tranche as a ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such RL Lender, in any such case pursuant to a written agreement entered into, and executed by, the respective RL Lender, the Administrative Agent, the Corporation and each other relevant Borrower in form and substance satisfactory to such parties (each, a “~~Non-Alternate Currency~~Domestic Dollar Sub-Commitment Re-Allocation Agreement”); provided that (x) the Alternate Currency Revolving Loan Sub-Commitment of the respective Lender shall be decreased by the amount of any increase in a ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment effected pursuant to the respective ~~Non-Alternate Currency~~Domestic Dollar Sub-Commitment Re-Allocation Agreement and (y) arrangements satisfactory to the Administrative Agent shall be made so that, after giving effect to the adjustment to the respective Lender’s ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment, such Lender participates in all then outstanding extensions of credit on the same basis as it would otherwise have so participated if it had originally had ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitments and a related Alternate Currency Revolving Loan Sub-Commitment as same will be in effect after giving effect to the changes contemplated by this clause (e)(II) (including arrangements of the type described in the second sentence of Section 13.12(f) below).

(f) From time to time after the Effective Date, if one or more Alternate Currency RL Lenders desires to reduce the amount of its Alternate Currency Revolving Loan Sub-Commitment with respect to one or more Alternate Currencies, then the respective Alternate Currency RL Lender shall provide 30 days’ prior written notice thereof to the Corporation and the Administrative Agent, specifying the relevant Alternate Currency Revolving Loan Sub-Commitment to be so reduced and the amount of such reduction; provided however, that no more than one such notice may be delivered by any Alternate Currency RL Lender in any 3 month period. Any such reduction to an Alternate Currency Revolving Loan Sub-Commitment of any Alternate Currency RL Lender shall be effective on the 30th day following delivery of the foregoing notice (or, if such 30th day is not a Business Day, the next succeeding Business Day after such 30th day), with the following to occur concurrently therewith: (i) the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of the respective Lender shall be increased by the amount of the reduction to the Alternate Currency Revolving Loan Sub-Commitment of such Lender, (ii) the relevant Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans in a given Alternate Currency of certain of the RL Lenders, and incur additional Domestic Dollar Revolving Loans and/or Alternate Currency Revolving Loans in a given Alternate Currency from certain other RL Lenders (including the Incremental RL Lenders) or (y) take such other actions as may be required by the Administrative Agent (including by requiring new Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans in a given Alternate Currency to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans (to the extent required to be maintained as Euro Rate Loans) may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that (I) all of the RL Lenders effectively participate in each outstanding Borrowing of Domestic Dollar Revolving Loans pro rata on the basis of their Domestic RL Dollar Percentages (determined after giving effect to the decrease in the Alternate Currency Revolving Loan Commitment or Commitments of such Lender (and the increase in the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such Lender) pursuant to this Section 13.12(f)) and (II) all Alternate Currency RL Lenders with an Alternate Currency Revolving Loan Sub-Commitment in a given Alternate Currency effectively participate in each outstanding Borrowing of Alternate

Currency Revolving Loans in such Alternate Currency pro rata on the basis of their Alternate Currency RL Percentages as the same relate to such Alternate Currency (determined after giving effect to the decrease in the Alternate Currency Revolving Loan Commitment or Commitments of such Lender (and the increase in the ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment of such Lender) pursuant to this Section 13.12(f)), (iii) the Corporation shall pay to the respective RL Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Borrowing required pursuant to preceding clause (ii), and (iv) to the extent Domestic Dollar Revolving Loans or Alternate Currency Revolving Loans in a given Alternate Currency are to be so incurred or added to the then outstanding Borrowings of the respective such Loans which are maintained as Euro Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrowers such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any Lender pursuant to clause (iv) of the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(g) Notwithstanding anything to the contrary contained in this Section 13.12, (i) the Corporation, any other relevant Borrower, the Administrative Agent and each Incremental RL Lender may, in accordance with the provisions of Section 1.19, enter into an Incremental Revolving Loan Commitment Agreement, provided that after the execution and delivery by the Corporation, any other relevant Borrower, the Administrative Agent and each such Incremental RL Lender of such Incremental Revolving Loan Commitment Agreement, such Incremental Revolving Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) through (f) above of this Section 13.12 and (ii) the Corporation, any other relevant Borrower, the Administrative Agent and any Alternate Currency RL Lender may, in accordance with the provisions of Section 13.12(e), enter into an Alternate Currency Sub-Commitment Re-Allocation Agreement or ~~Non-Alternate Currency~~Domestic Dollar Sub-Commitment Re-Allocation Agreement, provided that after the execution and delivery thereof, such Alternate Currency Sub-Commitment Re-Allocation Agreement or ~~Non-Alternate Currency~~Domestic Dollar Sub-Commitment Re-Allocation Agreement, as the case may be, may thereafter only be modified in accordance with the requirements of clause (a) through (f) above of this Section 13.12.

(h) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate a portion of its ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment as an Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment in accordance with Section 13.12(e) (and make Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted Non-LIBOR-Based Alternate Currency) may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto to add applicable interest rate benchmark, borrowing, prepayment, interest period, illegality and multiple tranching provisions with respect to such Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans, include a form of promissory note to evidence such Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loans and make such other modifications hereto and thereto as may be deemed necessary or desirable by the Administrative Agent (and its counsel) to accord such Lenders the types of protections that are provided to Lenders of Euro Rate Loans hereunder and customarily to lenders of loans denominated in such Other Permitted Non-LIBOR-Based Alternate Currency (including, without limitation, amendments to Sections 1.09, 1.10, 1.11, 1.12, 1.19(c), 2 and 4 hereof) (any such amendments or modifications, collectively, a “Non-LIBOR-Based Alternate Currency Amendment”).

(i) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate a portion of its ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment as an Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitment in accordance with Section 13.12(e) (and make Other Permitted LIBOR-Based Alternate Currency Revolving Loans in a given Other Permitted LIBOR-Based Alternate Currency) may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to sub-divide Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments into two or more “Alternate Currency Revolving Loan Sub-Tranches” available in various Other Permitted LIBOR-Based Alternate Currencies to one or more Alternate Currency Revolving Loan Borrowers and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, amendments to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for two or more “Alternate Currency Revolving Loan Sub-Tranches” available in various Other Permitted LIBOR-Based Alternate Currencies); provided that no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if (x) such amendment would cause the aggregate amount of the sub-limits for such sub-divided sub-commitments to exceed the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” applicable to Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments as in effect immediately prior to such amendment or (y) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii) (any such amendments or modifications, collectively, a “LIBOR-Based Alternate Currency Amendment”).

(j) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers, the Administrative Agent and each Lender which agrees to reallocate in accordance with Section 13.12(e) a portion of its ~~Non-Alternate Currency~~Domestic Dollar Revolving Loan Sub-Commitment as an Alternate Currency Revolving Loan Sub-Commitment to be made available in Dollars, Euros, Pounds Sterling, Australian Dollars, Yen or Canadian Dollars may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to sub-divide the Alternate Currency Revolving Loan Sub-Commitments under an existing Alternate Currency Revolving Loan Sub-Tranche designated for such Alternate Currency into two or more “Alternate Currency Revolving Loan Sub-Tranches” designated for such Alternate Currency and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, amendments to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for two or more “Alternate Currency Revolving Loan Sub-Tranches” relating to such Alternate Currency); provided that no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if

(x) such amendment would cause the aggregate amount of the sub-limits for such sub-divided sub-commitments to exceed the “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” applicable to such Alternate Currency Revolving Loan Sub-Commitments as in effect immediately prior to such amendment or (y) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii).

(k) Notwithstanding anything to the contrary contained in this Section 13.12, the Corporation, the other Borrowers and the Administrative Agent may (without the consent of any other Lender or the Required Lenders) enter into amendments to this Agreement, the other Credit Documents and the Exhibits hereto in order to permit an Alternate Currency Revolving Loan Borrower (other than the Corporation) to request and obtain Alternate Currency Revolving Loan Sub-Commitments available for “Alternate Currency Revolving Loans” and “Alternate Currency Letters of Credit” denominated in Dollars (and incur “Alternate Currency Revolving Loans” and obtain “Alternate Currency Letters of Credit” denominated in Dollars under a new “Alternate Currency Revolving Loan Sub-Tranche” designated for Dollars) and to make such other technical modifications hereto and thereto as may be deemed necessary or advisable by the Administrative Agent (and its counsel) in connection therewith (including, without limitation, (i) an amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” to provide for one or more “Alternate Currency Revolving Loan Sub-Tranches” relating to “Non-U.S. Borrower Dollar Revolving Loan Sub-Commitments”, (ii) appropriate amendments to certain nomenclature used herein (e.g., “Dollar Revolving Loan” and “Dollar Revolving Loan Borrower”) to reflect the availability of Revolving Loans denominated in Dollars to any such Alternate Currency Revolving Loan Borrower and (iii) modifications to the definition of “Base Rate”, but only to the extent applicable to “base rate loans” made in Dollars to any such Alternate Currency Revolving Loan Borrower); provided that (x) for avoidance of doubt, nothing herein shall be construed to require any Lender hereunder to extend credit to any such Alternate Currency Revolving Loan Borrower in Dollars, unless and until such Lender has agreed (in its sole discretion) to enter an applicable Alternate Currency Sub-Commitment Re-Allocation Agreement pursuant to Section 13.12(e) and such Alternate Currency Sub-Commitment Re-Allocation Agreement and any amendments contemplated hereby are effective in accordance with their terms, (y) any Dollar denominated outstandings under any such new “Non-U.S. Borrower Dollar Revolving Loan Sub-Commitment” shall be treated as “Aggregate Alternate Currency Credit Exposure” for purposes of Section 1.01(a)(vii), 1.01(d), 2.02(a) and 4.02(a)(iii), notwithstanding that such outstandings are Dollar denominated, and (z) no amendment to the definition of “Alternate Currency Revolving Loan Sub-Commitment Sub-Limit” may be made if (I) such amendment would increase the aggregate amount of all Revolving Loan Sub-Commitments available thereunder in excess of the aggregate amount available thereunder as in effect immediately prior to such amendment or (II) after giving effect thereto, any prepayment or cash collateralization would be required pursuant to Section 4.02(a)(ii).

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.11, 1.12, 1.16(b), 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement, the Notes and the other Credit Documents and the making and repayment of the Obligations (it being understood and agreed that all such indemnities shall also survive as to any Lender that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Lender was a “Lender” hereunder).

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.11, 1.12, 1.16(b), 2.06 or 4.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the respective Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note, if any, evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall, if requested, be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Revolving Loan Commitments pursuant to Section 1.19 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Loan Commitment Agreement. Coincident with the delivery of such Incremental Revolving Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Revolving Loan Commitment, or as soon thereafter as practicable, new Revolving Notes shall be issued to the respective Incremental RL Lender at the request of such Incremental RL Lender. Each Borrower jointly and severally agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16 Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Alternate Currency Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Alternate Currency Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.17 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.17, each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Corporation (other than to its employees, officers, directors, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender) any information with respect to the Corporation or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section by such Lender, (b) to the extent such information was legally in possession of such Lender prior to its receipt from or on behalf of the Corporation or any of its Subsidiaries and was from a source not known to such Lender to be (x) bound by a confidentiality agreement with the Corporation or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (c) such information becomes available to such Lender from a source other than the Corporation or any of its Subsidiaries and such source is not known to such Lender to be

(x) bound by a confidentiality agreement with the Corporation or (y) otherwise prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (d) as may be required or reasonably appropriate in any report, statement or testimony submitted to, or in response to a request from, any municipal, state or Federal governmental or regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (e) as may be required or reasonably appropriate in response to any summons or subpoena or in connection with any litigation, (f) in order to comply with any Requirement of Law applicable to such Lender, (g) to any Agent or any other Lender, (h) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties’ professional advisors; provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders thereunder, and (i) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee shall have agreed to be subject to the provisions of this Section 13.17(a) or a separate confidentiality agreement at least as restrictive as the provisions of this Section 13.17(a).

(b) Each of the Borrowers hereby acknowledge and agree that each Lender may, in connection with the Transaction or the participation of such Lender pursuant to this Agreement and the other Credit Documents, share with any of its affiliates any information related to the Corporation or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Corporation and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.17 to the same extent as such Lender).

13.18 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower and the other Credit Parties and other information that will allow such Lender to identify each Borrower and the other Credit Parties in accordance with the Act.

13.19. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder

13.20. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, the “Lender Parties”) may have economic interests that conflict with those of the Credit Parties. The Credit Parties agree that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Parties and the Credit Parties, their stockholders or their affiliates. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Credit Parties, on the other, (ii) in connection therewith and with the process leading to such transactions, each of the Lender Parties is acting solely as a principal and not the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its affiliates has advised or is currently advising any Credit Party on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (iv) the Credit Parties have consulted their own legal and financial advisors to the extent it deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

SECTION 14. Borrower Guaranty.

14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor hereby agrees with the Lenders as follows: each Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant Guaranteed Obligations of any Guarantor to the Guaranteed Creditors becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Borrower Guaranty is a guaranty of payment and not of collection. This Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Borrower Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any guaranty of the Relevant Guaranteed Obligations whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations shall affect, impair or be a defense to this Borrower Guaranty, and this Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The obligations of each Guarantor hereunder are independent of the obligations of any Relevant Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any Relevant Guaranteed Party, any other guarantor or any other party and whether or not any Relevant Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Guarantor.

14.05 Authorization. Each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guarantor Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, such Guarantor from its liabilities under this Borrower Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Guarantor shall be collected, enforced and received by such Guarantor in trust for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Borrower Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of any Relevant Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any other Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party, or any law or regulation of any jurisdiction or any other event affecting any term of the Relevant Guaranteed Obligations other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Relevant Guaranteed Obligations have been indefeasibly paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Relevant Guaranteed Party or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Borrower Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Until such time as the Relevant Guaranteed Obligations have been paid in full in cash, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Relevant Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Borrower Guaranty.

(d) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by a Guarantor pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Relevant Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.17, to any conversion occurring pursuant thereto). All payments made by a Guarantor pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.16.

14.10 Consent to Additional Obligations. Each Guarantor hereby acknowledges and agrees that (i) pursuant to the terms of the Credit Agreement various Domestic Dollar Revolving Loan Borrowers and Alternate Currency Revolving Loan Borrowers may become party to the Credit Agreement from time to time and incur Loans and other Obligations thereunder and (ii) all Obligations of each Domestic Dollar Revolving Loan Borrower and each Alternate Currency Revolving Loan Borrower under the Credit Agreement shall be fully guaranteed hereunder (and constitute Relevant Guaranteed Obligations of such Guarantor) and no consent of such Guarantor shall be required to effect the same.

14.11 Fraudulent Conveyance Limitation. Each Guarantor (other than the Corporation) hereby confirms that it is its intention that this Borrower Guaranty not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Guarantor (other than the Corporation) hereby irrevocably agrees that its Relevant Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in its Relevant Guaranteed Obligations in respect of such maximum amount not constituting a fraudulent transfer or conveyance; it being understood that in no event shall the Relevant Guaranteed Obligations of the Corporation be limited pursuant to the provisions of this Section 14.10 as the Corporation is the direct or indirect parent of each of the other Guarantors and, accordingly, is obtaining direct benefits from all extensions of credit to the Guarantors. Any limitation on the Relevant Guaranteed Obligations of any Guarantor resulting from the application of the provisions of this Section 14.11 shall have no effect on the Relevant Guaranteed Obligations of any other Guarantor or the Obligations of any other Credit Party (under its Guaranty), which (in each case) shall be determined as if there were no such limitation, to the maximum extent permitted by applicable law.

SECTION 15. Special Provisions Regarding Enforcement Under the Laws of Spain.

15.01 Administrative Agent Accounting. For the purposes of this Agreement the Administrative Agent, in its capacity as such, shall open and maintain in its books a special credit facilities account for all the Alternate Currency RL Lenders that have made Alternate Currency Revolving Loans to a Spanish Alternate Currency Revolving Loan Borrower (each, a “Spanish Alternate Currency RL Lender”). In each of such accounts the Administrative Agent shall debit the amounts owed by the Spanish Alternate Currency Revolving Loan Borrowers to the Spanish Alternate Currency RL Lenders, including the interest, fees, expenses, default interest, additional costs and any other amounts that are payable by the Spanish Alternate Currency Revolving Loan Borrowers pursuant to this Agreement. Likewise, all amounts received by the Administrative Agent from the Spanish Alternate Currency Revolving Loan Borrowers pursuant to this Agreement shall be credited in that account, so that the sum of the balance of the credit facilities account represents the amount owed by the Spanish Alternate Currency Revolving Loan Borrowers to the Spanish Alternate Currency RL Lenders at any time.

15.02 Individual Account of Each Spanish Alternate Currency RL Lender. In addition to the special unified account referred to in Section 15.01 above, each of the Spanish Alternate Currency RL Lenders shall open and maintain in its books a special credit facilities account from which shall be debited the interest, fees, expenses, default interest, additional costs and any other amounts that the Spanish Alternate Currency Revolving Loan Borrowers owe to such Spanish Alternate Currency RL Lender hereunder, and in which all amounts received by the Spanish Alternate Currency RL Lender from the Spanish Alternate Currency Revolving Loan Borrowers under this Agreement shall be credited.

15.03 Determination of Balance Due in the Event of Enforcement Before the Spanish Courts. In the event of enforcement of this Agreement before the Spanish courts, the Administrative Agent shall settle the credit accounts referred to above in this Section 15. It is expressly agreed for purposes of enforceability via judicial or out-of-court methods pursuant to the laws of Spain, that the balance due from the accounts referred to in this Section 15 resulting from the certificate issued for such purpose by the Administrative Agent shall be deemed a liquid, due and payable amount enforceable against the Borrowers, provided that it is evidenced in a notarial document that the settlement was made in the form agreed to by the parties in the enforceable instrument (“título ejecutivo”) and that the balance due matches with the balance that appears in the corresponding open account of the Spanish Alternate Currency Revolving Loan Borrowers in connection with this Agreement. The Administrative Agent shall previously notify the relevant Spanish Alternate Currency Revolving Loan Borrower of the amount due as a result of the settlement.

15.04 Enforcement Before the Spanish Courts. In the event that the Spanish Alternate Currency RL Lenders decide to commence, for the purposes of the enforcement of this Agreement before the Spanish courts, the ordinary enforcement proceeding set forth in Articles 517, et seq., of the Law of Civil Procedure (“Ley de Enjuciamiento Civil”), the parties to this Agreement expressly agree for purposes of Article 571, et seq., of such Law of Civil Procedure that the settlement to determine the summarily enforceable debt be made by the Administrative Agent. Therefore, the following will be sufficient for the commencement of the summary proceedings: (i) the notarial deed (“escritura de elevación a público”) evidencing this Agreement; (ii) a certificate, issued by the Administrative Agent, of the debt for which the Spanish Alternate Currency Revolving Loan Borrowers are liable, as well as the extract of the debit and credit entries and the entries corresponding to the application of interest that determines the actual balance for which enforcement is requested and the document providing evidence (“documento fehaciente”) that the settlement of the debt has been carried out in the form agreed to in this Agreement; and (iii) a notarial document providing evidence of the prior notice to the Spanish Alternate Currency Revolving Loan Borrowers of the amount due as a result of the settlement. The Spanish Alternate Currency Revolving Loan Borrowers shall bear all taxes, expenses and duties accruing or that are incurred by reason of the notarial instruments referred to in this Section 15.04.

15.05 Public Deed. This Agreement has been executed in a private document. Each party to this Agreement shall be entitled to request to the other the formalization of this Agreement into a public deed at any moment. The public deed raising this Agreement to the status of public document must confirm in Spanish language this Section 15 and the granting of authority to the Agents under Section 12 of this Agreement. The Spanish Alternate Currency Revolving Loan Borrowers shall bear all costs and expenses relating to such formalization.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC., as a Borrower and Guarantor

By:
Name:
Title:

Signature page to 2010 Starwood Credit Agreement

CLOCKTOWER HOTEL LIMITED PARTNERSHIP, as a Borrower

By:	STARWOOD CANADA ULC, its General Partner

By:
Name:
Title:

Signature page to 2010 Starwood Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature page to 2010 Starwood Credit Agreement

JPMORGAN CHASE BANK, N.A., Individually and as Syndication Agent

By:
Name:
Title:

[ ], Individually

By:
Name:
Title:

Signature page to 2010 Starwood Credit Agreement

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE FIRST DATE WRITTEN ABOVE, AMONG STARWOOD HOTELS & RESORTS WORLDWIDE, INC., CERTAIN ADDITIONAL DOMESTIC DOLLAR REVOLVING LOAN BORROWERS, CERTAIN ADDITIONAL ALTERNATE CURRENCY REVOLVING LOAN BORROWERS, THE LENDERS FROM TIME TO TIME PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

By:
Name:
Title:

Signature page to 2010 Starwood Credit Agreement

ANNEX II

[EXHIBIT C-12]

EXHIBIT C-12

FORM OF DOLLAR I REVOLVING NOTE

$	New York, New York , 20

FOR VALUE RECEIVED, [NAME OF ALTERNATE CURRENCY REVOLVING LOAN BORROWER], a                      [corporation] (the “Borrower”), hereby promises to pay to the order of                      or its registered assigns (the “Lender”), in Dollars in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) on the Maturity Date (as defined in the Agreement) the principal sum of                      DOLLARS ($            ) or, if less, the unpaid principal amount of all Dollar I Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement; provided that in the circumstances provided in Section 1.17 of the Agreement, all payments of amounts evidenced hereby shall be made in Dollars (as defined in the Agreement).

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Dollar I Revolving Notes referred to in the Credit Agreement, dated as of April 20, 2010, among [the Borrower,] [Starwood Hotels & Resorts Worldwide, Inc.,] each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto (including the Lender), Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers (as amended, modified, restated and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is entitled to the benefits of the Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit C-12

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF ALTERNATE CURRENCY REVOLVING LOAN BORROWER]

By
Title:

ANNEX III

[EXHIBIT C-13]

EXHIBIT C-13

FORM OF DOLLAR II REVOLVING NOTE

$	New York, New York , 20

FOR VALUE RECEIVED, [NAME OF ALTERNATE CURRENCY REVOLVING LOAN BORROWER], a                      [corporation] (the “Borrower”), hereby promises to pay to the order of                      or its registered assigns (the “Lender”), in Dollars in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) on the Maturity Date (as defined in the Agreement) the principal sum of                  DOLLARS ($            ) or, if less, the unpaid principal amount of all Dollar I Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement; provided that in the circumstances provided in Section 1.17 of the Agreement, all payments of amounts evidenced hereby shall be made in Dollars (as defined in the Agreement).

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Dollar II Revolving Notes referred to in the Credit Agreement, dated as of April 20, 2010, among [the Borrower,] [Starwood Hotels & Resorts Worldwide, Inc.,] each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto (including the Lender), Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers (as amended, modified, restated and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is entitled to the benefits of the Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit C-13

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF ALTERNATE CURRENCY REVOLVING LOAN BORROWER]

By
Title:

ANNEX IV

[EXHIBIT A]

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank AG New York Branch,

    as Administrative Agent

    for the Lenders party to the

    Credit Agreement referred to below

60 Wall Street

New York, New York 10005

Attention:

Ladies and Gentlemen:

The undersigned, [Name of Borrower] (the “Borrower”), refers to the Credit Agreement, dated as of April 20, 2010 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, various lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent for such Lenders, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers, and, subject to the terms of Section 1.11(a) and (b), hereby gives you, as the Administrative Agent, irrevocable notice, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is         , 20    .1

(ii) The aggregate [principal amount] [Face Amount]2 of the Proposed Borrowing is                     .3

(iii) The purpose of the Proposed Borrowing is                     .

[1]

Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans or Canadian Prime Rate Loans) and three Business Days after the date hereof (in the case of Euro Rate Loans, Bankers’ Acceptance Loans or Permitted Non-LIBOR-Based Alternate Currency Revolving Loans).

[2]	The aggregate Face Amount of the Bankers’ Acceptances is to be included for a Proposed Borrowing of Canadian Dollar Revolving Loans maintained as Bankers’ Acceptance Loans.
[3]	Stated in the relevant Available Currency.

Exhibit A

[(iv) The Dollar Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].]4

[(v) The initial Interest Period for the Proposed Borrowing is [one week][one] [two] [three] [six] [nine][twelve] month(s).]5

[(vi) The initial Non-LIBOR-Based Interest Period is [                    ].]6

[(vii) The Canadian Dollar Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Canadian Prime Rate Loans] [Bankers’ Acceptance Loans].]7

[(viii) The term of the Proposed Borrowing is              days.]8

[(ix) The Proposed Borrowing shall be incurred utilizing [Canadian Dollar Revolving Loan Sub-Commitments] [Pounds Sterling Revolving Loan Sub-Commitments] [Euro I Revolving Loan Sub-Commitments] [Euro II Revolving Loan Sub-Commitments] [Australian Dollar Revolving Loan Sub-Commitments] [Yen Revolving Loan Sub-Commitments] [Mexican Pesos Revolving Loan Sub-Commitments] [Dollar I Revolving Loan Sub-Commitments] [Dollar II Revolving Loan Sub-Commitments] [Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments] [Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments].]9

[4]	To be included for a Proposed Borrowing of Dollar Revolving Loans.
[5]	To be included for a Proposed Borrowing of Euro Rate Loans.
[6]	To be included for a Proposed Borrowing of Permitted Non-LIBOR-Based Alternate Currency Revolving Loans.
[7]

To be included for a Proposed Borrowing of Canadian Dollar Revolving Loans. See Section 1.10 of the Credit Agreement, which limits the availability of a one-week, nine month and twelve month Interest Periods under the circumstances described therein.

[8]	To be included for a Proposed Borrowing of Canadian Dollar Revolving Loans maintained as Bankers’ Acceptance Loans.
[9]	To be included for a Proposed Borrowing of Alternate Currency Revolving Loans. Select the relevant Alternate Currency Revolving Loan Sub-Tranche.

Exhibit A

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours, [NAME OF BORROWER]

By
Title:

ANNEX V

[EXHIBIT C-1]

EXHIBIT C-1

FORM OF DOMESTIC DOLLAR REVOLVING NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, [NAME OF DOMESTIC DOLLAR REVOLVING LOAN BORROWER], a                  [corporation] (the “Borrower”), hereby promises to pay to the order of                          or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the appropriate Payment Office (as defined in the Agreement referred to below) on the Maturity Date (as defined in the Agreement) the principal sum of                                  DOLLARS ($                        ) or, if less, the then unpaid principal amount of all Domestic Dollar Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Domestic Dollar Revolving Notes referred to in the Credit Agreement, dated as of April 20, 2010, among [the Borrower,] [Starwood Hotels & Resorts Worldwide, Inc.,] each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto (including the Lender), Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers (as amended, modified, restated and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is entitled to the benefits of the Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit C-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF DOMESTIC DOLLAR REVOLVING LOAN BORROWER]

By:
Title:

ANNEX VI

[EXHIBIT D]

EXHIBIT D

FORM OF LETTER OF CREDIT REQUEST

No.1 Dated2 Deutsche Bank AG New York Branch, [as Issuing Bank and] as Administrative Agent under the Credit Agreement (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), dated as of April 20, 2010, among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers

60 Wall Street,

New York, New York 10005

Attention: 3

[1]	Letter of Credit Request Number.
[2]	Date of Letter of Credit Request.
[3]	Insert “Global Loan Operations, Standby Letter of Credit Unit” in the case of Standby Letters of Credit and “Trade and Risk Services, Import LC” in the case of Trade Letters of Credit.

Exhibit D

[[Name and Address

of Issuing Bank], as Issuing Bank

Attention:                                 ]4

Ladies and Gentlemen:

We hereby request that [Name of Proposed Issuing Bank], in its individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on5 (the “Date of Issuance”) in the aggregate stated amount of6, which Letter of Credit shall be a [Domestic Dollar] [Alternate Currency] Letter of Credit for purposes of the Credit Agreement.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be7, and such Letter of Credit will be in support of8 and will have a stated expiration date of9.

[The requested Alternate Currency Letter of Credit shall be issued under the Alternate Currency Revolving Loan Sub Tranche relating to [Canadian Dollar Revolving Loan Sub-Commitments] [Pounds Sterling Revolving Loan Sub-Commitments] [Euro I Revolving Loan Sub-Commitments] [Euro II Revolving Loan Sub-Commitments] [Australian Dollar Revolving Loan Sub-Commitments] [Yen Revolving Loan Sub-Commitments] [Mexican Pesos

[4]	Insert name and address of Issuing Bank in the case of a Letter of Credit Request to an Issuing Bank other than Deutsche Bank AG New York Branch.
[5]	Date of Issuance which shall be at least 5 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Issuing Bank).
[6]

Aggregate initial stated amount of the requested Letter of Credit stated in the relevant Available Currency, which shall not be less than $100,000 (or, in the case of a Non-Dollar Alternate Currency Letter of Credit, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Bank.

[7]	Insert name and address of beneficiary.
[8]

Insert description of L/C Supportable Obligations in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

[9]

Insert last date upon which drafts may be presented which (i) in the case of Standby Letters of Credit, may not be later than the date which occurs 12 months after the Date of Issuance or, if earlier, the tenth Business Day prior to the Maturity Date (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Maturity Date on terms acceptable to the respective Issuing Bank) or (ii) in the case of Trade Letters of Credit, may not be later than the date which occurs 180 days after the Date of Issuance or, if earlier, the date which is 30 days prior to the Maturity Date.

Exhibit D

Revolving Loan Sub-Commitments] [Dollar I Revolving Loan Sub-Commitments] [Dollar II Revolving Loan Sub-Commitments] [Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments] [Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments].

We hereby certify that:

(1) The representations and warranties contained in the Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

Exhibit D

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

[NAME OF DOMESTIC DOLLAR REVOLVING LOAN BORROWER OR ALTERNATE CURRENCY REVOLVING LOAN BORROWER]

By
Title:

ANNEX VII

[EXHIBIT H-II]

EXHIBIT H-2

FORM OF ELECTION TO BECOME A DOMESTIC DOLLAR

REVOLVING LOAN BORROWER

[Date]

Deutsche Bank AG New York Branch,

    as Administrative Agent

60 Wall Street

New York, New York 10005

Attention: Gerard K. Dupont

Ladies and Gentlemen:

The undersigned, [Name of Domestic Dollar Revolving Loan Borrower], a [corporation] [partnership] [limited liability company], refers to the Credit Agreement, dated as of April 20, 2010 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers. All capitalized terms used herein and not otherwise defined in this election agreement (this “Election”) shall have the meaning set forth in the Credit Agreement.

The undersigned, desiring to incur Domestic Dollar Revolving Loans under the Credit Agreement hereby elects, as provided in Section 6.04 of the Credit Agreement, to become a Domestic Dollar Revolving Loan Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned confirms that (i) the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects as to the undersigned and its Subsidiaries as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) no Default or Event of Default is in existence on the date hereof, both before and after the undersigned becomes a Borrower pursuant to Section 6.04 of the Credit Agreement. The undersigned hereby agrees to comply with all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were an original signatory thereto (including, without limitation, all obligations of a Guarantor pursuant to Section 14 of the Credit Agreement). Subject to Section 1.06(o) of the Credit Agreement, the undersigned, simultaneously with its execution hereof, is delivering the appropriate Domestic Dollar Revolving Notes to the Administrative Agent for the account of each of the relevant RL Lenders, in accordance with the terms of the Credit Agreement. All notices and other communications provided for under the Credit Agreement and the other Credit Documents may be sent to the address specified below.

This Election may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Corporation and the Administrative Agent.

THIS ELECTION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Very truly yours,

Address:
[NAME OF DOMESTIC DOLLAR
REVOLVING LOAN BORROWER]

By:
Name:
Title:

Acknowledged and Agreed:

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX VIII

[EXHIBIT I]

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Date                     , 20__

Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used in this Assignment and Assumption Agreement (this “Assignment Agreement”) as therein defined.                      (the “Assignor”) and                      (the “Assignee”) hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities (and sub-facilities) listed in Item 4 of Annex I hereto, including, without limitation, all rights and obligations with respect to (i) the Assigned Share of the Total Revolving Loan Commitment, (ii) the Assigned Share or Assigned Shares, as the case may be, of the related Alternate Currency Revolving Loan Sub-Commitments and/or Non-Alternate Currency Revolving Loan Sub-Commitment listed in Item 4 (it being understood that the aggregate amount of the assigned portions of the respective Alternate Currency Revolving Loan Sub-Commitments and/or Non-Alternate Currency Revolving Loan Sub-Commitment must equal the amount of the Assigned Share of the Total Revolving Loan Commitment) and (iii) the Assigned Share of any outstanding Swingline Loans, Domestic Dollar Revolving Loans, Domestic Dollar Letters of Credit and/or Alternate Currency Revolving Loans and Alternate Currency Letters of Credit under a Alternate Currency Revolving Loan Sub-Tranche listed in Item 4.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Corporation or any of its Subsidiaries or the performance or observance by the Corporation or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently

EXHIBIT I

and without reliance upon the Administrative Agent, the Syndication Agent, any Lead Arranger, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is (I) a Lender, (II) a parent company and/or an affiliate of the Assignor which is at least 50% owned by the Assignor or its parent company, (III) in the event the Assignor is a fund that invests in bank loans, a fund that invests in bank loans and is managed by the same investment advisor of the Assignor or by an Affiliate of such investment advisor or (IV) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; [and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement.]1

4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be (x) the date upon which all of the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) the consent hereto by the Administrative Agent, the Swingline Lender, each Issuing Bank and the Corporation to the extent required by Section 13.04(b) of the Credit Agreement, (iii) the receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and (iv) the recordation of the assignment effected hereby on the Register by the Administrative Agent as provided in Section 13.15 of the Credit Agreement, or (y) such later date as is otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”).

5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans subject to this Assignment Agreement at the rates specified in Item 6 of Annex I; (y) all Facility Fees at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees on the Assignee’s participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Facility Fees and Letter of Credit Fees, to be paid by the Administrative Agent upon receipt thereof directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans subject to this Assignment Agreement which occur on and after the Settlement Date will be paid directly by the Administrative Agent upon receipt thereof to the Assignee. Upon the

[1]	Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

EXHIBIT I

Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans subject to this Assignment Agreement which are outstanding on the Settlement Date. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT I

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this                  day

of                             , 20

[NAME OF ASSIGNOR], as Assignor

By
Title:

[NAME OF ASSIGNEE], as Assignee

By
Title:

[Acknowledged and Agreed as of                     , 20__:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By
Name:
Title:

By
Name:
Title:][2]

[STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By
Title:][3]

[2]	The consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) is required for assignments pursuant to Section 13.04(b)(y) of the Credit Agreement.
[3]

At any time when no Specified Default or Event of Default is in existence, the approval of the Corporation is required with respect to all assignments pursuant to Section 13.04(b)(y) of the Credit Agreement (which approval shall not be unreasonably withheld or delayed).

EXHIBIT I

[NAME OF SWINGLINE LENDER], as Swingline Lender

By
Title:[4]

[NAME OF ISSUING BANK], as Issuing Bank

By
Title:[5]

[4]	The consent of the Swingline Lender (not to be unreasonably withheld or delayed) is required with respect to assignments of Revolving Loan Commitments.
[5]	The consent of each Issuing Bank (not to be unreasonably withheld or delayed) is required with respect to assignments of Revolving Loan Commitments.

ANNEX I

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	Borrowers:	Starwood Hotels & Resorts Worldwide, Inc.
[Name(s) of Domestic Dollar Revolving Loan Borrower(s)]
[Name(s) of Alternative Currency Revolving Loan Borrower(s)]

2.	Name and Date of Credit Agreement:	Credit Agreement, dated as of April 20, 2010, among Starwood Hotels & Resorts Worldwide, Inc., each additional Domestic Dollar Revolving Loan Borrower from time to time party thereto, each additional Alternate Currency Revolving Loan Borrower from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities, Inc. and Bank of America Securities LLC, as Lead Arrangers and Book Running Managers, as amended, modified, restated and/or supplemented from time to time.

3.	Date of Assignment Agreement:

ANNEX I

4.	Amounts (as of date of item #3 above):

	Total Revolving Loan Commit- ment		Total Pounds Sterling Revolving Loan Sub- Commit- ment		Total Canadian Dollar Revolving Loan Sub- Commit- ment		Total Euro I Revolving Loan Sub- Commit- ment		Total Euro II Revolving Loan Sub- Commit- ment		Total Euro III Revolving Loan Sub- Commit- ment		Total Australian Dollar Revolving Loan Sub- Commit- ment		Total Yen Revolving Loan Sub- Commit- ment		Total Mexican Pesos Revolving Loan Sub- Commit- ment		Total Dollar I Revolving Loan Sub- Commit- ment		Total Dollar II Revolving Loan Sub- Commit- ment		Total Other Permitted LIBOR- Based Alternate Currency Revolving Loan Sub- Commit- ment		Total Other Permitted Non- LIBOR- Based Alternate Currency Revolving Loan Sub- Commit- ment		Total Non- Alternate Currency Revolving Loan Sub- Commit- ment
a. Aggregate Amount for Lenders	$		$		$		€		€		$		$		$		$		$		$		$		$		$
b. Assigned Share		%		%		%		%		%		%		%		%		%		%		%		%		%		%
c. Amount of Assigned Share	$		$		$		€		€		$		$		$		$		$		$		$		$		$	[1]

	Outstan- ding Principal of Dollar Revolving Loans		Outstan- ding Principal of Pounds Sterling Revolving Loans		Outstan- ding Principal / Face Amount of Canadian Dollar Revolving Loans		Outstan- ding Principal of Euro I Revolving Loans		Outstan- ding Principal of Euro II Revolving Loans		Outstan- ding Principal of Euro III Revolving Loans		Outstan- ding Principal of Australian Dollar Revolving Loans		Outstan- ding Principal of Yen Revolving Loans		Outstan- ding Principal of Mexican Pesos Revolving Loans		Outstan- ding Principal of Dollar I Revolving Loans		Outstan- ding Principal of Dollar II Revolving Loans		Outstan- ding Principal of Other Permitted LIBOR- Based Alternate Currency Revolving Loans		Outstan- ding Principal of Other Permitted Non- LIBOR- Based Alternate Currency Revolving Loans
a. Aggregate Amount for Lenders	$		£		Cdn.		€		€		€		Aud		¥		Mex$		$		€		[ ]		[ ]
b. Assigned Share		%		%		%		%		%		%		%		%		%		%		%		%		%
c. Amount of Assigned Share	$		£		Cdn.		€		€		€		Aud		¥		Mex$		$		$		[ ]		[ ]

[1]

The sum of the aggregate Pounds Sterling Revolving Loan Sub-Commitments, the aggregate Canadian Dollar Revolving Loan Sub-Commitments, the aggregate Euro I Revolving Loan Sub-Commitments, the aggregate Euro II Revolving Loan Sub-Commitments, the aggregate Euro III Revolving Loan Sub-Commitments, the aggregate Australian Dollar Revolving Loan Sub-Commitments, the aggregate Yen Revolving Loan Sub-Commitments, the aggregate Mexican Pesos Revolving Loan Sub-Commitments, the aggregate Dollar I Revolving Loan Sub-Commitments, the aggregate Dollar II Revolving Loan Sub-Commitments, the aggregate Other Permitted LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments, the aggregate Other Permitted Non-LIBOR-Based Alternate Currency Revolving Loan Sub-Commitments and the aggregate Non-Alternate Currency Revolving Loan Sub-Commitments shall equal the Total Revolving Loan Commitment.

5.	Settlement Date:

6.	Rate of Interest to the Assignee:	As set forth in Section 1.09 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)[7]

7.	Facility Fees:	As set forth in Section 3.01(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)[8]

8.	Letter of Credit Fees to the Assignee:	As set forth in Section 3.01(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)[9]

9.	Notice:

ASSIGNOR:

_____________________

_____________________

_____________________

_____________________

Attention:

Telephone:

Telecopier:

Reference:

[7]

The relevant Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.09 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

[8]

The Corporation and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of the Facility Fee through payment by the Assignee to the Assignor.

[9]

The relevant Borrower and the Administrative Agent shall direct the entire amount of the relevant Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of such Letter of Credit Fees through payment by the Assignee to the Assignor.

ASSIGNEE:

____________________

____________________

____________________

____________________

Attention:

Telephone:

Telecopier:

Reference:

10.	Payment Instructions:

ASSIGNOR:

____________________

____________________

____________________

____________________

Attention:

Reference:

ASSIGNEE:

____________________

____________________

____________________

____________________

Attention:

Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE], as Assignee	[NAME OF ASSIGNOR], as Assignor

By	By

DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

Signature Page to Starwood (2010) Amendment